 As filed with the Securities and Exchange Commission on May 9, 2023

Registration No. 333-269753

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BIONEXUS GENE LAB CORP.
(Exact name of registrant as specified in its charter)

Wyoming	8071	35-2604830
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Unit 02, Level 10, Tower B, Vertical Business Suite

Bangsar South, 8 Jalan Kerinchi

59200 Kuala Lumpur

Malaysia

60 1221-26512

 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cloud Peak Law Group, P.C.

1095 Sugar View Dr, Ste 100 Sheridan, Wyoming 82801, USA

 (Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

William S. Rosenstadt, Esq. Mengyi “Jason” Ye, Esq. Ortoli Rosenstadt LLP 366 Madison Avenue, 3rd Floor New York, NY 10017 +1-212-588-0022 - telephone +1-212-826-9307 - facsimile	Fang Liu, Esq. VCL Law LLP 1945 Old Gallows Road, Suite 630 Vienna, VA 22182 +1 (703) 919-7285

Approximate date of proposed sale to the public

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED MAY 9, 2023

BIONEXUS GENE LAB CORP.

1,875,000 Shares of Common Stock

 We are offering up to an aggregate of 1,875,000 shares of our common stock, no par value per share, of BioNexus Gene Lab Corp, a Wyoming corporation, on a firm commitment basis.

We expect the offering price of our common stock will be $[●] per share. Prior to this offering, our common stock was quoted on the OTCQB under the symbol “BGLC.” As of the date of this prospectus, the trading price for our common stock, as reported on the OTCQB, was $[●] per share ($[●] on a post-reverse split basis). We have applied to list our common stock under the symbol “BGLC” on the Nasdaq Capital Market (“Nasdaq”). However, there is no assurance that the offering will close and that our common stock will be trading on Nasdaq. The closing of this offering is conditioned upon Nasdaq’s final approval of our listing application, and there is no guarantee or assurance that our common stock will be approved for listing on Nasdaq.

The share and per share information in this prospectus reflects, other than in our Financial Statements and the Notes thereto, our proposed reverse stock split of the outstanding common stock of 12 for 1 to occur immediately upon our common stock’s listing on Nasdaq.

We are both an “emerging growth company” and a “smaller reporting company” under the federal securities laws and have elected to comply with certain reduced public company reporting requirements available to each. See “Prospectus Summary—Implications of Being an Emerging Growth Company” and “Prospectus Summary—Implications of Smaller Reporting Company.”

	Per Share	Total Without Over- Allotment Option	Total With Full Over- Allotment Option
Public offering price	US$	US$	US$
Underwriting discount (1)	US$	US$	US$
Proceeds to us, before expenses (2)	US$	US$	US$

(1) We have agreed to give the Underwriter a discount equal to eight percent (8%) of the gross proceeds of this offering. See “Underwriting” beginning on page 85 for additional information regarding the Underwriter’s compensation.

(2) We estimate the total expenses of this offering will be approximately $[418,851].

This offering is being conducted on a firm commitment basis. The Underwriter is obligated to take and pay for all of the shares offered pursuant to this offering if any such shares are taken by the Underwriter. We have also granted the Underwriter an option to purchase up to an additional 281,250 shares of common stock from us at the public offering price, less underwriting discounts, within 45 days from the date on which this registration statement is declared effective by the Securities and Exchange Commission to cover over-allotments, if any. If the Underwriter exercises the option in full, the total underwriting discounts payable will be $690,000, and the total proceeds to us, before expenses, will be $[●].

If we complete this offering, net proceeds will be delivered to us on the closing date.

The Underwriter expects to deliver the common stock against payment in U.S. dollars to purchasers on or about [●], 2023.

Investing in our common stock and warrants (collectively, “Securities”) involves a high degree of risk. See “Risk Factors” beginning on page 14 of this prospectus for a discussion of information that should be considered in connection with an investment in our Securities.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 9, 2023

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

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Neither the underwriter nor we have authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell shares of our common stock and seeking offers to buy shares of our common stock, only in jurisdictions where such offers and sales are permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

In this prospectus, we rely on and refer to information and statistics regarding our industry. We obtained this statistical, market, and other industry data and forecasts from publicly available information. While we believe that the statistical data, market data, and other industry data and forecasts are reliable, we have not independently verified the data.

For investors outside of the United States: neither we nor the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and observe any restrictions relating to this offering and the distribution of this prospectus.

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PROSPECTUS SUMMARY

This summary highlights information contained in greater detail elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider in making your investment decision. You should read the entire prospectus carefully before making an investment in one share of common stock. You should carefully consider, among other things, our consolidated financial statements and the related notes and the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

Prospectus Conventions

Except where the context otherwise requires and for purposes of this prospectus only, any references to “BioNexus” and “BGLC” are to BioNexus Gene Lab Corp., a Wyoming company, and any references to “we,” “our,” “the Company,” “our company” and “us” are to BioNexus Gene Lab Corp. and its subsidiaries. Unless otherwise indicated, in this prospectus, references to:

•	“BGL” or “BioNexus Malaysia” refers to BioNexus Gene Lab Sdn Bhd, a Malaysian corporation and a wholly owned subsidiary of BioNexus.

•	“Chemrex” refers to Chemrex Corporation Sdn Bhd., a Malaysian corporation and a wholly owned subsidiary of BioNexus.

•	“Dollar,” “USD,” “US$,” or “$” are to U.S. dollars.

•	“FRP” refers to fibre-reinforced polymer.

•	“FY” refers to financial year.

•	“RNA” refers to ribonucleic acid.

•	“R&D” refers to research and development.

•	“RM” and “Ringgit” refer to the legal currency of Malaysia.

•	“Underwriter” refers to Network 1 Financial Securities, Inc.

Overview

BioNexus Gene Lab Corp., through our wholly owned subsidiary BioNexus Gene Lab Sdn Bhd, is in the business of developing and providing safe, effective, and non-invasive liquid biopsy tests for the early detection of disease risks derived from evidence-based research to minimize treatment costs and improve patient management on his current health status. Our non-invasive blood tests provide analysis of changes in RNA to detect the potential risk of 11 different diseases.

Furthermore, through our wholly owned subsidiary Chemrex Corporation Sdn Bhd., we focus on the sale of chemical raw materials for the manufacture of industrial, medical, appliance, aero, automotive, mechanical, and electronic industries in the Southeast Asia region. These countries include Malaysia, Indonesia, Vietnam, and other countries in Southeast Asia.

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Our Products

Non-invasive Blood Tests

Through our wholly owned subsidiary BGL, we provide non-invasive blood tests to analyze changes in RNA to detect the potential risk of 11 different diseases by biomarkers in Malaysia. These diseases include eight cancers (nasopharyngeal, lung, liver, stomach, breast, cervical, prostate and colon), two bowel diseases (colitis and Crohn’s) and osteoarthritis.

As of December 31, 2022 and December 31, 2021, respectively, 0.9% and 10% of our revenue was from the sales of non-invasive blood tests. Since August 2022, we had proposed to the Chief Secretary of the Health Ministry of Malaysia a nationwide RNA screening on 0.2% of the population aged 40 and above. The Deputy Director General from Public Health scheduled a meeting on January 17, 2023 to examine the cost effectiveness of our RNA screening. Meanwhile, we had presented our technology and expansion plan nationally and globally to the Minister of Science and Technology. We received favorable response and we are advised to submit for a technology grant for the continuation of research, commercialization and expansion.

Chemical Raw Material Products

Through our wholly owned subsidiary Chemrex, we focus on chemical raw material products. We purchase raw chemical materials, mostly FRP, from domestic and international manufacturers and sell them to customers in Southeast Asia Maldives Islands, Sri Lanka, Bangladesh, and Africa. The FRP and other raw materials we offer are used to produce a wide variety of goods, including handrails, bench tops, automotive and aero parts, cleanroom panels, and covers for various instruments used in manufacturing.

As of December 31, 2022, and December 31, 2021, respectively, 99.1% and 88.67%, of our revenue are from the sales of FRP and other raw materials.

Our Strategies

BGL

•

Continue to leverage our relationships with healthcare providers. To date, we have relied upon the efforts of management and their relationships with healthcare providers to create continued interest in our blood-based genomic screening. These relationships have been located primarily in the Klang Valley market. We will continue to use our relationships with providers in the Klang Valley market and elsewhere in Malaysia to increase sales and product awareness.

•

Continue to collaborate with local hospitals on our research and development. Continue with our research on Cardiovascular Disease, Stroke, Pancreas Cancer, Alzheimer, Mental Disorders (Depression, Obsessive Compulsive Disorder and Schizophrenia) for the next few years. To date, we have collaborative partnerships with these local hospitals such as National Heart Centre, University Malaya Medical Centre, National University Hospital and Monash University, Australia.

•

Allocate more capital resources to our marketing efforts. Apart from sales through existing relationships with healthcare providers, we intend to allocate more capital to marketing and promotion. As part of these efforts, we have appointed two commission-based marketing companies, Gloco and Yakin Healthcare, to bring awareness of our services in Malaysia.

•

Increase focus on corporate clients. To date, we have entered arrangements with six corporate clients to provide our 11 diseases/disorders screening services to their employees. In addition, we intend to solicit more corporate clients in the Klang Valley and major cities in Malaysia. We commenced these efforts last year and will continue in 2023. Our officers and the Marketing Companies will undertake these efforts.

•	Expand to other regions in Malaysia. We intend to expand to other large cities in Malaysia, such as Penang, Ipoh, Seremban, Melaka, Johor Bahru, and Kuantan.
Chemrex
•

Continue to leverage our relationships with suppliers and customers. Most suppliers and customers have been doing business with Chemrex for more than 10 years. Chemrex’s mission is to supply innovative chemical raw material for the composite industry. We have reach across Southeast Asia, the Maldives Islands, Sri Lanka, Bangladesh and Africa. Given, our decade of experience in the composite industry and our long-standing relationship with several leading name in the fiberglass manufacturing, we pledged to offer consistently superior grade products.

•

Online and off-line marketing. Most of the new customers are reviewing Chemrex products online before visiting the sales office for further discussion and finalization of orders. They may start with one product and ended up ordering a combination of four to six products instead of sourcing from few other suppliers in view of the competitive quantity discount

•

Reduce logistics costs and optimize inventory capacity. Space optimizing with cross docking from manufacturers/suppliers to customers to cut down logistic and warehousing costs. Automate the stock arrangement and speedy stock retrieval for existing warehouses and new regional warehouses where the revenues increase to $5m or more.

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Our Competitive Strengths

BGL
•

Our screening (a simple blood draw) is less invasive, unlike tissue biopsies. A tissue biopsy is a procedure in which a physician removes a piece of tissue or a sample of cells from a patient’s body to be analyzed in a laboratory. If a patient experiences certain signs and symptoms or the physician has identified an area of concern, he may undergo a biopsy to determine whether the patient has cancer or another ailment. While biopsies can have higher accuracy, it is a more invasive procedure that is difficult to repeat and thus impractical for periodic monitoring. BGL’s screening tests are a form of liquid biopsy which utilizes RNA biomarkers. Broadly speaking, a liquid biopsy is the collection of a blood sample to test for relevant biomarkers to inform patient management, most applied to the collection of peripheral blood for analysis of cell-free circulating tumor ribonucleic acids (RNA). Since liquid biopsies are performed on peripheral blood, which is easy to access, it allows for more widespread use, particularly in patients who cannot have surgery. As a result, liquid biopsies can reduce the time to treatment, improve the efficiency of medical staff and resources, and be used to screen more diseases.

•

Non-DNA blood tests for diseases like cancer are not dispositive. There currently exist various examinations to detect diseases in patients. For example, abnormally high or low levels of certain substances in your body can be a sign of disease. Testing of blood, urine or other body fluids that measure these substances can help doctors make a diagnosis. However, abnormal lab results are not a sure sign of disease. Lab conventional blood tests are an important tool but are not always reliable because of low sensitivity, specificity, and predictive value.

•

Other Conventional tests could require a longer turnaround time. Imaging is a procedure in which physicians utilize pictures of areas inside the body that help the doctor see whether a disease is present. These images can be taken in several ways, including a CT scan, Nuclear Scan, MRI, PET Scan, and Ultrasound. Imaging is useful in providing physicians with real-time images to assist with diagnosis. However, imaging techniques can have longer turnaround times, the information provided can be limited, and the patient may be exposed to radiation.

•

Our screening provides a predictive risk assessment for developing the 11 diseases. Most other screening procedures detect diseases only when they are already present in the body and most cases, in the final stages of the disease, making it difficult to treat or reverse. Our screening can detect the 11 diseases at an earlier stage before any symptoms even appear. Early detection and targeted medical intervention could be crucial in saving patients’ lives and financial resources.

•

Our screening measures the current risk of specific individuals. DNA tests measure a specific individual’s lifetime risk based on their DNA. However, since DNA does not change with external factors, it cannot quantify an individual’s specific risk of the disease materializing. However, our RNA-based test is highly specific since RNA expression changes with lifestyle and other external factors. Hence, at-risk patients can make timely adjustments to their lifestyles to reduce the potentiality of these diseases. Lifestyle adjustments may include reduction or changes to food, tobacco, and alcohol intake, change of working environment, and the implementation of exercise programs, among other changes.

Chemrex

•

Technical Expertise: Our technical staff, comprising two chemists and one engineer, are highly competent and familiar with the technical advancements in the FRP industry. They provide technical know-how on mixing various products and offer product suggestions or modifications to our customers, which may involve strengthening or enhancing existing products sold by our customers.

•

Pricing Advantage: As a prominent reseller of FRP products in the domestic market with significant market share, we distribute our products at a relatively higher volume than our competitors. Hence, we enjoy the discounts we order from our suppliers in bulk which we then pass on to our customers. As a result, prospective customers could incur higher prices if they purchase from our competitors who do not transact at such a high volume.

•

Convenience: We provide a wide variety of over 100 FRP products from different suppliers and manufacturers. In contrast, some of our competitors might have a smaller product range. In addition, prospective customers could incur higher logistics if they purchase from many different sellers instead of relying on us as a one stop shop for all their business needs.

•

Sourcing New Raw Materials for product development: We source a broad range of raw materials worldwide. This global reach greatly expands our potential customers and provides more opportunities for our customers to develop new products from a greater variety of raw materials.

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Sales and Marketing

•

Online Promotion. We market our product offerings through our website www.chemrex.com.my. We utilize Google’s search engine optimization to drive traffic to our website. Additionally, we also engage the services of PanPages, an internet marketing company to further market our products to new consumers over the internet. New prospective customers can forward their inquiries via phone or our website. Our marketing and technical representatives will then contact the prospective customer and discuss how we can fulfill their order and accommodate any specific requests.

•	Product Display. We invite current and potential customers to examine our product range at our warehouse; thus, customers may get a more comprehensive assessment of our product’s quality.

•

Marketing Personnel. Our product sales and marketing are performed by our Managing Director Mr. Tham Too Kam, our Executive Director Mr. Tan Liong Tai, and our Marketing Manager Mr. Chan Kwan Wah, together with three marketing and technical representatives.

•

Business Introduction from Suppliers. We meet our suppliers regularly. From time to time, our suppliers will also provide us with the contact details of new potential customers we can provide our products to and our marketing personnel will follow up on these new sales leads.

Summary of Risks

Investing in our common stock involves risks. The risks summarized below are qualified by reference to “Risk Factors” beginning on page 11 of this prospectus, which you should carefully consider before deciding to purchase our shares of common stock. If any of these risks occurs, our business, financial condition or results of operations would likely be materially adversely affected. In such case, the trading price of our shares of common stock would likely decline, and you may lose all or part of your investment.

Risk Factors Related to Our Financial Prospects and Capitalization

•

BioNexus’ limited operating history may make it difficult to evaluate our current business and this makes predictions about our future success or viability subject to significant uncertainty. (on page 11).

•	BioNexus’ growth (organic and inorganic) may require substantial capital and long-term investments (on page 11).

•	BioNexus may incur net losses in the near future (on page 12).

•	Any additional capital BioNexus raises may not be available on satisfactory terms and may adversely affect stockholders’ holdings or rights (on page 12).

•

Raising additional capital may lead to dilution of shareholdings by BioNexus’ existing shareholders, restrict BioNexus’ operations, and may further result in fair value loss adversely affecting BioNexus’ financial results (on page 12).

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Risk Factors Related to Our Business and Industry
•	Global economic conditions could materially adversely impact demand for BioNexus’ products and services (on page 13).

•	Business disruptions could seriously harm BioNexus’ future revenue and financial condition and increase its costs and expenses (on page 14).

•	BGL’s financial prospects depend substantially upon the successful commercialization of the company’s services and products in the future, which may fail or experience significant delays (on page 15).

•

The marketing, sale and use of BGL’s products and services could result in substantial damages arising from products or service liability or professional liability claims, that exceed BGL’s resources (on page 17).

•	BGL may face technology transfer challenges and expenses in adding new tests to its portfolio and in expanding its reach into new geographical areas (on page 18).

•	BGL’s biomarkers have undergone limited clinical trials (on page 18).

•

BGL’s use both “open source” and proprietary software could subject its proprietary software to general release, adversely affect its ability to sell its tests and subject the company to possible litigation (on page 21).

•	BGL may face competition from other biotechnology competitors and its operating results will suffer if BGL fail to compete effectively (on page 21).

•	The chemical raw material industry is cyclical and both recessions and prolonged periods of slow economic growth could have an adverse effect on Chemrex’s business (on page 22).

•	The results of Chemrex’s operations are sensitive to volatility in the cost of raw materials, particularly fibre reinforced plastics (on page 22).

•	Disruptions in the supply of chemicals that we distribute or in the operations of our customers could adversely affect our business (on page 23).

•

We have non-written contracts with suppliers and customers, which are generally terminable upon notice, and the termination of our relationships with suppliers and customers contracts could negatively affect our business (on page 23).

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Risks Related to Its Operations

•

BioNexus’ officers and directors may in future have outside business activities. As a result, there may be potential conflicts of interest and negatively impact the amount of time they will be able to dedicate to the company (on page 24).

•

BioNexus may be subject to intellectual property claims, which are extremely costly to defend, could require us to pay significant damages and could limit the company’s ability to use certain technologies in the future (on page 25).

•

BioNexus may pursue collaborations, in-licensing or out-license arrangements, joint ventures, strategic alliances, partnerships or other strategic investments or arrangements, which may fail to produce anticipated benefits and adversely affect the company’s operations (on page 25).

Risks Related to Doing Business in the Southeast Asia Region

•

Changes in policies in Malaysia and other Southeast Asian countries could have a significant impact upon BioNexus’s ability to operate profitably in Malaysia and the Southeast Asia region (on page 26).

•	Developments in the social, political, regulatory and economic environment in Malaysia may have a material adverse impact on us (on page 27).

•

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in Malaysia against the BioNexus or its management named in the prospectus based on foreign laws, and the ability of U.S. authorities to bring actions in Malaysia may also be limited (on page 27).

Risks Related to This Offering
•

The offering price for the securities offered under this prospectus may not accurately reflect the value of your investment. Price movement could be affected by the industry market trend and announcement (on page 28).

•

BioNexus may experience periods of being a “thinly traded” stock. As a result, if BioNexus’ shareholders sell a large number of shares, the market price of its shares may decline due to the downward pressure (on page 28).

•

BioNexus does not intend to pay dividends on BioNexus’ common stock, so any returns on your investment in the company’s common stock will be limited to appreciation in the value of BioNexus’ stock (on page 29).

•	The price of BioNexus’ common stock may be volatile, and you could lose all or part of your investment (on page 30).

•

You may experience extreme stock price volatility, including any stock-run up, unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our common stock (on page 30).

•	You will experience immediate and substantial dilution in the net tangible book value of our common stock purchased (on page 30).

•

If securities or industry analysts do not publish research or reports about our business, or if the publish a negative report regarding our common stock, the price of our common stock and trading volume could decline (on page 30).

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 Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” within the meaning of the federal securities laws. For as long as we are an emerging growth company, we will not be required to comply with the requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and the exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an emerging growth company.

Following this offering, we will continue to qualify as an emerging growth company until the earliest to occur of (1) the last day of the fiscal year during which we had total annual gross revenues of at least $1.235 billion (as indexed for inflation), (2) the last day of the fiscal year following the fifth anniversary of the date of our public offering under this prospectus, (3) the date on which we have, during the previous three-year period, issued more than $1.235 billion in non-convertible debt and (4) the date on which we are deemed to be a “large accelerated filer,” as defined under the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”). We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in Rule 12b-2 of the Exchange Act and have elected to take advantage of certain scaled disclosure available to smaller reporting companies.

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Corporate History

BioNexus Gene Lab Corp was incorporated in the State of Wyoming on May 12, 2017.

On August 23, 2017, BioNexus acquired all the outstanding capital stock of BioNexus Gene Lab Sdn. Bhd. (which we refer to as “BGL” and is formerly known as BGS Lab Sdn. Bhd.), a Malaysian corporation incorporated in Malaysia on April 7, 2015.

On December 31, 2020, the Company consummated a Share Exchange Agreement with Chemrex Corporation Sdn Bhd. (“Chemrex”) and the Chemrex shareholders pursuant to which we acquired all the issued and outstanding shares of capital stock of Chemrex, which as incorporated in Malaysia on September 29, 2004, from the Chemrex shareholders in exchange for 68,487,261 shares of common stock of BioNexus issued to the Chemrex shareholders.

Corporate Information

The address of BioNexus’s principal office is unit 02, Level 10, Tower B, Avenue 3, The Vertical Business Suite II, Bangsar South, No. 8 Jalan Kerinchi, Kuala Lumpur, Malaysia. Our lab is located at Lab 353, Chemical Science Centre, University Science Malaysia, George Town, Penang, Malaysia, and we have a blood collection center located at 1st floor, Lifecare Medical Centre, Kuala Lumpur, Malaysia. Our telephone number is (+60) 1221-26512, and our website is www.bionexusgenelab.com.

Chemrex’s distribution center and warehouse is located at 4 Jalan CJ 1/6 Kawasan Perusahaan Cheras Jaya, Selangor, Malaysia. Chemrex’s phone number is (+60) 1922-23815, and its website is www.chemrex.com.my.

The information on our websites is not part of this prospectus. We have included our website address as a factual reference and do not intend it to be an active link to our website. The information contained in or connected to our website is not incorporated by reference into, and should not be considered part of, this prospectus. The trade names, trademarks, and service marks of other companies appearing in this prospectus are the property of the respective holders.

Corporate Structure

The following diagram illustrates our corporate structure as of the date of this prospectus and upon closing of this offering:

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The Offering

Common stock offered:	1,875,000 shares of common stock (excluding the over-allotment discussed below).

Common stock outstanding prior to completion of the offering:	14,476,513 shares of common stock (assuming the completion of our proposed reverse stock split of the outstanding common stock of 12 for 1 immediately upon our common stock’s listing on Nasdaq).

Common stock outstanding immediately after the offering:

16,351,513 shares of common stock (or 16,632,763 shares of common stock if the Underwriter exercises its over-allotment option in full), excluding shares of common stock underlying the Underwriter Warrants.

Assumed offering price:	$[●] per share of common stock.

Gross proceeds before expenses to us:	US$[●], excluding proceeds from the exercise of the Underwriter’s over-allotment option.

Listing:

Presently, our common stock trades on the OTCQB. As of the date of this prospectus, our common stock was trading at a price of $[●] ($[●] on a post-reverse split basis). In connection with this offering, we have applied to list our common stock on the Nasdaq Capital Market. The closing of this offering is conditioned upon Nasdaq’s final approval of our listing application, and there is no guarantee or assurance that our common stock will be approved for listing on Nasdaq.

Ticker symbols:	BGLC.

Over-allotment:

We have granted a 45-day option to the Underwriter to purchase up to an additional 281,250 shares of common stock, which is 15% of the total number of shares of common stock to be offered by us in the offering, to cover over-allotments, if any, at the public offering price, less underwriting discounts and commissions on the same terms as set forth in this prospectus.

Underwriter Warrants:

We will issue to the Underwriter warrants to purchase a number of shares of common stock equal to eight percent (8%) of the common stock offered in this offering, including any over-allotment shares (the “Underwriter Warrants”). The Underwriter Warrants will be exercisable at any time, and from time to time, in whole or in part, for a period of five years from the closings of the offering. The Underwriter Warrants are exercisable at a per share price of $[●], which is 110% of the public offering price.

Transfer Agent:	Securities Transfer Corporation

Use of Proceeds	We intend to use the proceeds from this offering for research and development, working capital and general corporate purposes. See “Use of Proceeds” for more information.

Lock-up:

We and each of our officers and directors and existing stockholders holding in excess of 1% of the shares outstanding have agreed with the Underwriter, subject to certain exceptions, not to sell, transfer or otherwise dispose of any shares of common stock or similar securities for a period of 180 days after the date of this prospectus. See “Shares Eligible for Future Sale” and “Underwriting” for more information.

Risk factors:

Investing in these securities involves a high degree of risk. As an investor, you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section of this prospectus before deciding to invest in our shares of common stock.

Dividend Policy:	We have no present plans to declare dividends and plan to retain our earnings to continue to grow our business.

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Summary of Financial Information

The following table summarizes selected historical financial data regarding our business and should be read in conjunction with our consolidated financial statements, and related notes contained elsewhere in this prospectus and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The summary consolidated balance sheet and statement of operations for the fiscal years ended December 31, 2022 and 2021 respectively and the consolidated financial statements are derived from the audited consolidated financial statements of BioNexus Gene Lab Corp., a Wyoming corporation, included elsewhere in this prospectus. We derived our summary consolidated financial data for the year ended December 31, 2022 and 2021. These financials include all adjustments, consisting of normal recurring adjustments, that our management considers necessary for a fair presentation of our financial position and results of operations as of the dates and for the periods presented. The results of operations for past accounting periods are not necessarily indicative of the results to be expected for any future accounting period.

Consolidated Statements of Operations Data
	Year ended
	December 31,
	2022	2021

REVENUE	$10,928,707	$13,362,567

COST OF REVENUE	(9,669,678)	(11,095,626)

GROSS PROFIT	1,259,029	2,266,941

OTHER INCOME	179,283	66,491

OPERATING EXPENSES
General and administrative	(1,729,489)	(1,277,605)

(LOSS)/PROFIT FROM OPERATIONS	(291,177)	1,055,827

FINANCE COSTS	(12,479)	(12,973)

(LOSS)/PROFIT BEFORE TAX	(303,656)	1,042,854

Tax expense:
Deferred tax	(3,898)	(26,736)
Income tax	(48,412)	(264,547)
Total tax expense	(52,310)	(291,283)

NET (LOSS)/PROFIT	$(355,966)	$751,571

Other comprehensive income:
Foreign currency translation loss	(308,800)	(233,946)

COMPREHENSIVE (LOSS)/INCOME	$(664,766)	$517,625

Earnings per share - Basic and diluted	(0.002)	0.004

Weighted average number of common shares outstanding – Basic and diluted	172,916,782	171,218,152

Consolidated Balance Sheets Data

	As of	As of
	December 31,	December 31,
	2022	2021
	(Audited)	(Audited)
Current assets	$6,021,826	$7,149,855
Total assets	$8,740,162	$9,574,390
Current liabilities	$2,004,077	$2,328,755
Total liabilities	$2,075,149	$2,394,611
Total equity	$6,665,013	$7,179,779

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RISK FACTORS

An investment in one share of common stock involves a high degree of risk. Before deciding whether to invest in one share of common stock, you should consider carefully the risks described below, together with all the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our consolidated financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected, which could cause the trading price of one share of common stock to decline, resulting in a loss of all or part of your investment. The risks described below and in the sections referenced above are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business. You should only consider investing in one share of common stock if you can bear the risk of loss of your entire investment.

Risk Factors Related to Our Financial Prospects and Capitalization

BioNexus’ limited operating history may make it difficult to evaluate our current business and this makes predictions about our future success or viability subject to significant uncertainty.

BioNexus’ limited operating history may make it difficult to evaluate our current business and this makes predictions about our future success or viability subject to significant uncertainty. In combination with other anticipated increased operating expenses in connection with becoming a public company, these anticipated changes in our operating expenses may make it difficult to evaluate our current business, assess our future performance relative to prior performance and accurately predict BioNexus’ future performance.

BioNexus will continue to encounter risks and difficulties frequently experienced by early commercial-stage companies, including those associated with increasing the size of BioNexus’ organization and the prioritization of BioNexus’ commercial, research and business development activities. If BioNexus does not address these risks successfully, BioNexus’ business could suffer.

BioNexus’ growth (organic and inorganic) may require substantial capital and long-term investments.

BioNexus’ competitiveness and growth depend on our ability to fund our capital expenditures. BioNexus cannot assure you that it will be able to fund our capital expenditures at reasonable costs due to adverse macroeconomic conditions, our performance or other external factors.

In the future, BioNexus expects to incur significant costs in connection with its operations. BioNexus intends to expand BioNexus’ business through increased marketing efforts of BioNexus Malaysia and Chemrex. These development activities generally require a substantial investment before BioNexus can determine commercial viability, and the proceeds of this offering will not be sufficient to fully fund these activities. BioNexus expects to need to raise additional funds through public or private equity or debt financings, collaborations or licensing arrangements to continue to fund or expand BioNexus’ operations.

BioNexus’ actual liquidity and capital funding requirements will depend on numerous factors, including:

•	the scope and duration of and expenditures associated with BGL’ discovery efforts and research and development programs;

•

the costs to fund BGL’ commercialization strategies for any product candidates for which BioNexus receive marketing authorization or otherwise launch and to prepare for potential product marketing authorizations, as required;

•	the costs of any acquisitions of complementary businesses or technologies that BioNexus may pursue;

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•	potential licensing or partnering transactions, if any;

•	BioNexus’ facilities expenses, which will vary depending on the time and terms of any facility lease or sublease BioNexus may enter into, and other operating expenses;

•	the scope and extent of the expansion of BioNexus’ sales and marketing efforts;

•	the settlement of the government investigation described below, potential and pending litigation, potential pay or recoupments of reimbursement amounts, and other contingencies;

•	the commercial success of BioNexus’ products;

•	BioNexus’ ability to obtain more extensive coverage and reimbursement for BGL’ tests and therapeutic products, if any, including in the general, average-risk patient population; and

•	BioNexus’ ability to collect its accounts receivable.

The availability of additional capital, whether from private capital sources (including banks) or the public capital markets, fluctuates as BioNexus’ financial condition and market conditions in general change. There may be times when the private capital sources and the public capital markets lack sufficient liquidity or when BioNexus’ securities cannot be sold at attractive prices or at all, in which case BioNexus would not be able to access capital from these sources. In addition, a weakening of BioNexus’ financial condition or deterioration in its credit ratings could adversely affect BioNexus’ ability to obtain necessary funds. Even if available, additional financing could be costly or have adverse consequences.

BioNexus may incur net losses in the near future.

BioNexus has devoted substantial resources to the development and commercialization of the products of BioNexus Malaysia and Chemrex. BioNexus might not remain profitable for any period. BioNexus’ failure to achieve profitability would negatively affect BioNexus’ business, financial condition, results of operations, and cash flows. If BioNexus is unable to execute BioNexus’ sales and marketing strategy and BioNexus’ products are unable to gain sufficient acceptance in the market, BioNexus may be unable to generate sufficient revenues to sustain BioNexus’ business.

Any additional capital BioNexus raises may not be available on satisfactory terms and may adversely affect stockholders’ holdings or rights.

Additional capital, if needed, may not be available on satisfactory terms or at all. In addition, the terms of any financing may adversely affect stockholders’ holdings or rights. Debt financing, if available, may include restrictive covenants. To the extent that BioNexus raises additional funds through collaborations and licensing arrangements, it may be necessary to relinquish some rights to BioNexus’ technologies or grant licenses on terms that may not be favorable to us.

If BioNexus is not able to obtain adequate funding when needed, BioNexus may be required to delay development programs or sales and marketing initiatives. If BioNexus is unable to raise additional capital in sufficient amounts or on satisfactory terms, BioNexus may have to make reductions in BioNexus’ workforce and may be prevented from continuing BioNexus’ discovery, development, and commercialization efforts and exploiting other corporate opportunities. In addition, it may be necessary to work with a partner on one or more of BioNexus’ tests or products under development, which could lower the economic value of those products to us. Each of the foregoing may harm BioNexus’ business, operating results, and financial condition and may impact BioNexus’ ability to continue as a going concern.

Raising additional capital may lead to dilution of shareholdings by BioNexus’ existing shareholders, restrict BioNexus’ operations, and may further result in fair value loss, adversely affecting BioNexus’ financial results.

BioNexus may seek additional funding through a combination of equity and debt financings and collaborations. To the extent that BioNexus raises additional capital through the sale of equity or convertible debt securities, the ownership interest of existing holders of BioNexus’ shares will be diluted, and the terms may include liquidation or other preferences that adversely affect the rights of BioNexus’ existing shareholders.

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The incurrence of additional indebtedness or the issuance of certain equity securities could result in increased fixed payment obligations and could also result in certain additional restrictive covenants, such as limitations on BioNexus’ ability to incur additional debt or issue additional equity, limitations on BioNexus’ ability to acquire or license IP rights and other operating restrictions that could adversely impact BioNexus’ ability to conduct its business.

Risk Factors Related to Our Business and Industry

General Business and Industry Risks

BioNexus is unable to predict the duration of current economic conditions.

Economic downturns, prolonged slow growth or stagnation in the economy have materially adversely affected BioNexus’ 2022 business. For 2023, results of operations, financial condition and cash flows could be affected as long as current economic conditions persist.

Global economic conditions could materially adversely impact demand for BioNexus’ products and services.

BioNexus’ operations and performance depend significantly on economic conditions. Global financial conditions continue to be subject to volatility arising from international geopolitical developments and global economic phenomenon, as well as general financial market turbulence and natural phenomena such as the COVID-19 pandemic. Uncertainty about global economic conditions could result in

•

customers postponing purchases of its products and services in response to tighter credit, unemployment, negative financial news and/or declines in income or asset values and other macroeconomic factors, which could have a material negative effect on demand for its products and services; and

•

third-party suppliers being unable to produce devices for its products or raw materials in the same quantity or on the same timeline or being unable to deliver such parts and components as quickly as before or subject to price fluctuations, which could have a material adverse effect on the services and products provided by BGL; and accordingly, on its business, results of operations or financial condition.

Access to public financing and credit can be negatively affected by the effect of these events on Malaysian, U.S. and global credit markets. The health of the global financing and credit markets may affect its ability to obtain equity or debt financing in the future and the terms at which financing or credit is available to us. These instances of volatility and market turmoil could adversely affect its operations and the trading price of its common stock.

BioNexus’ risk management programs, processes, or procedures for identifying and addressing risks in BGL’s business may not be adequate or effectively applied, and this may adversely impact its businesses.

BGL relies on a combination of technical and human factors to protect us against risks. BGL policies, procedures and practices are used to identify, monitor and control a variety of risks, including risks related to human error and hardware and software errors. The administration and results of each test are reviewed by a physician and a scientist in Malaysia before the results are released to the patient. The Company’s standard of operations has been developed internally primarily by Dr. Liew. These risk-management methods may not adequately prevent losses and may not protect us against all risks, in which case BioNexus’ business, economic conditions, operations and cash flows may be materially adversely affected.

BioNexus has risk-management policies, control systems and compliance manuals in place; however, there is no guarantee that such policies, systems, and manuals will be effectively applied in every circumstance by BioNexus’ staff. For example, employees could override the system technology and theoretically waive requirements, thereby exposing the company accurately conduct its quality control, reporting, payment or stock movement.

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BioNexus may be adversely impacted by changes in laws and regulations, or in their application.

Currently, there are no governmental regulations that materially restrict BioNexus’s screening and chemical distribution business in Malaysia. BGL’s laboratory in Malaysia was established through an invitation by the Malaysian Health Minister alongside a government grant of $1,250,000. BGL’s screening tests have gone through preclinical and clinical trials involving private hospitals and government agencies including the Institute of Medical Research (IMR), Malaysian Biotechnology Corporation (BiotechCorp) and the Clinical Research Centre (CRC). The findings of the preclinical and clinical trials are published in peer reviewed journals such as the Journal of Molecular and Cellular Cardiology, and Physiological Genomics. Once published, BGL would do confirmational tests before applying for commercialization. BGL’s Malaysian lab is currently national operating under an operating license granted by the city of Kuala Lumpur.

The Malaysian government passed the Pathology Laboratory Bill of 2007 (“Pathology Act”). However, since 2007, the government has not implemented the regulations underlying the legislation nor has the government enforced the Pathology Act. Any such regulations could establish criteria for the various classes and specialties of laboratories, the organization and management system of the laboratory, the qualification and experience of the person-in-charge, the qualification and competence of pathologists, scientific and technical staff engaged to conduct tests, and the standards of laboratory practice. BGL cannot predict whether it would be able to comply with the Pathology Act and its regulations, if implemented. In addition, there also is a risk that the regulations arising from the Pathology Act or new legislation or regulations could increase BGL’ costs of doing business or otherwise prevent BioNexus from carrying out the expansion of its business. Accordingly, BioNexus’ business may be harmed if BioNexus is not able to comply with any future governmental legislation or regulations, including the Pathology Act.

BGL and Chemrex are currently operating under an operating license granted by the City Hall of Kuala Lumpur and Kajang, Malaysia respectively. Under Malaysian and local laws, Chemrex may continue to operate under its current operating license alongside fire insurance, which Chemrex currently has. BioNexus cannot predict whether there will be future regulations which may impact its ability to conduct its business.

Currently, there are no governmental regulations that affecting the business of BGL and Chemrex in Malaysia. Future legislation or regulations could increase BGL and Chemrex’s costs of doing business or otherwise prevent BioNexus from carrying out the expansion of its business.

Business disruptions could seriously harm BioNexus’ future revenue and financial condition and increase its costs and expenses.

BioNexus’ operations could be subject to power shortages, telecommunications failures, wildfires, water shortages, floods, earthquakes, hurricanes, typhoons, fires, extreme weather conditions, medical epidemics and other natural or man-made disasters or business interruptions. The occurrence of any of these business disruptions could seriously harm BGL’ operations and financial condition and increase BGL’ costs and expenses. Unfavorable global economic conditions could adversely affect BioNexus’ business, financial condition, or results of operations.

BioNexus do not carry insurance for all categories of risk that BioNexus’ business may encounter. Although BGL intend to obtain some form of business interruption insurance in the future, there can be no assurance that BioNexus will secure adequate insurance coverage or that any such insurance coverage will be sufficient to protect BioNexus operations to significant potential liability in the future. Any significant uninsured liability may require us to pay substantial amounts, which would adversely affect BioNexus’ financial position and results of operations.

Our lack of insurance could expose us to significant costs and business disruption.

We currently do not have any product liability or disruption insurance to cover our operations in Malaysia or overseas. We have determined that the costs of insuring for these risks and the difficulties associated with acquiring such insurance on commercially reasonable terms make it impractical for us to have such insurance. If we suffer any losses, damages or liabilities in the course of our business operations, we may not have adequate insurance coverage to provide sufficient funds to cover any such losses, damages or product claim liabilities. Therefore, there may be instances when we will sustain losses, damages and liabilities because of our lack of insurance coverage, which may in turn materially and adversely affect our financial condition and results of operations.

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Our internal controls are progressively improved with additional independent directors coming on board and audit committee appointed which could cause our financial reporting to be reasonably reliable.

Our management, including our chief executive officer and chief financial officer, is responsible for establishing and maintaining adequate internal control over our financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States of America and includes those policies and procedures that: pertain to the maintenance of records in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and/or directors of the Company; and provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements.

In connection with the audits of our consolidated financial statements as of December 31, 2021 and 2020, we identified these “material weaknesses,” were rectified with independent directors and audit committee be included in 2022 significant improvement in our internal control over financial reporting.

•	We maintained segregation of duties within our business operations and reliance on several individuals fulfilling the role of officers and directors;

•

A functioning audit committee and a majority of independent members and outside directors on our Board of Directors, resulting in better oversight in the establishment and monitoring of required internal control and procedures;

We will expand our current board of directors to include additional individuals from US public company in the near term due to our limited financial resources. Until such remedial actions can be fully realized, we will continue to rely on the advice of outside professionals and consultants.

As a public company, we may become subject to the Section 404 of the Sarbanes-Oxley Act, or SOX 404, which requires that we include a report from management on the effectiveness of our internal control over financial reporting in our annual report on Form 10-K and in our quarterly report on Form 10-Q if we are qualified as an accelerated filer.

We are currently a “smaller reporting company”, meaning that we are not an investment company, an asset- backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and annual revenues of less than $50.0 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company,” at such time as we cease being an “emerging growth company,” we will be required to provide additional disclosure in our SEC filings. However, similar to an “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as a “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

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Our independent registered public accounting firm may be required to attest to and report on the effectiveness of our internal control over financial reporting. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. In addition, after we become a public company, our reporting obligations may place a significant strain on our management, operational and financial resources and systems for the foreseeable future. We may be unable to timely complete our evaluation testing and any required remediation.

During the course of documenting and testing our internal control procedures, in order to satisfy the requirements of SOX 404, we may identify other weaknesses and deficiencies in our internal control over financial reporting. In addition, if we fail to maintain the adequacy of our internal control over financial reporting, as these standards are modified, supplemented or amended from time to time, we may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with SOX 404. If we fail to achieve and maintain an effective internal control environment, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. This could in turn limit our access to capital markets, harm our results of operations, and lead to a decline in the trading price of our shares. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud or misuse of corporate assets and subject us to potential delisting from the stock exchange on which we list, regulatory investigations and civil or criminal sanctions. We may also be required to restate our financial statements from prior periods.

Fluctuations in foreign currency exchange rates could have a material adverse effect on our financial results.

We earn revenues, pay expenses, own assets and incur liabilities in countries using Malaysian Ringgit other than the U.S. dollar. Since our consolidated financial statements are presented in U.S. dollars, we must translate revenues, income and expenses, as well as assets and liabilities, into U.S. dollars at exchange rates in effect during or at the end of each reporting period. Therefore, increases or decreases in the value of the U.S. dollar against Malaysian currency affect our net operating revenues, operating income and the value of balance sheet items denominated in foreign currencies. We cannot assure you that fluctuations in foreign currencies exchange rates, particularly the strengthening or weakening of the U.S. dollar against Malaysian currency would not materially affect our financial results.

Risk Related to BGL’s Business and Industry

Exponential growth and competition in biotechnology.

Biotechnology is a rapidly changing field that continues to transform both in scope and impact. Well-funded established molecular labs are gathering big data on health records, genomics, lifestyle information that led to new health solutions. Digitization is revolutionizing health care, allowing for patient reported symptoms, health outcome to be captured as mineable data. BGL could lose out to its competitors’ exponential growth if we unable to establish network with medical centers, pharmaceutical groups and other molecular laboratories synergistically in sharing customers and big data.

If BGL grows too quickly without adequate planning and management, BGL’s future business could be harmed.

BGL expects to continue to add personnel in the areas of sales and marketing, research & development, laboratory operations, finance, quality assurance and compliance. As BGL builds its commercialization efforts and expands research and development activities, operating expenses and capital requirements will increase, and BGL expects that such costs will continue to increase significantly. BGL’s ability to manage its rapid expansion effectively requires us to forecast expenses accurately, and to properly prepare and expand operational and testing facilities, if necessary, to expend funds to improve our operational, financial and management controls, reporting systems and procedures. As BGL moves forward in marketing our tests and developing our test portfolio, the company will also need to effectively manage its recent established strategic alliances with Health Ministry, Medical Tourism Board, Science & Technology Ministry and Finance Ministry at the Federal and State levels to service their hospitals, insurance, government linked corporations, small and medium enterprises.. If BGL is unable to allocate adequate resources to keep pace with its rapidly expanding business requirements, BGL’s future business could be hindered.

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BGL’s financial prospects depend substantially upon the successful commercialization of the Company’s services and products in the future, which may fail or experience significant delays.

BGL’s future success depends upon BGL’s ability to continuously develop technologies and successfully market its existing cancer genetic offerings to customers within Malaysia and expand overseas. BGL’s ability to generate significant revenue in the next several years will depend primarily on the successes of each key stage of its business, including pre-clinical research and development, clinical trials, regulatory approval, marketing and commercialization of its services and products, which is subject to significant uncertainty. BGL’s ability to generate sales revenue from its products and services and its future profitability depends on several factors, including its ability to:

•	obtain regulatory approvals and marketing authorizations for BGL’s services and products;

•	obtain market acceptance by patients, hospitals, clinicians, biopharmaceutical companies and others in the medical community;

•	establish sufficient testing capacity and commercial capabilities, either by expanding BGL’s current facility or making arrangements with third parties;

•	develop and maintain BGL’s sales network to launch and commercialize its new cancer genomic testing services and products;

•	set appropriate and favorable prices for BGL’s genomic testing services and products and obtaining adequate reimbursement from third-party payers;

•	maintain commercially viable supply relationships with third parties and maintaining sufficient research and development capabilities and infrastructure;

•	address any competing technological and market developments; and

•	maintain, protect, and expand BGL’s portfolio of intellectual property rights including trade secrets and know-how.

The marketing, sale and use of BGL’s products and services could result in substantial damages arising from products or service liability or professional liability claims, that exceed BGL’s resources.

Due to the nature of BGL’s business, it may face claims for products or service liability. These claims may arise from the inaccurate or erroneous diagnosis of patient information or the mix-up of patient information whereby a patient receives the wrong diagnostic information. While the company feels confident in its quality control measures to ensure the safeguard of patient and client information, it cannot provide assurances that products or service liability claims will arise in the future.

Moreover, litigation or adverse publicity resulting from these allegations could materially and adversely affect BGL’s business, regardless of whether the allegations are valid or whether the company is liable. Currently BGL has no products and service liability insurance coverage, and even if there was such coverage, such coverage might not be sufficient to properly protect BGL. Further, claims of this type, whether substantiated or not, may divert BGL’s financial and management resources from revenue generating activities and the business operation.

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BGL may face technology transfer challenges and expenses in adding new tests to its portfolio and in expanding its reach into new geographical areas.

BGL’s plan for expanding its business includes developing and acquiring additional tests or additional biomarkers that can be transferred into its current and future diagnostic product portfolio and distributed in target markets. Due to differences in the hardware and software platforms available at different laboratories for running molecular tests, BGL’s may need to adjust the configuration of the reagents and there may be changes to the related software in order for the tests to be performed on particular hardware platforms. Making any such adjustments could take a considerable amount of time and expense, and BGL’s might not will succeed in running its tests on the hardware and software that it may encounter in different laboratories. To manage this issue, BGL’s may license or acquire additional instruments and software from another company that will be compatible with its tests. This may include additional licenses and license fees needed for reagents or components required hereto as well.

BGL’s biomarkers have undergone limited clinical trial.

As there are no governmental regulations that materially restrict our screening business in Malaysia, BGL has conducted limited clinical trials on its biomarkers. While BGL believes that its tests help detect the potential risk of different diseases, the specificity and sensitivity of those tests have been determined in limited clinical trials let alone those that may not meet the scope or standards of clinical trials that would satisfy regulators in the United States or the European Union. If BGL were to conduct extensive clinical trials, the results might prove to be less successful than we anticipate, and such tests might not be approved for sale in markets that require such clinical trials.

BGL currently receives and expects to continue to receive a significant portion of its revenues from its genomic screening products, and if its efforts to further increase the use and adoption of these products fail, its business will be harmed.

BGL currently receives and expects to continue to receive a significant portion of its revenues from its screening tests. BGL undertakes efforts to increase the awareness and adoption of its tests among laboratories, clinics, clinicians, physicians, payors, and patients in new markets. Continued and additional market acceptance and its ability to attract new customers are key elements to its future success.

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BGL’s ability to increase sales of its services and establish greater levels of adoption and reimbursement for its tests is uncertain for many reasons, including, among others:

•

BGL may be unable to demonstrate to laboratories, clinics, clinicians, physicians, payors, and patients that its services are superior to alternatives with respect to value, convenience, specificity, sensitivity, scope of coverage, and other factors;

•

third-party coverage and reimbursement are currently primarily limited to high-risk pregnancies and may not gain acceptance for use in the average-risk pregnancy population or for the screening of microdeletions, limiting the overall addressable market;

•	third-party payors may set the amounts of reimbursement at prices that reduce its profit margins or do not allow us to cover its expenses;

•	BGL may not be able to maintain and grow effective sales and marketing capabilities;

•	its sales and marketing efforts may fail to effectively reach customers or communicate the benefits of its services;

•	superior alternatives to its services may be developed and commercialized;

•	BGL may experience supply constraints, including due to the failure of its key suppliers to provide required sequencing instruments and reagents;

•	regulatory or legislative bodies may adopt new regulations or policies or take other actions that impose significant restrictions on its ability to market its services.

If the market and its market share for its genomic products fail to grow or grow more slowly than expected, its business, operating results, and financial condition would be adversely affected.

BGL’s success depends on their ability to improve and enhance its current tests and new test candidates, which is complex and costly, and the results are uncertain.

Effective execution of research and development activities and the timely introduction of enhanced, improved, or new tests and test candidates to the market are important elements of BGL’s business strategy. For example, BGL is currently collaborating with the National Heart Institute in Malaysia to identify genomic signatures in acute myocardial infarctions. However, the development of enhanced, improved, or new heart attack risks is complex, costly, and uncertain and requires us to, among other factors, accurately anticipate patients’, clinicians’, and payors’ needs, and emerging technology trends.

In the development of enhanced, improved, or new test and test candidates, BioNexus can provide no assurance that:

•	BGL will develop any tests that meet its desired target product profile and address the relevant clinical need or commercial opportunity;

•	any tests that BGL develop will prove to be effective in clinical trials, platform validations, or otherwise;

•	BGL will obtain necessary regulatory authorizations, in a timely manner or at all;

•	any tests that BGL develop will be successfully marketed to and ordered by healthcare providers;

•	any tests that BGL develop will be produced at an acceptable cost and with appropriate quality;

•

its current or future competitors will not introduce tests similar to ours that have superior performance, lower prices, or other characteristics that cause healthcare providers to recommend, and consumers to choose, such competitive tests over ours; or

•	third parties do not or will not hold patents in any key jurisdictions that would be infringed by its tests.

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These and other factors beyond BGL’s control could delay its launch of enhanced, improved, or new test and test candidates.

The research and development process in the biotechnology industry generally requires a significant amount of time from the research and design stage through commercialization. The launch of such new test requires the completion of certain clinical development and/or assay validations in the commercial laboratory. This process is conducted in various stages, and each stage presents the risk that BGL will not achieve its goals and will not be able to complete clinical development for any planned test in a timely manner. Such development and/or validation failures could prevent or significantly delay its ability to obtain FDA clearance or approval as may be necessary or desired, obtain approval by entities that provide oversight over laboratory diagnostic tests in the localities BGL operate in, or launch any of its planned tests and test candidates. At times, it may be necessary for us to abandon a product in which BGL has invested substantial resources. Without the timely introduction of new test candidates and improvements or enhancements of its current tests, its tests may become obsolete over time and its competitors may develop tests that are more competitive, in which case its business, operating results, and financial condition will be harmed.

BGL faces challenges from the evolving regulatory environment and increasing public awareness on privacy, personal data protection and cyber security. Actual or alleged failure to comply with privacy, cybersecurity and data protection-related laws and regulations could adversely affect BGL’s business and reputation.

BGL face risks inherent in handling large volumes of data and in protecting the security of such data. In particular, BGL faces a number of challenges relating to data inter-connected with regional labs, including:

•	protecting the data in and hosted on BGL’s system, including against hacking on BGL’s system by outside parties or its employees;

•	addressing concerns related to privacy and sharing, safety, security and others;

•

complying with applicable laws, rules and regulations relating to the collection, use, disclosure of personal information, including any requests from regulatory and government authorities relating to such data;

•

Any systems failure or security breach or lapse those results in the release of user data could harm BGL’s reputation and brand and, consequently, BGL’s business, in addition to exposing us to potential legal liability.

As the company’s operations expand, it may be subject to these laws in other jurisdictions where its customers and other participants are located. The laws, rules and regulations of other jurisdictions may impose more stringent or conflicting requirements and penalties than those in Malaysia, compliance with which could require significant resources and costs. BGL’s privacy policies and practices concerning the collection, use and disclosure of user data are posted on its websites. Any failure, or perceived failure, by us to comply with BGL’s posted privacy policies or with any regulatory requirements or privacy protection-related laws, rules and regulations could result in proceedings or actions against us by authorities or others. These proceedings or actions may subject us to significant penalties and negative publicity, require BGL to change its business practices, increase its costs and severely disrupt its business.

 BGL’s software is highly complex and may contain undetected errors.

BGL’s proprietary software underlying its diagnosis is highly complex and may contain undetected errors or vulnerabilities, some of which may only be discovered after a diagnosis. This may result in an inaccurate diagnosis which could expose us to substantial liability due to the misdiagnosis. Any errors or vulnerabilities discovered in BGL’ software could result in damage to BioNexus’ reputation, loss of clients, loss of revenue or liability for damages, any of which could adversely affect BioNexus’ growth prospects and its business.

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BGL’s use both “open source” and proprietary software could subject its proprietary software to general release, adversely affect its ability to sell its tests and subject the company to possible litigation.

 A portion of the screenings by BGL incorporate so-called “open-source” software and BGL may incorporate open-source software into other tests and technologies in the future. Such open-source software generally is licensed by its authors or other third parties under open-source licenses. Some open-source licenses may contain certain unfavorable conditions, such as requirements that BGL disclose source code for modifications or derivative works that the company makes to the open-source software and that the company license such modifications or derivative works to third parties at no cost or under the terms of the particular open-source license. BGL monitors its use of open-source software in an effort to avoid uses in a manner that would require it to disclose or grant licenses under its proprietary source code; however, there can be no assurance that such efforts will be successful. Open-source license terms are often ambiguous and such use could inadvertently occur. There is little legal precedent governing the interpretation of many of the terms of these licenses, and the potential impact of these terms on BioNexus’ business may result in unanticipated obligations regarding its technologies. If an author or other third party that distributes such open-source software were to allege that BGL had not complied with the conditions of an open-source license, the company could incur significant legal costs defending itself against such allegations. In the event such claims were successful, BGL could be subject to significant damages or be enjoined from the distribution of the infringing product. These risks could be difficult to eliminate or manage, and, if not addressed, could harm BioNexus’ business, financial condition and results of operations.

For screening process on cancers, inflammatory diseases and osteoarthritis, BGL uses company proprietary algorithm software for data analysis and interpretation established by Co-founder Professor Choong Chin Liew.

BGL may face competition from other biotechnology competitors and its operating results will suffer if BGL fail to compete effectively.

BGL competes with companies worldwide that specialize in RNA blood analysis to detect disease. Laboratories in universities and research institutions that are attempting to extend their research from DNA into RNA screening could become competitors if they succeed. Many of BGL’ competitors and potential competitors may have stronger financial resources than the company. Their discovery and development of novel protocols could make BGL’s screening obsolete. As a result of these factors, BGL’s competitors may succeed in obtaining patent protection and/or FDA approval or discovering, developing and commercializing screening process for cancer, inflammation, osteoarthritis and many more indications.

In addition, smaller or early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large, established companies. In addition, many universities and private and public research institutes may become active in BGL’s target disease areas.

If BGL’s competitors market products that are more effective, safer or less expensive or that reach the market sooner than BGL’s future tests, if any, BioNexus may not achieve commercial success. In addition, because of BGL’s limited resources, it may be difficult for us to stay abreast of the rapid changes in each technology. If BGL fails to stay at the forefront of technological change, BGL may be unable to compete effectively. Technological advances or products developed by BGL’s competitors may render BGL’s technologies or test candidates obsolete, less competitive or not economical.

Security breaches, loss of data, and other disruptions could compromise sensitive information related to BGL’s business or prevent us from accessing critical information and expose us to liability, which could adversely affect BGL’s business and its reputation.

In the ordinary course of BGL’s business, BGL collect and store sensitive data, including protected health information, personally identifiable information, financial information, intellectual property, and proprietary business information owned or controlled by the company or its customers, payers, and other parties. BGL manages and maintains its applications and data utilizing a combination of on-site systems and cloud-based data centers. The company utilize external security and infrastructure vendors to manage parts of its data centers. BGL also communicates sensitive data, including patient data, electronically, and through relationships with multiple third-party vendors and their subcontractors. These applications and data encompass a wide variety of business-critical information, including research and development information, patient data, commercial information, and business and financial information. BGL faces a number of risks relative to protecting this critical information, including loss of access risk, inappropriate use or disclosure, inappropriate modification, and the risk of the company being unable to adequately monitor, audit, and modify its controls over critical information. This risk extends to the third-party vendors and subcontractors BGL uses to manage this sensitive data.

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The secure processing, storage, maintenance, and transmission of this critical information are vital to BGL’s operations and business strategy, and BGL devote significant resources to protecting such information. Although BGL takes measures to protect sensitive data from unauthorized access, use or disclosure, BGL’s information technology and infrastructure may be vulnerable to attacks by hackers or viruses or breached due to employee error, malfeasance, or other malicious or inadvertent disruptions. In addition, while BGL has implemented security measures and a formal, dedicated enterprise security program to prevent unauthorized access to patient data, such data is currently accessible through multiple channels, and there is no guarantee BGL can protect its data from breach. Unauthorized access, loss, or dissemination could also result in delays of BGL’s services and tests development and commercialization as well as damage BGL’s reputation, including BGL’s ability to conduct its analysis, deliver test results, process claims and appeals, provide customer assistance, conduct research and development activities, collect, process, and prepare company financial information, provide information about BGL’s tests and other patient and physician education and outreach efforts through its website, and manage the administrative aspects of its business.

Any such unauthorized access, loss, or dissemination of information could also result in legal claims or proceedings, liabilities under Malay laws and regulations in relation to the protection of personal information and cybersecurity as well as those specifically governing patient and medical data. BGL shall establish, maintain and execute internal systems to safeguard relevant personal healthcare data. Any failure to comply with above-mentioned regulation would result in administrative liabilities including but not limited to informed criticism.

BGL plans to expand its tests and services to multiple countries exposes us to risks associated with doing business outside of Malaysia. The expansion may not be successful, which could limit BGL’s ability to grow its revenue, net income, and profitability.

As BGL plan to set up RNA screening labs operations in Indonesia, Middle East, USA, China and Germany, if approved, its businesses are subject to risks associated with doing business outside Malaysia including an increase in BioNexus’ expenses, diversion of BioNexus’ management’s attention from the research and development of additional diseases/disorders risk detection or forgoing profitable licensing opportunities in these economies. Additionally, Chemrex currently offers and sells chemical raw materials to customers in Southeast Asia markets outside of Malaysia.

Accordingly, the Company’s business and financial results in the future could be adversely affected due to a variety of factors including the risks associated with expanding into markets in which the Company has limited or no experience and in which the company may be less well-known. The Company may be unable to attract a sufficient number of customers and other participants, fail to anticipate competitive conditions or face difficulties in operating effectively in these new markets. The expansion of the Company’s cross-border business will also expose us to risks relating to staffing and managing cross-border operations, increased costs to protect intellectual property, tariffs and other trade barriers, differing and potentially adverse tax consequences, increased and conflicting regulatory compliance requirements, lack of acceptance of the Company’s product and service offerings, challenges caused by distance, language and cultural differences, exchange rate risk and political instability. Accordingly, any efforts the Company make to expand its cross-border operations may not be successful, which could limit the Company’s ability to grow its revenue, net income and profitability.

Risk Related to Chemrex’s Business and Industry

The chemical raw material industry is cyclical and both recessions and prolonged periods of slow economic growth could have an adverse effect on Chemrex’s business.

Demand for most of Chemrex’s products is cyclical in nature and sensitive to general economic conditions. Chemrex’s business supports cyclical industries such as the construction, energy, appliance and medical devices. As a result, downturns in the Malaysian economy, the global economy or any of these industries could materially adversely affect Chemrex’s results of operations, financial condition and cash flows. The global economy is recovering from its lows during the third quarter of 2022, but the pace of the recovery in 2023 will likely depend on how quickly normal activities can resume as well as government stimulus programs or infrastructure spending. We expect that Chemrex can do better in 2023 if investments and visitors (especially from China) resume their entry into Malaysia as was the same pre-pandemic. The boosts in the tourism and public transportation industry will push up the FRP material usage for industrial needs. Nonetheless, even with this economic recovery, challenges from ongoing uncertainties, both in Malaysia and in other regions of the world, remain. However, we believed that Chemrex’s customers in the manufacturing, construction, and oil and gas sectors would resume their normal operations from the second or third quarter of 2023.

BioNexus is unable to predict the duration of current economic conditions. Future economic downturns, prolonged slow growth or stagnation in the economy, or a sector-specific slowdown in one of its key end-use markets, such as non-residential construction, could materially adversely affect Chemrex’s business, results of operations, financial condition and cash flows, especially considering the capital-intensive nature of Chemrex’s business.

The results of Chemrex’s operations are sensitive to volatility in the cost of raw materials, particularly fibre reinforced plastics.

Chemrex, as a reseller, rely on outside vendors to supply us with raw materials, including fibre reinforced plastics. Chemrex purchase most of its primary raw material, from numerous other sources located throughout Malaysia and internationally.

Prices of these chemical raw materials are volatile and are influenced by changes exports in response to demands of Chemrex’s global competitors and customers, as well as currency fluctuations. At any given time, Chemrex may be unable to obtain an adequate supply of these chemical raw materials with price and other terms acceptable to us. The availability and prices of raw materials may also be negatively affected by new laws and regulations, allocation by suppliers, interruptions in production, accidents or natural disasters, changes in exchange rates, worldwide price fluctuations, and the availability and cost of transportation.

If Chemrex’s suppliers increase the prices of its chemical raw materials, Chemrex may not have alternative sources of supply. In addition, to the extent that Chemrex has quoted prices to its customers and accepted customer orders for its products prior to purchasing necessary raw materials, it may be unable to raise the price of its products to cover all or part of the increased cost of the materials. Also, if Chemrex are unable to obtain adequate and timely deliveries of its chemical raw materials, it may be unable to timely deliver orders of its products. This could cause Chemrex to lose sales, incur additional costs or suffer harm to its reputation.

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Disruptions in the supply of chemicals that we distribute or in the operations of our customers could adversely affect our business.

Our business depends on access to adequate supplies of the chemicals that our customers purchase from us. From time to time, we may be unable to access adequate quantities of certain chemicals because of supply disruptions due to natural disasters (including hurricanes and other extreme weather), industrial accidents, scheduled production outages, high demand leading to allocation, port closures and other transportation disruptions and other circumstances beyond our control, or we may be unable to purchase chemicals that we are obligated to deliver to our customers at prices that enable us to earn a profit. In addition, unpredictable events may have a significant impact on the industries in which many of our customers operate, reducing demand for products that we normally distribute in significant volumes.

Significant changes in the business strategies of our suppliers could also disrupt our supply. Large chemicals manufacturers may elect to distribute certain products (or products in certain regions) directly to end user customers, instead of relying on independent distributors such as us. While we do not believe that our results depend materially on access to any individual producer’s products, a reversal of the trend toward more outsourced distribution of chemicals would likely result in increasing margin pressure or products becoming unavailable to us. Any of these developments could have a material adverse effect on our business, financial condition and results of operations.

We have non-written contracts with suppliers and customers, which are generally terminable upon notice, and the termination of our relationships with suppliers and customers contracts could negatively affect our business.

Our purchases and sales of chemicals are typically made pursuant to verbal purchase orders rather than written contracts. Many of our contracts with both customers and suppliers are terminable without cause upon 30 days’ notice to us from the supplier or customer. Our business relationships and reputation may suffer if we are unable to meet our delivery obligations to customers which may occur because many of our suppliers are not subject to contracts or can terminate contracts on short notice. In addition, renegotiation of purchase or sales terms to our disadvantage could reduce our sales margins. Any of these developments could adversely affect our business, financial condition, and results of operations.

We may lose customers and suffer damage to our reputation if we are unable to meet customer demand for a particular product.

We face the risk of dissatisfied customers and damage to our reputation if we cannot meet customer demand for a particular chemical because we are short on inventories. In addition, particularly in cases of pronounced cyclicality in the end market, it can be difficult to anticipate our customers’ requirements for particular chemicals, and we could be asked to deliver larger-than-expected quantities of a particular chemical on short notice. If for any reason we experience widespread, systemic difficulties in filling customer orders, our customers may be dissatisfied and discontinue their relationship with us or we may be required to pay a higher price to obtain the needed chemical on short notice, thereby adversely affecting our margins.

We may be exposed to product returns and product liability claims and latent defect liability claims.

Our FRP and other raw materials are used to produce a wide variety of goods including handrails, bench tops, automotive and aero parts, cleanroom panels, and covers for various instruments used in manufacturing. We are exposed to potential product returns and latent defect liability claims from our customers and the end-users of goods and products. Although we have put in place stringent quality control measures, including the setting up of different teams for incoming quality control, quality control and quality assurance which monitor the quality of the raw material, semi-finished products as well as finished products, there may be undetected flaws or manufacturing defects or other irregularities that may be subsequently detected at any point in the life of our products. We have adopted return policy on products with manufacturing defects to accommodate our customers. If after any checkup or analysis by our laboratory the defect of a product is found to be manufacturing defect, return and replacement of products will be made. Therefore, if undetected flaws or manufacturing defects or other irregularities from either the design or manufacture of our products are to occur, additional costs and expenses which we may not recoup may incur, and our revenue and costs control can be negatively impacted.

In addition, if our defective or sub-standard products cause bodily injuries or property damage, our suppliers may face latent defect liability claims from our customers or the end-users of goods and products made with our products and regardless of the merits or the outcome of these claims, we may be required to address and, if necessary, and divert management attention and other resources from our business and operations. We may also face adverse publicity associated with such claims, which could have an adverse effect on our business, results of operations and financial condition.

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Risks Related to Its Operations

BioNexus’ officers and directors may in future have outside business activities. As a result, there may be potential conflicts of interest and negatively impact the amount of time they will be able to dedicate to the company.

Currently BioNexus’ officers, who are also directors, have been working on promoting business for the Company. A potential conflict of interest may arise in the future that may cause BioNexus’ business to fail, including conflicts of interest in allocating their time to the company and their other business interests. While BioNexus’ officers have verbally agreed to devote sufficient time and attention to the affairs of the Company, and BioNexus has determined to sign agreements with these officers regarding this matter, as of the date of this prospectus, we have yet obtained any executed such written agreements. As a result, BioNexus may face conflicts between business decisions that they may have to make regarding its operations and that of their other business interests.

BioNexus may not be able to attract and retain key senior management members and research and development personnel.

BioNexus’ future success depends upon the continuing services of members of its senior management team and key research and development personnel and consultants. Although BioNexus typically requires BioNexus’ key personals to enter into non-compete and confidentiality agreement with us, BioNexus cannot prevent they join the company’s competitor after the non-compete period, which is currently two years for those who have signed non-compete agreements. The loss of their services could adversely impact its ability to achieve its business objectives. If one or more of BioNexus’ senior management or key clinical and scientific personnel are unable or unwilling to continue in their present positions or joins a competitor or forms a competing company, the company may not be able to replace them in a timely manner or at all, which will have a material and adverse effect on its business, financial condition and results of operations.

In addition, the continued growth of BioNexus’ business depends on its ability to hire additional qualified personnel with expertise in molecular biology, chemistry, biological information processing, software, engineering, sales, marketing, and technical support. BioNexus compete for qualified management and scientific personnel with other life science and technology companies, universities, and research institutions in Malaysia and overseas. Competition for these individuals is intense, and the turnover rate can be high. Failure to attract and retain management and scientific and engineering personnel could prevent the company from pursuing collaborations or developing its services and products or technologies.

BioNexus may be unable to protect the company’s intellectual property adequately.

We regard our trademarks, know-how, technologies and similar intellectual property as critical to our success. To establish and protect its intellectual property rights, BioNexus relies primarily upon trade secrets, and to a lesser extent, contractual provisions with current and future employees. The company also has plans to patent technologies that it is currently developing. As a result, BioNexus’ efforts to protect its intellectual property may not be sufficient or effective. If these measures do not protect its intellectual property rights, third parties could use the Company’s technology, and its ability to compete in the market would be reduced significantly.

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In addition, BioNexus may not be effective in policing unauthorized use of the company’s intellectual property. Even if BioNexus does detect violations, BioNexus may need to engage in litigation to enforce its intellectual property rights. Any enforcement efforts BioNexus undertake, including litigation, could be time-consuming and expensive and could divert BioNexus’ management’s attention. In addition, BioNexus’ efforts may be met with defenses and counterclaims challenging the validity and enforceability of its intellectual property rights or may result in a court determining that its intellectual property rights are unenforceable. If BioNexus is unable to cost-effectively protect its intellectual property rights, then its business could be harmed.

BioNexus may be subject to intellectual property claims, which are extremely costly to defend, could require us to pay significant damages and could limit the company’s ability to use certain technologies in the future.

Companies in bio-medical or bio-technology industries are frequently subject to litigation based on allegations of infringement or other violations of intellectual property rights. To the extent BioNexus gain greater public recognition, BioNexus may face a higher risk of being the subject of intellectual property claims. Third-party intellectual property rights may cover significant aspects of BioNexus’ technologies or business methods or block us from expanding its offerings. Any intellectual property claims against us, with or without merit, could be time consuming and expensive to settle or litigate and could divert the attention of its management. Litigation regarding intellectual property rights is inherently uncertain due to the complex issues involved, and the company may not be successful in defending itself in such matters.

In addition, some of BioNexus’ competitors have extensive portfolios of issued patents. Many potential litigants, including some of BioNexus’ competitors and patent holding companies, have the ability to dedicate substantial resources to enforcing their intellectual property rights. Any claims successfully brought against us could subject us to significant liability for damages and BioNexus may be required to stop using technology or other intellectual property alleged to be in violation of a third party’s rights. BioNexus also might be required to seek a license for third-party intellectual property. Even if a license is available, BioNexus could be required to pay significant royalties or submit to unreasonable terms, which would increase its operating expenses. BioNexus may also be required to develop alternative non-infringing technology, which could require significant time and expense. If BioNexus cannot license or develop technology for any allegedly infringing aspect of its business, BioNexus would be forced to limit its service and may be unable to compete effectively. Any of these results could harm BioNexus’ business.

BioNexus may pursue collaborations, in-licensing or out-license arrangements, joint ventures, strategic alliances, partnerships or other strategic investments or arrangements, which may fail to produce anticipated benefits and adversely affect the company’s operations.

BioNexus may pursue opportunities for collaboration, in-licensing, out-license, joint ventures, acquisitions of products, assets or technology, strategic alliances, or partnerships that BioNexus believes would be complementary to or promote BioNexus’ existing business. Proposing, negotiating and implementing these opportunities may be a lengthy and complex process. Other companies, including those with substantially greater financial, marketing, sales, technology, or other business resources, may compete with us for these opportunities or arrangements. BioNexus may not be able to identify, secure, or complete any such transactions or arrangements in a timely manner, on a cost-effective basis, on acceptable terms, or at all.

BioNexus has limited experience with respect to these business development activities. Management and integration of a licensing arrangement, collaboration, joint venture or other strategic arrangement may disrupt BioNexus’ current operations, decrease its profitability, result in significant expenses, or divert management resources that otherwise would be available for its existing business. BioNexus may not realize the anticipated benefits of any such transaction or arrangement.

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Furthermore, partners, collaborators, or other parties to such transactions or arrangements may fail to fully perform their obligations or meet its expectations or cooperate with us satisfactorily for various reasons and subject us to potential risks, including the followings:

•	partners, collaborators, or other parties have significant discretion in determining the efforts and resources that they will apply to a transaction or arrangement;

•	partners, collaborators, or other parties could independently develop, or develop with third parties, services and products that compete directly or indirectly with its services and products;

•	partners, collaborators, or other parties may stop, delay or discontinue research and development, and commercialization efforts;

•

partners, collaborators, or other parties may not properly maintain or defend BioNexus’ intellectual property rights or may use its intellectual property or proprietary information in a way that gives rise to actual or threatened litigation that could jeopardize or invalidate its intellectual property or proprietary information or expose us to potential liability;

•

disputes may arise between us and partners, collaborators, or other parties that cause the delay or termination of the research, development or commercialization of BioNexus’ services and products, or that result in costly litigation or arbitration that diverts management attention and resources;

•

partners, collaborators, or other parties may be terminated and, if terminated, may result in a need for additional capital to pursue further development or commercialization of the applicable services and products; and

•

partners, collaborators, or other parties may own or co-own intellectual property covering BioNexus’ services and products that results from BioNexus’ collaborations with them, and in such cases, BioNexus would not have the exclusive right to commercialize such intellectual property.

Any such transactions or arrangements may also require actions, consents, approval, waiver, participation or involvement of various degrees from third parties, such as regulators, government authorities, creditors, licensors or licensees, related individuals, suppliers, distributors, shareholders or other stakeholders or interested parties. There is no assurance that such third parties will be cooperative as BioNexus desires, or at all, in which case BioNexus may be unable to carry out the relevant transactions or arrangements.

Risks Related to Doing Business in the Southeast Asia Region

Changes in policies in Malaysia and other Southeast Asian countries could have a significant impact upon the company’s ability to operate profitably in Malaysia and the Southeast Asia region.

Changes in the political and economic policies of Malaysia and other governments in Southeast Asia may materially and adversely affect BioNexus’ business, financial condition and results of operations and may result in its inability to sustain its growth and expansion strategies. Accordingly, BioNexus’ financial condition and results of operations are affected to a significant extent by economic, political and legal developments in Southeast Asia region.

The Southeast Asia economy differs from the economies of most developed countries in many respects, including the extent of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. In addition, the government continues to play a significant role in regulating industry development by imposing industrial policies. The government also exercises significant control over economic growth by allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, regulating financial services and institutions and providing preferential treatment to particular industries or companies.

Local governments have implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall economy, but may also have a negative effect on us. BioNexus’ financial condition and results of operation could be materially and adversely affected by government control over capital investments or changes in tax regulations that are applicable to us. In addition, the government has implemented in the past certain measures, including interest rate increases, to control the pace of economic growth. These measures may cause decreased economic activity, which in turn could lead to a reduction in demand for its services and consequently have a material adverse effect on its businesses, financial condition and results of operations.

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Developments in the social, political, regulatory and economic environment in Malaysia may have a material adverse impact on us.

BioNexus’ business, prospects, financial condition and results of operations may be adversely affected by social, political, regulatory and economic developments in Malaysia. Such political and economic uncertainties include, but are not limited to, the risks of war, terrorism, nationalism, nullification of contract, changes in interest rates, imposition of capital controls and methods of taxation.

All sectors of the economy in 2022 across Malaysia saw their supply chains interrupted, demand for their products and services decline, shortages in supplies and inputs. We will emerge in a very different world compared to the one before the outbreak. All organizational functions are intended to prioritize and optimize spending or postpone tasks that will not bring value in the current environment. It created serious consequences because various businesses are facing massive losses due to their declining activities and the accompanying unpredictable future of many businesses. A substantial decrease has been observed in overall spending, which resulted in an array of estimated long-term uncertainty impacts. Consequently, many businesses and ﬁrms closed, and employees were dismissed. Towards a new recovery phase in 2022, most businesses and organizational functions were prioritizing our spending or postpone any tasks and events that do not bring any value to the current situation because even when the challenges are successfully addressed, this will not guarantee any promising future. Hence, we were alerted about the available survival strategies to sustain us throughout this unforeseen circumstance and in the future. A “new normal” indicates how we should digest the current situation and initiate a business growth pattern. Returning to the pre-pandemic business pattern will take time and depends on the government’s response to the population health and socioeconomic demands arising due to the pandemic.

Although the overall Malaysian economic environment (in which BioNexus predominantly operate) appears to be positive, there can be no assurance that this will continue to prevail in the future. Economic growth is determined by countless factors, and it is extremely difficult to predict with any level of absolute certainty.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in Malaysia against the company or its management named in the prospectus based on foreign laws, and the ability of U.S. authorities to bring actions in Malaysia may also be limited.

The company’s operating subsidiaries are incorporated in Malaysia and conduct substantially all of its operations in Southeast Asia. All of BioNexus’ executive officers and directors reside outside the United States, and all their assets are located outside of the United States. As a result, it may be difficult or impossible for shareholders to bring an action against us or against these individuals in Malaysia in the event that you believe that your rights have been infringed under the securities laws of the United States or otherwise. Even if you are successful in bringing an action of this kind, the laws of Malaysia may render you unable to enforce a judgment against BioNexus’ assets or the assets of BioNexus’ directors and officers. As advised by our Malaysian counsel Yusuf Khan & Fong, as of the date of this prospectus, there is no statutory recognition in Malaysia of judgments obtained in the United States, although the courts of Malaysia will generally recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits. The rights of shareholders to take legal action against us and BioNexus’ directors, actions by minority shareholders and the fiduciary responsibilities of its directors are to a large extent governed by the common law of Malaysia. The common law of Malaysia is derived in part from comparatively limited judicial precedent in Malaysia as well as from English common law, which provides persuasive, but not binding, authority in a court in Malaysia. The rights of BioNexus’ shareholders and the fiduciary responsibilities of its directors under Malaysian law are not as clearly established as they would be under statutes or judicial precedents in the United States. Malaysia has a less developed body of securities laws than the United States and provides significantly less protection to investors. As a result, BioNexus’ public shareholders may have more difficulty in protecting their interests through actions against us, its management, its directors or its major shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States. In addition, to receive any form of remedy, the shareholders would have to engage Malaysian counsel regarding the process to receive any such remedy.

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BioNexus is subject to foreign exchange control policies in Malaysia.

The ability of BioNexus’ subsidiaries to pay dividends or make other payments may be restricted by the foreign exchange control policies in the countries where they operate. For example, there are foreign exchange policies in Malaysia which support the monitoring of capital flows into and out of the country in order to preserve its financial and economic stability. The foreign exchange policies are administered by the Foreign Exchange Administration, an arm of Bank Negara Malaysia (“BNM”), the central bank of Malaysia. The foreign exchange policies monitor and regulate both residents and non-residents. Under the current Foreign Exchange Administration rules issued by BNM, non-residents are free to repatriate any amount of funds from Malaysia in foreign currency other than the currency of Israel at any time (subject to limited exceptions), including capital, divestment proceeds, profits, dividends, rental, fees and interest arising from investment in Malaysia, subject to any withholding tax. In the event BNM or any other country where BioNexus operates introduces any restrictions in the future, it may be affected in its ability to repatriate dividends or other payments from BioNexus’ subsidiaries in Malaysia or in such other countries. Since BioNexus rely principally on dividends and other payments from its subsidiaries for its cash requirements, any restrictions on such dividends or other payments could materially and adversely affect its liquidity, financial condition and results of operations.

Risks Related to This Offering

The offering price for the securities offered under this prospectus may not accurately reflect the value of your investment. Price movement could be affected by the industry market trend and announcement.

The offering price per share offered by this prospectus was negotiated between us and the Underwriter. Factors considered in determining the price of our common stock include:

●	the history and prospects of companies with operations similar to ours;

●	prior offerings of those companies;

●	our capital structure;

●	an assessment of our management and its experience;

●	general conditions of the securities markets at the time of this offering; and

●	other factors we deemed relevant.

The offering price may not accurately reflect the value of our common stock and may not be realized upon any subsequent disposition of the shares.

BioNexus may experience periods of being a “thinly traded” stock. As a result, if BioNexus’ shareholders sell a large number of shares, the market price of its shares may decline due to the downward pressure.

The Company is offering up to 1,875,000 shares of the company’s common stock through this prospectus, excluding the shares of common stock underly the Underwriter’s over-allotment option and Underwriter Warrant. Presently, the company’s common stock is quoted on the OTCQB tier under the symbol “BGLC.” Although BGLC is quoted on the OTCQB tier of OTC Markets in the United States, BioNexus’ shares trade with minimal volume. BioNexus cannot assure you that a regular trading market will develop or will be sustained.

Our stock may also experience periods when it could be considered “thinly traded,” meaning that the number of persons interested in purchasing our common shares at or near ask prices at any given time may be relatively small or non-existent. Financing transactions resulting in a large number of newly issued shares that become readily tradable, or other events that cause current stockholders to sell shares, could place further downward pressure on the trading price of our stock. In addition, the lack of a robust resale market may require a stockholder who desires to sell a large number of shares to sell the shares in increments over time to mitigate any adverse impact of the sales on the market price of our stock. In the absence of volume on any exchange or platform, an investor may be unable to liquidate its investment at the time of price of choosing, if at all.

Sales of common stock resulting from issuances of common stock for Rule 144 sales in the future will have a depressive effect on our common stock price.

A significant number of the outstanding shares of the company common stock are “restricted securities” within the meaning of Rule 144 under the Securities Act. As restricted securities, those shares may be resold only pursuant to an effective registration statement or pursuant to the requirements of Rule 144 or other applicable exemptions from registration under the Securities Act and as required under applicable state securities laws. Rule 144 provides in essence that an affiliate (i.e., an officer, director or control person) who has held restricted securities for a prescribed period may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed 1.0% of the issuer’s outstanding common stock.

Pursuant to the provisions of Rule 144, there is no limit on the number of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days before the date of the proposed sale) after the restricted securities have been held by the owner for a prescribed period, although there may be other limitations and/or criteria to satisfy. A sale pursuant to Rule 144 or pursuant to any other exemption from the Securities Act, if available, or pursuant to registration of shares of BioNexus’ common stock held by its stockholders, may reduce the price of its common stock in any market that may develop.

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BioNexus’ stockholders may not be able to liquidate their investment since there is no assurance that a public market will develop for BioNexus’ common stock or that its common stock will ever be approved for trading on a major exchange.

If, after being listing on the Nasdaq Capital Market, BioNexus are delisted and its shares become subject to the penny stock rules, it would become more difficult to trade BioNexus’ shares.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If BioNexus does not maintain a listing on Nasdaq and if the price of the Company’s common stock is less than $5.00, BioNexus’ common stock will be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for BioNexus’ common stock, and therefore stockholders may have difficulty selling their shares.

In the future, BioNexus may issue additional common and preferred shares, which would reduce your percent of ownership and dilute BioNexus’ share value.

BioNexus’ Articles of Incorporation authorize the issuance of 300,000,000 shares of common stock. As of the date of this prospectus, the Company has 14,476,513 shares of common stock outstanding, assuming the completion of the outstanding common stock of 12 for 1 immediately upon our common stock’s listing on Nasdaq. Accordingly, BioNexus may issue up to an additional 285,523,487 shares of common stock. In addition, BioNexus has the right to issue 30,000,000 shares of preferred stock. The preferred stock is known as “blank check” as the Board of Directors is authorized to set the rights, privileges and preference of the preferred stock without the need for shareholder approval. The future issuance of common stock and preferred may result in substantial dilution in the percentage of BioNexus’ common stock held by its then existing shareholders. BioNexus may value any common stock issued in the future on a basis with which you disagree. The issuance of common stock or preferred stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by BioNexus’ investors and might have an adverse effect on any trading market for BioNexus’ common stock.

BioNexus does not intend to pay dividends on BioNexus’ common stock, so any returns on your investment in the company’s common stock will be limited to appreciation in the value of BioNexus’ stock.

BioNexus intends to retain any future earnings to finance the development and expansion of BioNexus’ business. BioNexus does not anticipate paying any cash dividends on the company’s common stock in the foreseeable future. Unless BioNexus pays dividends, BioNexus’ stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

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The price of BioNexus’ common stock may be volatile, and you could lose all or part of your investment.

The market price for BioNexus’ common stock is likely to be highly volatile as is the stock market in general and the market for biochemical-related stocks.

The following factors will add to BioNexus’ common stock price’s volatility:

•	fluctuations in the company’s quarterly financial results or the quarterly financial results of companies perceived to be similar to us;

•	changes in estimates of the company’s results or recommendations by securities analysts;

•	changes in market valuations of similar companies;

•	changes in the company’s capital structure, such as future issuances of securities or the incurrence of additional debt;

•	regulatory developments in Malaysia or other countries wherein BioNexus expects to conduct business;

•	litigation involving the company, the general industry or both;

•	investors’ general perception of us; and

•	changes in general economic, industry and market conditions

Many of these factors are beyond BioNexus’ control. These factors may decrease the market price of BioNexus’ common stock, regardless of BioNexus’ operating performance. In the past, plaintiffs have initiated securities class action litigation against a company following periods of volatility in the market price of its securities. In the future, BioNexus may be the target of similar litigation. Additionally, securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

You may experience extreme stock price volatility, including any stock-run up, unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our common stock.

Our common stock may be subject to extreme volatility that is seemingly unrelated to the underlying performance of our business. In particular, our common stock may be subject to rapid and substantial price volatility, low volumes of trades and large spreads in bid and ask prices, given that we will have relatively small public floats after this offering. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance, financial condition or prospects.

Holders of our common stock may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our common stock. As a result of this volatility, investors may experience losses on their investment in our common stock. Furthermore, the potential extreme volatility may confuse the public investors of the value of our stock, distort the market perception of our stock price and our company’s financial performance and public image, negatively affect the long-term liquidity of our common stock, regardless of our actual or expected operating performance. If we encounter such volatility, including any rapid stock price increases and declines seemingly unrelated to our actual or expected operating performance and financial condition or prospects, it will likely make it difficult and confusing for prospective investors to assess the rapidly changing value of our common stock and understand the value thereof.

You will experience immediate and substantial dilution in the net tangible book value of our common stock purchased.

The offering price of our common stock is substantially higher than the net tangible book value per share of our common stock. Consequently, when you purchase our common stock in the offering and upon completion of the offering, you will incur immediate dilution of US$[●] per share, based on an assumed offering price of US$[●] per share. In addition, you may experience further dilution to the extent that additional shares of common stock are issued upon exercise of outstanding warrants or options we may grant from time to time.

If securities or industry analysts do not publish research or reports about our business, or if the publish a negative report regarding our common stock, the price of our common stock and trading volume could decline.

The trading market for our common stock may depend in part on the research and reports that industry or securities analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade us, the price of our common stock would likely decline. If one or more of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the price of our common stock and the trading volume to decline.

The estimates of market opportunity, forecasts of market growth included in this prospectus may prove to be inaccurate, and any real or perceived inaccuracies may harm our reputation and negatively affect our business. Even if the market in which we compete achieves the forecasted growth, our business could fail to grow at similar rates, if at all.

Market opportunity estimates and growth forecasts included in this prospectus are subject to significant uncertainty and are based on assumptions and estimates that may not prove to be accurate. The variables that go into the calculation of our market opportunities are subject to change over time, and there is no guarantee that any particular number or percentage of addressable companies covered by our market opportunities estimates will purchase our products and solutions at all or generate any particular level of revenues for us. Even if the market in which we compete meets the size estimates and growth forecasted in this prospectus, our business could fail to grow for a variety of reasons, including reasons outside of our control, such as competition in our industry.

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Our management has broad discretion to determine how to use the funds raised in the offering and may use them in ways that may not enhance our results of operations or the price of our common stock.

We anticipate that we will use the net proceeds from this offering for working capital and other corporate purposes. Our management will have significant discretion as to the use of the net proceeds to us from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the market price of our common stock.

Nasdaq may apply additional and more stringent criteria for our initial and continued listing because we plan to have a small public offering and insiders will hold a large portion of the company’s listed securities.

Nasdaq Listing Rule 5101 provides Nasdaq with broad discretionary authority over the initial and continued listing of securities in Nasdaq and Nasdaq may use such discretion to deny initial listing, apply additional or more stringent criteria for the initial or continued listing of particular securities, or suspend or delist particular securities based on any event, condition, or circumstance that exists or occurs that makes initial or continued listing of the securities on Nasdaq inadvisable or unwarranted in the opinion of Nasdaq, even though the securities meet all enumerated criteria for initial or continued listing on Nasdaq. In addition, Nasdaq has used its discretion to deny initial or continued listing or to apply additional and more stringent criteria in the instances, including but not limited to: (i) where the company engaged an auditor that has not been subject to an inspection by the Public Company Accounting Oversight Board (“PCAOB”), an auditor that PCAOB cannot inspect, or an auditor that has not demonstrated sufficient resources, geographic reach, or experience to adequately perform the company’s audit; (ii) where the company planned a small public offering, which would result in insiders holding a large portion of the company’s listed securities. Nasdaq was concerned that the offering size was insufficient to establish the company’s initial valuation, and there would not be sufficient liquidity to support a public market for the company; and (iii) where the company did not demonstrate sufficient nexus to the U.S. capital market, including having no U.S. shareholders, operations, or members of the board of directors or management. Our public offering will be relatively small and the insiders of our Company will hold a large portion of the company’s listed securities. Nasdaq might apply the additional and more stringent criteria for our initial and continued listing, which might cause delay or even denial of our listing application.

BioNexus is an emerging growth company within the meaning of the Securities Act, as modified by the JOBS Act, and the reduced disclosure requirements applicable to emerging growth companies may make the company’s common stock less attractive to investors.

BioNexus qualifies as an “emerging growth company” under the JOBS Act. As a result, BioNexus is permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as BioNexus is an emerging growth company, BioNexus will not be required to:

■	have an auditor report on BioNexus’ internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

■

comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

■	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

■	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. BioNexus’ will remain an emerging growth company for up to five full fiscal years, although if the market value of BioNexus’ common stock that is held by non-affiliates exceeds $700 million as of any January 31 before that time, BioNexus would cease to be an emerging growth company as of the following December 31, or if BioNexus’ annual revenues exceed $1.235 billion, BioNexus would cease to be an emerging growth company the following fiscal year, or if BioNexus issue more than $1.235 billion in non-convertible debt in a three-year period, BioNexus would cease to be an emerging growth company immediately. After we are no longer an “emerging growth company,” we expect to incur significant additional expenses and devote substantial management effort toward ensuring compliance increased disclosure requirements.

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Notwithstanding the above, BioNexus is also currently a “smaller reporting company,” meaning that BioNexus is not an investment company, an asset-backed issuer, nor a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $250 million and annual revenues of less than $100 million during the most recently completed fiscal year. If BioNexus is still considered a “smaller reporting company” at such time as BioNexus ceases to be an “emerging growth company,” BioNexus will be subject to increased disclosure requirements. However, the disclosure requirements will still be less than they would be if BioNexus were not considered either an “emerging growth company” or a “smaller reporting company.” Specifically, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; are not required to conduct say-on-pay and frequency votes until annual meetings occurring on or after January 21, 2015; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports. Decreased disclosures in its SEC filings due to its status as an “emerging growth company” or “smaller reporting company” may make us less attractive to investors given that it will be harder for investors to analyze the Company’s results of operations and financial prospects and, as a result, it may be difficult for us to raise additional capital as and when BioNexus needs it.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward looking statements that involve risks and uncertainties, principally in the sections entitled “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” All statements other than statements of historical fact contained in this prospectus, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements included in this document are based on information available to us on the date hereof, and we assume no obligation to update any such forward-looking statements.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this prospectus. Before you invest in our securities, you should be aware that the occurrence of the events described in the section entitled “Risk Factors” and elsewhere in this prospectus could negatively affect our business, operating results, financial condition and stock price. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this prospectus to conform our statements to actual results or changed expectations.

USE OF PROCEEDS

After deducting the estimated placement discount and offering expenses payable by us, we expect to receive net proceeds of approximately $[●] from this offering.

We plan to use the net proceeds of this offering for working capital needs, including devoting further resources to the below use of proceeds, which may include investment in product development, sales and marketing activities, acquisition of other companies, technology infrastructure, team development, capital expenditures, improvement of corporate facilities and other general and administrative matters. The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus.

We estimate that the net proceeds of this offering together with the funds we will receive from the sale will be used as set forth in the following table.

Description of Use	Estimated Amount of Net Proceeds (US $)
Product research and development	$
Marketing and Business Development	$
New production equipment purchase	$
New business assessment and acquisition	$
Talent acquisition and training	$
Working capital	$
Total	$

Pending other uses, we intend to invest the proceeds to us in investment-grade, interest-bearing securities such as money market funds, certificates of deposit, or direct or guaranteed obligations of the U.S. government, or hold as cash. We cannot predict whether the proceeds invested will yield a favorable return. Our management will have broad discretion in the application of the net proceeds we receive from this offering, and investors will be relying on the judgment of our management regarding the application of the net proceeds.

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CAPITALIZATION

The following table sets forth our cash and capitalization as of December 31, 2022:

●	on an actual basis;
●

on a pro forma basis to reflect the sale of [●] common stock by us in this offering at an assumed price to the public of $[●] per share, which is the midpoint of the estimated offering range set forth on the cover page of this prospectus, resulting in net proceeds to us of $[●] after deducting (i) underwriter discounts of $[●], (ii) non-accountable expense allowance of $[●], and (iii) estimated other offering expenses of $[●]. The table below assumes no exercise by the underwriter of their option to purchase additional common stock and/or warrants from us.

The pro forma information below is illustrative only and our capitalization following the completion of this offering is subject to adjustment based on the public offering price of our common stock and other terms of this offering determined at pricing. You should read this table together with our financial statements and the related notes included elsewhere in this prospectus and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Offering (1,875,000 shares of common stock)

U.S. Dollars

As of December 31, 2022
	Actual	Pro forma (1)
Assets:
Current Assets
Long term investment
Right of use assets
Operating lease right of use asset, net
Intangible assets
Property
Goodwill
Deferred tax asset
Other Assets
Total Assets

Liabilities:
Current Liabilities
Other Liabilities
Total Liabilities

Shareholder’s Equity:
Preferred Stock, no par value, 30,000,000 shares authorized, and no shares outstanding as of December 31, 2022.
Common stock, no par value, 300,000,000 shares authorized, 173,718,152 shares issued and outstanding as of December 31, 2022.
Additional paid-in capital(2)
Accumulated deficit
Accumulated other comprehensive income
Noncontrolling interest
Total shareholders’ equity
Total Liabilities and Shareholders’ Equity

(1)

Gives effect to the completion of the firm commitment offering at an assumed public offering price of $[●] per share and reflects the application of the proceeds after deducting the estimated underwriting discounts and our estimated offering expenses.

(2)

Pro forma adjusted for IPO additional paid in capital reflects the net proceeds we expect to receive, after deducting underwriting discount, underwriter expense allowance and approximately $[●] in other expenses. In the firm commitment offering, we expect to receive net proceeds of approximately $[●] ($[●] offering, less underwriting discount of $[●], non-accountable expense allowance of $[●] and offering expenses of $[●]).

Each $1.00 increase or decrease in the assumed offering price per share of $[●], assuming no change in the number of shares to be sold, would increase or decrease the net proceeds that we receive in this offering and each of total shareholders’ equity and total capitalization by approximately $[●] (or $[●] if the underwriter exercise the over-allotment option in full), after deducting (i) estimated underwriter discounts, (ii) non-accountable expense allowance of $[●] (or $[●] if the underwriter exercise the over-allotment option in full), and (iii) offering expenses, in each case, payable by us.

The table above excludes up to 281,250 common stock issuable upon exercise of the over-allotment in this offering and up to 172,500 common stock issuable upon exercise of the Underwriter Warrants issued in connection with this offering.

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DIVIDEND POLICY

It is unlikely that we will declare or pay cash dividends in the foreseeable future. We intend to retain earnings, if any, to expand our operations. To date, we have paid no dividends on one share of common stock and have no present intention of paying any dividends on one share of common stock in the foreseeable future. The payment by us of dividends on the shares of common stock in the future, if any, rests solely within the discretion of our board of directors and will depend upon, among other things, our earnings, capital requirements and financial condition, as well as other factors deemed relevant by our board of directors.

DETERMINATION OF THE OFFERING PRICE

As there is an established public market for one share, the offering price has been negotiated between the Underwriter and us. In determining the offering price of the common stock, the following factors were considered:

•	prevailing market conditions;
•	our historical performance and capital structure;
•	estimates of our business potential and earnings prospects;
•	an overall assessment of our management; and
•	the consideration of these factors in relation to market valuation of companies in related businesses.

One share do not bear any relationship to assets, earnings, book value or any other objective criteria of value. In addition, we have not consulted any appraiser or other independent third party concerning the offering price for the shares or the fairness of the offering price used for the shares. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

DILUTION

If you invest in our common stock in this offering, your ownership interest will be diluted immediately to the extent of the difference between the public offering price per share of our common stock and value per share of our common stock immediately after this offering.

Our net tangible book value was approximately $[●], or approximately $[●] per common stock, as of December 31, 2022. Our net tangible book value represents the amount of our total consolidated tangible assets (which is calculated by subtracting deferred tax assets and intangible assets from our total consolidated assets), less the amount of our total consolidated liabilities. Dilution is determined by subtracting net tangible book value per share after giving effect to this offering.

After giving effect to our sale of 1,875,000 common stock in this offering at an assumed public offering price of $[●] per share, which is the midpoint of the estimated offering price range set forth on the cover page of this prospectus, and after deducting the estimated underwriting discounts, non-accountable expense allowance and estimated offering expenses, and assuming no exercise of the warrants underlying the shares of common stock to be sold in this offering, our pro forma as adjusted net tangible book value as of December 31, 2022 would have been approximately $[●], or approximately $[●] per common stock. This amount represents an immediate increase in pro forma net tangible book value of $[●] per share to existing shareholders and an immediate dilution in pro forma net tangible book value of $[●] per share to purchasers of our common stock in this offering, as illustrated in the following table.

Assumed public offering price per share	$
Net tangible book value per common stock as of December 31, 2022	$
Pro forma net tangible book value per common stock after this offering	$
Increase in net tangible book value per common stock to the existing shareholders	$
Dilution in net tangible book value per common stock to new investors in this offering	$

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If the Underwriter exercises its over-allotment option in full, the pro forma as adjusted net tangible book value per common stock, as adjusted to give effect to this offering, would be $[●] per share, and the dilution in pro forma net tangible book value per share to new investors purchasing common stock in this offering would be $[●] per share.

A $1.00 increase (decrease) in the assumed public offering price of $[●] per share would increase (decrease) our pro forma net tangible book value after giving effect to the offering by $[●] million, the net tangible book value per common stock after giving effect to this offering by $[●] per common stock and the dilution in net tangible book value per common stock to new investors in this offering by $[●] per common stock, assuming no change to the number of shares offered by us as set forth on the cover page of this prospectus, no exercise of over-allotment option and after deducting underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us.

The pro forma information discussed above is illustrative only. Our net tangible book value following the completion of this offering is subject to adjustment based on the actual public offering price of our common stock and other terms of this offering determined at pricing.

The following table summarizes, as of December 31, 2022, on the pro forma as adjusted basis described above, the differences between the number of shares purchased from us, the total consideration paid to us in cash and the average price per share that existing stockholders and new investors paid for such shares. The calculation below is based on an assumed public offering price of $[●] per share, which is the midpoint of the price range set forth on the cover page of this prospectus, before deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

	Shares Purchased		Total Consideration		Average Price Per
	Number	Percent	Amount	Percent	Share
Existing stockholder	$	%	$	%	$
New investors		%		%
Total	$	%	$	%

The number of shares of our common stock outstanding before and after this offering reflected in the tables and discussion above are based on (i) 14,476,513 shares of common stock outstanding as of the date of this prospectus, assuming the completion of our proposed reverse stock split of the outstanding common stock of 12 for 1 immediately upon our common stock’s listing on Nasdaq and (ii) [●] shares of common stock outstanding on a pro forma as adjusted basis after giving effect to this offering.

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SELECTED CONSOLIDATED FINANCIAL DATA

The following table presents selected consolidated financial data for the periods and at the dates indicated. The selected consolidated statements of operations data for the years ended December 31, 2022 and 2021, and the selected consolidated balance sheet data as of December 31, 2022, 2021 and 2020 have been derived from our consolidated financial statements, included elsewhere in this prospectus. Our historical results for any prior period are not necessarily indicative of results to be expected in any future period, and our results for any interim period are not necessarily indicative of the results expected for a full fiscal year. You should read the following financial information together with the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes included elsewhere in this prospectus.

Consolidated Statements of Operations Data

	Year ended
	December 31,
	2022	2021

REVENUE	$10,928,707	$13,362,567

COST OF REVENUE	(9,669,678)	(11,095,626)

GROSS PROFIT	1,259,029	2,266,941

OTHER INCOME	179,283	66,491

OPERATING EXPENSES
General and administrative	(1,729,489)	(1,277,605)

(LOSS)/PROFIT FROM OPERATIONS	(291,177)	1,055,827

FINANCE COSTS	(12,479)	(12,973)

(LOSS)/PROFIT BEFORE TAX	(303,656)	1,042,854

Tax expense:
Deferred tax	(3,898)	(26,736)
Income tax	(48,412)	(264,547)
Total tax expense	(52,310)	(291,283)

NET (LOSS)/PROFIT	$(355,966)	$751,571

Other comprehensive income:
Foreign currency translation loss	(308,800)	(233,946)

COMPREHENSIVE (LOSS)/INCOME	$(664,766)	$517,625

Earnings per share – Basic and diluted	(0.002)	0.004

Weighted average number of common shares outstanding – Basic and diluted	172,916,782	171,218,152

Consolidated Balance Sheets Data

	As of
	December 31,	December 31,
	2022	2021
	(Audited)	(Audited)
Current assets	$6,021,826	$7,149,855
Total assets	$8,740,162	$9,574,390
Current liabilities	$2,004,077	$2,328,755
Total liabilities	$2,075,149	$2,394,611
Total equity	$6,665,013	$7,179,779

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULT OF OPERATIONS

The information set forth in this section contains certain “forward-looking statements”, including, among others (i) expected changes in our revenue and profitability, (ii) prospective business opportunities and (iii) our strategy for financing our business. Forward-looking statements are statements other than historical information or statements of current condition. Some forward-looking statements may be identified by use of terms such as “believes”, “anticipates”, “intends” or “expects”. These forward-looking statements relate to our plans, liquidity, ability to complete financing and purchase capital expenditures, growth of our business including entering into future agreements with companies, and plans to successfully develop and obtain approval to market our product. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Although we believe that our expectations with respect to the forward-looking statements are based upon reasonable assumptions within the bounds of our knowledge of our business and operations, in light of the risks and uncertainties inherent in all future projections, the inclusion of forward-looking statements in this prospectus should not be regarded as a representation by us or any other person that our objectives or plans will be achieved. We assume no obligation to update these forward-looking statements to reflect actual results or changes in factors or assumptions affecting forward-looking statements. Our revenues and results of operations could differ materially from those projected in the forward-looking statements as a result of numerous factors, including, but not limited to, the following: the risk of significant natural disaster, the inability of our company to insure against certain risks, inflationary and deflationary conditions and cycles, currency exchange rates, and changing government regulations domestically and internationally affecting our products and businesses.

You should read the following discussion and analysis in conjunction with the Financial Statements and Notes attached hereto, and the other financial data appearing elsewhere in this prospectus.

Company Overview

BioNexus Gene Lab Corp., through our wholly owned subsidiary Chemrex Corporation Sdn. Bhd. focuses on the sale of chemical raw materials for the manufacture of industrial, medical, appliance, aero, automotive, mechanical, and electronic industries in the Southeast Asia region. These countries include Malaysia, Indonesia, Vietnam, and other countries in Southeast Asia.

Furthermore, through our wholly owned subsidiary BioNexus Gene Lab Sdn Bhd, the Company is also in the business of developing and providing safe, effective, and non-invasive liquid biopsy tests for the early detection of biomarkers that we believe are linked to diseases to minimize treatment costs and improve patient management. Our non-invasive blood tests provide analysis of changes in RNA to detect the potential risk of 11 different diseases.

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Result of Operations

Results of Operations for the Year Ended December 31, 2022 Compared to the Year Ended December 31, 2021 (Audited).

The following table sets forth key components of the results of operations for fiscal years ended December 31, 2022 and 2021, respectively. As stated herein, on December 31, 2022, the Company consummated its acquisition of Chemrex Corporation Sdn. Bhd. (“Chemrex”), pursuant to a Share Exchange Agreement by and among the Company and Chemrex and the Chemrex shareholders. Accordingly, the audited financial information for the period ended December 31, 2022 includes the accounts of Chemrex and BioNexus Malaysia and the (audited) financial information for the period ended December 31, 2021 only includes the accounts of BioNexus Malaysia.

The discussion following the table addresses these results.

Consolidated	Year ended
	December 31 (Audited)
	2022	2021

REVENUE	$10,928,707	$13,362,567

COST OF REVENUE	(9,669,678)	(11,095,626)

GROSS PROFIT	1,259,029	2,266,941

OTHER INCOME	179,283	66,491

OPERATING EXPENSES
General and administrative	(1,729,489)	(1,277,605)

(LOSS)/PROFIT FROM OPERATIONS	(291,177)	1,055,827

FINANCE COSTS	(12,479)	(12,973)

(LOSS)/PROFIT BEFORE TAX	(303,656)	1,042,854

Tax expense:
Deferred tax	(3,898)	(26,736)
Income tax	(48,412)	(264,547)
Total tax expenses	(52,310)	(291,283)

NET (LOSS)/PROFIT	$(355,966)	$751,571

Other comprehensive income:
Foreign currency translation (loss)/gain	(308,800)	(233,946)

COMPREHENSIVE (LOSS)/ INCOME	$(664,766)	$517,625

Revenues. For the year ended December 31, 2022, we had revenues of $10,928,707 as compared to revenues of $13,362,567 for the year ended December 31, 2021, a decrease of approximately 18.2% due to after effect of Covid pandemic. The 2021’ revenue of $13,362,567 was partly contributed from Covid-19 screening amounting to $1,515,673 outsourced by Health Ministry to BGL.

In 2022, all sectors of the economy across the country saw their supply chains interrupted, demand for our products and services decline, shortages and delay in supplies and inputs, we emerged in a very different world compared to the one before the outbreak. Our business was affected because various businesses are facing massive losses due to their declining activities and the accompanying unpredictable future of many businesses. A substantial decrease has been observed in overall spending, which resulted in an array of estimated long-term uncertainty impacts. Consequently, many businesses and ﬁrms closed, and employees were dismissed. Towards a new recovery phase in 2022, most businesses and organizational functions were prioritizing our spending or postpone any tasks and events that do not bring any value to the current situation because even when the challenges are successfully addressed, this will not guarantee any promising future.

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Cost of revenues. For the year ended December 31, 2022 we had cost of revenues of $9,669,678 as compared to cost of revenues of $11,095,626 for the year ended December 31, 2021, a decrease of approximately 12.9% due to lower sales caused by the above reasons.

Other Income. For the year ended December 31, 2022, we had other income of $179,283 as compared to other income of $66,491 for the year ended December 31, 2021, an increase of 169.6% for current year. The increase in other income for the current annual period was due to dividend income from Chemrex’ equity investment and additional fund deposited with the bank resulting from the lower revenues with lesser stock purchase.

Operating Expenses. For the year ended December 31, 2022, we had operating expenses of $1,729,489 as compared to operating expenses of $1,277,605 for the year ended December 31, 2021, an increase of 35.4% for the current year was due to depreciation on new equipment purchased, equipment maintenance expenses, employee compensation and benefits, professional and directors’ fees, marketing, travel expenses and adjustment of unrealized loss on foreign exchange for subsidiaries BGL and Chemrex.

Profit/(loss) from operations. We had a loss from operations of $291,177 for the year ended December 31, 2022 compared to a profit from operations of $1,055,827 for the year ended December 31, 2021, a decrease of 127.6% for the reasons discussed above.

Tax expense. For the year ended December 31, 2022, we had the total tax expense of $52,310 from deferred tax of $3,898 and tax provision of $48,412. The year ended December 31, 2021 the total tax expenses were $291,283 from deferred tax of $26,736 and income tax provision of $264,547. The higher tax expense for 2021 was also due to higher profit in 2021.

Foreign currency translation (loss)/gain. We are exposed to fluctuations in foreign exchange rates on the revaluation of monetary assets and liabilities denominated in currencies other than the US Dollar. Therefore, any change in the relevant exchange rate will require us to recognize a transaction gain or loss on revaluation. For the annual period ended December 31, 2022, we had foreign currency translation loss of $308,800 compared with foreign currency translation loss of $233,946 for the prior annual period.

BioNexus Malaysia and Chemrex

	BioNexus Malaysia	Chemrex	BioNexus Malaysia	Chemrex
	Year ended December 31, 2022		Year ended December 31, 2021
REVENUE	$95,816	$10,832,891	$1,515,673	$11,846,894

COST OF REVENUE	(51,465)	(9,618,213)	(1,052,938)	(10,042,688)

GROSS PROFIT	44,351	1,214,678	462,735	1,804,206

OTHER INCOME	8,830	170,453	7,467	59,024

OPERATING EXPENSES
General and administrative	(286,753)	(1,051,855)	(160,094)	(989,617)

FINANCE COSTS	(5,657)	(6,822)	(4,158)	(8,815)

(LOSS)/PROFIT BEFORE TAX	(239,229)	326,454	305,950	864,798

Tax expense :
Deferred tax	(1,428)	(2,470)	(11,997)	(14,739)
Income tax	-	(48,412)	(30,482)	(234,065)
Total tax expense	(1,428)	(50,882)	(42,479)	(248,804)

NET (LOSS)/PROFIT	$(240,657)	$275,572	$263,471	$615,994

Revenue. For the year ended December 31, 2022, Chemrex contributed $10,832,891 (99.1%) of total combined revenue of $10,928,707 compared to its contribution of $11,846,894 (88.66%) of total combined revenue of $13,362,567 for the year ended December 31, 2021, showing an increase of the contribution to total combined revenue by 8.56%. The revenue decreased in 2022 was due to the lowering of selling price in view of competition. Some competitors were clearing their stock to improve their cash flow position after 1 ½ years of movement controls imposed by the government.

For the year ended December 31, 2022, BioNexus Malaysia contributed $95,816 (0.9%) of total combined revenue of $10,928,707 compared to its contribution of $1,515,673 (11.34%) from the same period ended December 31, 2021, showing a decrease of the contribution to total combined revenue by 93.7%. The revenue decreased in 2022 was due to the outsource contract for Covid19 PCR test from Ministry of Health (HHS) had ended in December 2021.

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Cost of revenues. For the year period ended December 31, 2022, Chemrex had incurred $9,618,213 (99.5%) of the total combined cost of revenue of $9,669,678 as compared to the year ended December 31, 2021 wherein Chemrex had incurred $10,042,688 (90.5%) of the total combined cost of revenue of $11,095,626. The decrease of 4.23% in Chemrex’s cost of revenues was due to its decreased in revenues and reasons stated above.

BioNexus Malaysia had incurred $51,465 (0.5%) on cost of revenues for the year ended December 31, 2022 as compared to cost of revenues of $1,052,938 (9.5%) for the same year ended December 31, 2021. The decrease of 95.1% was due to the buying less extract kits, reagents, laboratory consumables for covid-19 samples processing.

Other Income. For the year ended December 31, 2022, Chemrex contributed $170,453 (95.1%) of total other combined income of $179,283 as compared to the year ended December 31, 2021, 59,024 (88.8%) The increase of 188.79% was due to dividend income from equity investment and more fund deposited with the bank for interest in view of lower sales and buying lesser stock.

BioNexus Malaysia had other income of $8,830 (4.9%) for the year ended December 31, 2022 as compared $7,467 (11.2%) for the year ended December 31, 2021, an increase of 18.3% due to bank interest generated from Covid-19 screening’s revenue.

Operating Expenses. For the year ended December 31, 2022, Chemrex had incurred $1,051,855 (78.6%) of the total combined operating expenses of $1,338,608 for the year ended December 31, 2022 as compared to the operating expenses of $989,617 (86.1%) for the year ended December 31, 2021. The increase of 6.29% in Chemrex operating expenses for the 2022 due to increase in director’s remuneration and loss on fair value of equity investment.

BioNexus Malaysia had incurred $286,753 (21.4%) on operating expenses for the year ended December 31, 2022 as compared to the operating expenses of $160,094 (13.9%) for the year ended December 31, 2021, an increase of 79.1%. The increase of $126,659 in operating costs was due to increase in marketing expenses, hiring and training new lab staffs, writing off investment in Genenews Diagnostic (company has been closed) and expired covid19 test kits. In addition, expenses incurred in heart attack research/clinical test and year-end adjustment for unrealized loss on foreign exchange of $52,129 due to weakening of Malaysia ringgit against US dollar.

Profit /(loss) before tax. Chemrex had a profit before tax of $326,454 for the year ended December 31, 2022 as compared to $864,798 for the year ended December 31, 2021, a decrease of 62.25% while Bionexus Malaysia incurred a loss of $239,229 for the year ended December 31, 2022, a decrease of 178.2% compared to the year ended December 31, 2021, for the reasons discussed above.

Income tax expense. Chemrex had total tax expenses of $50,882 (97.3%) from deferred tax of $2,470 and tax provision of $48,412 for the year ended December 31, 2022 as compared to total tax expense of $248,804 (85.42%) for the last year ended December 31, 2021 from deferred tax of $14,739 and tax provision of $234,065.

BioNexus Malaysia had deferred tax of $1,428 (2.7%) and no tax provision for current year 2022 as compared to total tax expense of $42,479 (14.58%) for the last year ended December 31, 2021 from deferred tax of $11,997 and tax provision of $30,482.

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LIQUIDITY AND CAPITAL RESOURCES

As of December 31, 2022, we had working capital of $4,017,749 compared with working capital of $4,821,100 as of December 31, 2021. The decreased in working capital as of December 31, 2022 from December 31, 2021 is due principally to the operating loss the Company experienced for the year 2022.

Our primary uses of cash have been for operations. The main sources of cash have been from operational revenues and the private placement of our common stock. The following trends are reasonably likely to result in a material decrease in our liquidity over the near to long term:

•	Addition of administrative and marketing personnel as the business grows,
•	Development of a Company website,
•	Increases in advertising and marketing in order to attempt to generate more revenues, and
•	The cost of being a public company.

The Company believes that cash flow from operations together will be sufficient to sustain its current level of operations for at least the next 12 months of operations.

The following is a summary of the Company’s cash flows provided by (used in) / generated from operating, investing, and financing activities for the year ended December 31, 2022 and 2021:

	Year ended
	December 31,
	2022	2021
Net Cash generated from operating activities	$544,028	$9,161
Net cash used in investing activities	(450,498)	(490,574)
Net cash generated from/(used in) financing activities	115,962	(28,222)
Foreign currency translation adjustment	(214,547)	(154,138)
Net Change in Cash and Cash Equivalents	$(5,055)	$(663,773)

Operating Activities

During the year ended December 31, 2022, the Company incurred a net loss of $355,966 which, after adjusting for amortization, depreciation, dividend income, fair value on investment, a decrease in inventories, trade receivables and deposits, a substantial reduction in trade payables, operating lease liabilities, resulted in net cash of $544,028 being generated from operating activities during the period. By comparison, during the year ended December 31, 2021, the Company had a net profit of $751,571 which, after adjusting for amortization, depreciation, dividend income, fair value on investment, an increase in inventories, trade receivables and deposits, a substantial reduction in trade payables, operating lease liabilities, resulted in net cash of $9,161 being generated from operating activities during the period

Investing Activities

During the year ended December 31, 2022, the Company had net cash of $450,498 used in investment activities from acquisition of share investment of $511,706, purchase of plant & equipment of $54,171 and cash generated from dividend income of $115,379. During the year ended December 31, 2021, the Company had net cash from acquisition of share investment of $515,840, purchase of plant and equipment and disposal of other investments, resulting in net cash used in financing activities of $490,574.

Financing Activities

During the year ended December 31, 2022, Company had net cash of $115,962 generated from financing activities for 2.5 million shares subscriptions of $150,000 and fully repayment of a finance lease of $34,038. By comparison, during the year ended December 31, 2021, we had net cash used in financing activities of $28,222 for continued the repayment of a finance lease $26,302 and repayment of director $1,920.

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Summary of Significant Accounting Policies.

The accompanying consolidated financial statements reflect the application of certain significant accounting policies as described in this note and elsewhere in the accompanying consolidated financial statements and notes.

Basis of presentation

These accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

Basis of consolidation

The consolidated financial statements include the accounts of BioNexus Gene Lab Corp. and its subsidiaries. All significant inter-company balances and transactions within the Company have been eliminated upon consolidation.

Use of estimates

In preparing these financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheets and revenues and expenses during the years reported. Actual results may differ from these estimates.

Cash and cash equivalents

Cash and cash equivalents represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

Trade receivables

Trade receivables are recorded at the invoiced amount and do not bear interest. Management reviews the adequacy of the allowance for impairment on an ongoing basis, using historical collection trends and aging of receivables. Management also periodically evaluates individual customer’s financial condition, credit history, and the current economic conditions to adjust in the allowance when it is considered necessary. Trade balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

Inventories

Inventories consisting of products available for sell, are stated at the lower of cost or market value. Cost of inventory is determined using the first-in, first-out (FIFO) method. Inventory reserve is recorded to write down the cost of inventory to the estimated market value due to slow-moving merchandise and damaged goods, which is dependent upon factors such as historical and forecasted consumer demand, and promotional environment. The Company takes ownership, risks and rewards of the products purchased. Write downs are recorded in cost of revenues in the Condensed Statements of Operations and Comprehensive Income.

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Leases

Prior to January 1, 2019, the Company accounted for leases under ASC 840, Accounting for Leases. Effective January 1, 2019, the Company adopted the guidance of ASC 842, Leases, which requires an entity to recognize a right-of-use asset and a lease liability for virtually all leases. The Company adopted ASC 842 using a modified retrospective approach. As a result, the comparative financial information has not been updated and the required disclosures prior to the date of adoption have not been updated and continue to be reported under the accounting standards in effect for those periods.

Property, plant and equipment

Property, plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis to write off the cost over the following expected useful lives of the assets concerned. The principal annual rates used are as follows:

Categories	Principal Annual Rates/Expected Useful Life
Air conditioner	20%
Buildings	2%
Computer and software	33%
Equipment	20%
Furniture and fittings	10% to 20%
Lab Equipment	10%
Motor vehicle	10% to 20%
Office equipment	20%
Renovation	10% to 20%
Signboard	10%

Leasehold lands are depreciated over the period of lease term. Leased assets are depreciated over the shorter of the lease term and their useful lives unless it is reasonably certain that the Company will obtain ownership by the end of the lease term. Freehold land is not depreciated. Property, plant and equipment under construction are not depreciated until the assets are ready for their intended use.

Maintenance and repairs are charged to operations as incurred. Expenditures which substantially increase the useful lives of the related assets are capitalized. When properties are disposed of, the related costs and accumulated depreciation are removed from the accounts and any gain or loss is reported in the period the transaction takes place.

Impairment of long-lived assets

Long-lived assets primarily include goodwill, intangible assets and property, plant and equipment. In accordance with the provision of ASC Topic 360, “Impairment or Disposal of Long-Lived Assets”, the Company generally conducts its annual impairment evaluation to its long-lived assets, usually in the fourth quarter of each fiscal year, or more frequently if indicators of impairment exist, such as a significant sustained change in the business climate. The recoverability of long-lived assets is measured at the lowest level group. If the total of the expected undiscounted future net cash flows is less than the carrying amount of the asset, a loss is recognized for the difference between the fair value and carrying amount of the asset. There has been no impairment charge for the years presented.

Finance lease

Leases that transfer substantially all the rewards and risks of ownership to the lessee, other than legal title, are accounted for as finance leases. Substantially all of the risks or benefits of ownership are deemed to have been transferred if any one of the four criteria is met: (i) transfer of ownership to the lessee at the end of the lease term, (ii) the lease containing a bargain purchase option, (iii) the lease term exceeding 75% of the estimated economic life of the leased asset, (iv) the present value of the minimum lease payments exceeding 90% of the fair value. At the inception of a finance lease, the Company as the lessee records an asset and an obligation at an amount equal to the present value of the minimum lease payments. The leased asset is amortized over the shorter of the lease term or its estimated useful life if title does not transfer to the Company, while the leased asset is depreciated in accordance with the Company’s depreciation policy if the title is to eventually transfer to the Company. The periodic rent payments made during the lease term are allocated between a reduction in the obligation and interest element using the effective interest method in accordance with the provisions of ASC Topic 835-30, “Imputation of Interest”.

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Revenue recognition

Revenue recognized when it is probable that the economic benefits associated with the transaction will flow to the enterprise and the amount of the revenue can be measured reliably. Revenue is measured at the fair value of consideration received or receivable.

a.

The Company follows the guidance of Accounting Standards Codification (ASC) 606, Revenue from Contracts, ASC 606 creates a five-step model that requires entities to exercise judgment when considering the terms of contracts, which includes

i.	Identifying the contracts or agreements with a customer,
ii.	Identifying our performance obligations in the contract or agreement,
iii.	Determining the transaction price,
iv.	Allocating the transaction price to the separate performance obligations, and
v.	Recognizing revenue as each performance obligation is satisfied.

The Company records revenue at point in time which is recognized upon goods delivered or services rendered.

Cost of revenues

Cost of revenue includes the purchase cost of retail goods for re-sale to customers and packing materials (such as boxes). It excludes purchasing and receiving costs, inspection costs, warehousing costs, internal transfer costs and other costs of distribution network in cost of revenues.

Shipping and handling fees

Shipping and handling fees, if billed to customers, are included in revenue. Shipping ang handling fees associated with inbound and outbound freight are expensed as incurred and included in selling and distribution expenses.

Comprehensive income

ASC Topic 220, “Comprehensive Income” establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated other comprehensive income, as presented in the accompanying statements of stockholders’ equity consists of changes in unrealized gains and losses on foreign currency translation and cumulative net change in the fair value of available-for-sale investments held at the balance sheet date. This comprehensive income is not included in the computation of income tax expense or benefit.

Income taxes

Income taxes are determined in accordance with the provisions of ASC Topic 740, “Income Taxes” (“ASC Topic 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclosed in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

The Company conducts major businesses in Malaysia and is subject to tax in their own jurisdictions. As a result of its business activities, the Company will file separate tax returns that are subject to examination by the foreign tax authorities.

Net earnings or loss per share

The Company calculates net loss per share in accordance with ASC Topic 260 “Earnings per share”. Basic loss per share is computed by dividing the net loss by the weighted average number of common shares outstanding during the period. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common stock equivalents had been issued and if the additional common shares were dilutive.

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Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statement of operations.

The functional currency of the Company is the United States Dollars (“US$”) and the accompanying financial statements have been expressed in US$. In addition, the Company maintains its books and record in a local currency, Malaysian Ringgit (“MYR” or “RM”), which is functional currency as being the primary currency of the economic environment in which the entity operates.

In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not US$ are translated into US$, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiary are recorded as a separate component of accumulated other comprehensive income.

Translation of amounts from RM into US$1.00 has been made at the following exchange rates for the respective period and year:

	December 31, 2022	December 31, 2021

Year-end US$1.00: RM exchange rate	4.3900	4.1650

	January 1, 2022 to December 31, 2022	January 1, 2021 to December 31, 2021

Yearly average US$1.00: RM exchange rate	4.3996	4.1456

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Related parties

Parties, which can be a corporation or individual, are related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

Fair value of financial instruments

The carrying value of the Company’s financial instruments: cash and cash equivalents, trade receivable, deposits and other receivables, amount due to related parties and other payables approximate at their fair values because of the short-term nature of these financial instruments.

The Company also follows the guidance of the ASC Topic 820-10, “Fair Value Measurements and Disclosures” (“ASC 820-10”), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

•	Level 1: Observable inputs such as quoted prices in active markets;

•	Level 2: Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

•	Level 3: Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions

As of December 31, 2022, and December 31, 2021, the Company did not have any non-financial assets and liabilities that are recognized or disclosed at fair value in the financial statements, at least annually, on a recurring basis, nor did the Company have any assets or liabilities measured at fair value on a non-recurring basis.

Recent accounting pronouncements

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

Item 7A. Quantitative and Qualitative Disclosures About Market Risk.

Not applicable to smaller reporting companies.

Item 8. Financial Statements and Supplementary Data.

Our financial statements are contained in pages F-1 through F-21, which appear at the end of this Form 10-K Annual Report.

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Item 9. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item 9A. Controls and Procedures.

Evaluation of Disclosure Controls and Procedures

In connection with the preparation of this annual report, an evaluation was carried out by the Company’s management, with the participation of the principal executive officer and the principal financial officer, of the effectiveness of the Company’s disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act (“Exchange Act”) as of December 31, 2021. Disclosure controls and procedures are designed to ensure that information required to be disclosed in reports filed or submitted under the Exchange Act is recorded, processed, summarized, and reported within the time periods specified in the Commission’s rules and forms, and that such information is accumulated and communicated to management, including the principal executive officer and the principal financial officer, to allow timely decisions regarding required disclosures.

Based on that evaluation, the Company’s management concluded, as of the end of the period covered by this report, that the Company’s disclosure controls and procedures were not effective in recording, processing, summarizing, and reporting information required to be disclosed, within the time periods specified in the Commission’s rules and forms, and that such information was not accumulated and communicated to management, including the principal executive officer and the principal financial officer, to allow timely decisions regarding required disclosures.

Management’s Report on Internal Control over Financial Reporting

The management of the Company is responsible for establishing and maintaining adequate internal control over financial reporting. The Company’s internal control over financial reporting is a process, under the supervision of the principal executive officer and the principal financial officer, designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of the Company’s financial statements for external purposes in accordance with United States generally accepted accounting principles (GAAP). Internal control over financial reporting includes those policies and procedures that:

●	Pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the Company’s assets;

●

Provide reasonable assurance that transactions are recorded as necessary to permit preparation of the financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures are being made only in accordance with authorizations of management and the board of directors; and

●

Provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the Company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate.

The Company’s management conducted an assessment of the effectiveness of our internal control over financial reporting as of December 31, 2021, based on criteria established in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013) as set forth in its Internal Control - Integrated Framework. This assessment identified material weaknesses in internal control over financial reporting. A material weakness is a control deficiency, or a combination of deficiencies in internal control over financial reporting that creates a reasonable possibility that a material misstatement in annual or interim financial statements will not be prevented or detected on a timely basis. Since the assessment of the effectiveness of our internal control over financial reporting did identify a material weakness, management considers its internal control over financial reporting to be ineffective.

Management has concluded that our internal control over financial reporting had the following material deficiencies:

●	We were unable to maintain segregation of duties within our business operations due to our reliance on a single individual fulfilling the role of sole officer and director.

●

Lack of a functioning audit committee due to a lack of a majority of independent members and a lack of a majority of outside directors on our Board of Directors, resulting in ineffective oversight in the establishment and monitoring of required internal control and procedures.

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These control deficiencies to our 2020 or 2019 interim or annual financial statements could have resulted in a material misstatement that might have been prevented or detected by a segregation of duties. Accordingly, we have determined that this control deficiency constitutes a material weakness.

To the extent reasonably possible, given our limited resources, our goal is, upon consummation of a merger with a private operating company, to separate the responsibilities of principal executive officer and principal financial officer, intending to rely on two or more individuals. We will also seek to expand our current board of directors to include additional individuals willing to perform directorial functions. Since the recited remedial actions will require that we hire or engage additional personnel, this material weakness may not be overcome in the near term due to our limited financial resources. Until such remedial actions can be realized, we will continue to rely on the advice of outside professionals and consultants.

This annual report does not include an attestation report of our registered public accounting firm regarding our internal controls over financial reporting. Management’s report was not subject to attestation by our registered public accounting firm pursuant to Section 404(c) of the Sarbanes-Oxley Act that permit us to provide only management’s report in this annual report.

Changes in Internal Controls over Financial Reporting

During the year ended December 31, 2021, there had been no change in internal control over financial reporting that has materially affected or is reasonably likely to materially affect our internal control over financial reporting.

Item 9B. Other Information.

None.

BUSINESS

 Overview

BioNexus Gene Lab Corp., through our wholly owned subsidiary Chemrex Corporation Sdn. Bhd., focuses on the sale of chemical raw materials for the manufacture of industrial, medical, appliance, aero, automotive, mechanical, and electronic industries in the Southeast Asia region. These countries include Malaysia, Indonesia, Vietnam, and other countries in Southeast Asia.

Furthermore, through our wholly owned subsidiary BioNexus Gene Lab Sdn Bhd, the Company is also in the business of developing and providing safe, effective, and non-invasive liquid biopsy tests for the early detection of biomarkers that we believe are linked to diseases to minimize treatment costs and improve patient management. Our non-invasive blood tests provide analysis of changes in RNA to detect the potential risk of 11 different diseases.

Corporate History

BioNexus was incorporated in the State of Wyoming on May 12, 2017. On August 23, 2017, the Company acquired all of the outstanding capital stock of BioNexus Gene Lab Sdn. Bhd. (formerly BGS Lab Sdn. Bhd.), a Malaysian corporation incorporated in Malaysia on April 7, 2015, which subsequently changed its name to BioNexus Gene Lab Sdn. Bhd.

On December 31, 2020, the Company consummated a Share Exchange Agreement with Chemrex and the Chemrex shareholders, pursuant to which we acquired all of the issued and outstanding shares of capital stock of Chemrex, which was incorporated in Malaysia on September 29, 2004, from the Chemrex shareholders in exchange for 68,487,261 shares of common stock of BioNexus issued to the Chemrex shareholders.

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Corporate Structure

The corporate structure as of the date of this prospectus is depicted below:

Chemical Raw Material Business

 Our Products

Chemrex, our wholly owned subsidiary, is involved in the wholesale of chemical raw material products. We purchase raw chemical materials, mostly FRP, from domestic and international manufacturers and sell them to manufacturers in Southeast Asia. The FRP and other raw materials we offer are used to produce a wide variety of goods, including handrails, bench tops, automotive and aero parts, cleanroom panels, and covers for various instruments used in manufacturing.

The following table reflects Chemrex’s five top selling products for FY2022, indicated by revenues, finished goods use, and percentage of total revenues of $10,832,891:

Raw Materials	Finished Goods	Revenue	% of total Revenue
1. Resin, Stitch Mat, Roving	Chemical / water storage tanks	$865,971	8.00%
2. Chopped Strand Mat, Woven Roving	Bus & Car bodies, swimming pool	$855,548	7.90%
3. Resin, Pultrusion Roving	Floor grating, cable casing, electrical cable supporting arms	$663,966	6.13%
4. Resin, Stitch Mat	Oil & gas pipes and waste water pipes	$576,908	5.33%
5. Resin ATH Power	Laboratory table top and kitchen table top	$393,260	3.63%

As can be seen from the table above, a substantial portion of the Company’s revenue comes from the sale of FRP products. FRP products are highly sought after by our customers due to:

•	The material’s lightweight coupled with high strength.

•	The material’s ability to be a good electrical insulator with no electro-magnetic behavior and no electric spark.

•	The material’s rust-free nature and resistance to acid, alkali, organic dissolvents, and other gas and liquid mixtures.

•	The material’s resistance to aging with more than 20 years of useful life under normal working conditions.

•	The material’s ease of maintenance.

To mitigate our raw materials revenue concentration risk, we purchased and sold the raw materials based on current market needs and manufacturers’ privileged information on the change in technology, market trend, and substitution materials based on long-term mutually beneficial business relations.

Chemical Raw Material Product Examples

Listed below are some examples of FRP chemical raw material products the company sells. In addition, there are both general purpose and more specific use case materials.

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Polyester Resin SHCP 268

SHCP 268 is a thixotropic, quick-curing unsaturated polyester resin suitable as a general-purpose resin. It can be used in generally all FRP products. However, it might not suffice depending on the customer’s needs since it might not have the required structural integrity, chemical resistance, or UV resistance properties a customer requires for their products. For example, one of the ways this material has been used is in the construction of train seats.

Polyester Resin 9509

This is a premium raw material compared to Polyester Resin SHCP 268 and is priced higher. Like Polyester Resin SHCP 268, it is a general-purpose material but provides more structural integrity and is longer lasting. Customers have used this material to produce marine boats and water slides.

Polyester Resin 2802

This is also a more premium grade of resin. It has a niche use case and is generally used as a key component in the pultrusion process by certain manufacturers.

Chemical Raw Material Product Applications

Our chemicals are used to produce a wide variety of finished goods. Common products utilizing our FRP materials include handrails, bench tops, automotive and aero parts, paneling for hospital/laboratory/industrial clean rooms, and covers for various instruments used in manufacturing. Some examples of FRP end-user products manufactured by our customers are displayed below:

Medical and Industrial Equipment

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Platform, Handrail and Decking

Medical appliances 3

3 These pictures illustrate the casing of medical appliances made from our chemical raw materials.

Research and Development

The cost analysis of existing and planned R&D efforts may be up to USD 0.8m. As part of our current research and development efforts, we are working closely with external R&D companies, such as Sift Center Sdn.Bhd. (www.siftcenter.com) and PCA Group Sdn.Bhd. (www.pcagroup.com), to produce and supply FRP products to Shell petrol stations. Sift Center Sdn. Bjd. And PCA Group Sdn. Bhd. are attempting to use the infusion vacuum process to produce Electrical Vehicle (EV) charging and hydrogen fueling stations. As part of our collaboration, we will be providing the resin and fiberglass required to produce the infusion vacuum chamber and our technical expertise regarding the viability of the design.

Sales and Marketing

•

Online Promotion. We market our product offerings through our website www.chemrex.com.my. We utilize Google’s search engine optimization to drive traffic to our website. Additionally, we also engage the services of PanPages, an internet marketing company to further market our products to new consumers over the internet. New prospective customers can forward their inquiries via phone or our website. Our marketing and technical representatives will then contact the prospective customer and discuss how we can fulfill their order and accommodate any specific requests. Our marketing team also conducts online searches and look for new customers from time to time.

•	Product Display. We invite current and potential customers to examine our product range at our warehouse; thus, customers may get a more comprehensive assessment of our product’s quality.

•

Marketing Personnel. Our product sales and marketing are performed internally by our Managing Director Mr. Tham Too Kam, our Executive Director Mr. Tan Liong Tai, and our Marketing Manager Mr. Chan Kwan Wah, together with three marketing and technical representatives. Our marketing team visits our existing customers on a monthly basis, and we have several discussions with them to get information of new players in the market.

•

Business Introduction from Suppliers. We meet our suppliers regularly. From time to time, our suppliers will also provide us with the contact details of new potential customers we can provide our products to and our marketing personnel will follow up on these new sales leads.

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Our Chemical Raw Material Customers

Most of our existing customers are well-established manufacturers and contractors with long-term relationships with Chemrex who regularly place orders. Typically, they would give us a forecast of the products they need and place their orders monthly. Our top five customers, based on revenue, accounted for approximately 30.92% of our revenue for the fiscal year ended December 31, 2022.

Chemrex Top 5 Customers
A	$858,990	7.93%
B	$855,710	7.90%
C	$577,023	5.33%
D	$664,098	6.13%
E	$393,339	3.63%
Total	$3,349,159	30.92%

From time to time, we assist customers with their new product development or projects with suitable and compatible raw materials. In addition, leveraging on our prior successful dealings with local and international raw materials manufacturers, we often collaborate with our customer’s research teams to meet their new product needs, such as the various technical and aesthetic requirements of their new products or projects.

Our Chemical Raw Material Suppliers

We consider our major vendors in each period to be those vendors that accounted for more than 10% of overall purchases in such period. We had four suppliers accounted for 15.56%, 14.82%, 14.81% and 12.18 of the Company’s total chemical raw material purchase, respectively. We had four major vendors during the fiscal year ended December 31, 2022, who collectively accounted for 57.37% of total purchases. We had four major vendors during the fiscal year ended December 31, 2021, who collectively accounted for 64.11% of total purchases. We purchase from a variety of suppliers and believe these raw materials are widely available. If we were unable to purchase from our primary suppliers, we do not expect we would face difficulties in locating another supplier at substantially the same price. We have secure and efficient access to all the raw materials necessary to produce customers’ products saving them the trouble of sourcing from several distributors. We believe our relationships with the suppliers of these raw materials are strong. While the prices of such raw materials may vary greatly from time to time, we believe we could hedge such risk by adjusting our price or absorb the higher cost at times if necessary.

Fiscal Year	2022
Vendor Name	Cost of Revenue (USD)	% of Cost of Revenue
A	1,497,142	15.56%
B	1,425,867	14.82%
C	1,424,476	14.81%
D	1,171,511	12.18%
Total	5,518,996	57.37%

Fiscal Year	2021
Vendor Name	Cost of Revenue (USD)	% of Cost of Revenue
C	2,026,842	20.18%
A	1,815,817	18.08%
B	1,404,442	13.98%
D	1,191,344	11.86%
Total	6,438,444	64.11%

Quality Control Policies

We have a strict quality control process centered around the handling, storage, and expiry dates of our chemical raw materials before they are delivered to our customers. All products supplied by us are attached with a Certificate of Analysis (“COA”) issued by manufacturers. COA contains the batch numbers, test result data, and manufacturing date. There are also labels on the packaging of our products stating the production date and batch number.

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Competition

Based on the information provided by our customers and suppliers, Malaysia’s industrial chemical market size is approximately USD 50 million per annum, and our current market share is around 20% of the domestic market. In the wider Southeast Asian region, including Indonesia, Thailand, Vietnam, Philippines, Myanmar, and Cambodia, we rely on close relationships with our distributors to distribute our product to customers. As a result, the market size of the Southeast Asian market is USD 500 million per annum, and our current market share is around 2.0% of the Southeast Asian market.

As Chemrex’s clients are primarily in Malaysia, we consider Chemrex’s principal competitors to be in the Malaysian domestic market for selling chemical raw materials. Chemex’s competitors include Kaliba Sdn.Bhd. (“Kaliba”), Myeast Sdn.Bhd. and RP Product Sdn.Bhd. Some of these competitors, such as Kaliba, may have greater resources than us. They are leading providers of Fibreglass reinforced materials such as Polyester Resin, Chopped Strand Mat, and Woven Roving, many of which overlap with our product offerings.

Additionally, most of the chemical raw materials we distribute are made to industry standard specifications and either produced by or available from multiple sources. Our suppliers may also distribute directly or through multiple chemical distributors. Even for products that are unique in formulation or other characteristics, there are typically other products available that are functional substitutes, such as natural plant fiber green products, such that we face significant competition even where we are the exclusive distributors of a specialty product. Hence, our suppliers may also choose to limit their distribution outsourcing, particularly with respect to higher margin products, or to partner with other wholesalers or resellers for distribution, which could increase competition.

Competitive Advantages

Notwithstanding the competition, we are a well-established and reliable quality composite material distributor with professional services. In addition, we offer the following benefits to our existing and potential customers:

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Technical Expertise: Our technical staff, comprising two chemists and one engineer, are highly competent and familiar with the technical advancements in the FRP industry. They provide technical know-how on mixing various products and offer product suggestions or modifications to our customers, which may involve strengthening or enhancing existing products sold by our customers.

•

Pricing Advantage: As a prominent reseller of FRP products in the domestic market with significant market share, we distribute our products at a relatively higher volume than our competitors. Hence, we enjoy the discounts we order from our suppliers in bulk which we then pass on to our customers. As a result, prospective customers could incur higher prices if they purchase from our competitors who do not transact at such a high volume.

•

Convenience: We provide a wide variety of over 100 FRP products. In contrast, some of our competitors might have a smaller product range. In addition, prospective customers could incur higher logistics if they purchase from many different sellers instead of relying on us as a one stop shop for all their business needs.

•

Sourcing New Raw Materials for product development: We source a broad range of raw materials worldwide. This global reach greatly expands our potential customers and provides more opportunities for our customers to develop new products from a greater variety of raw materials.

Growth strategy

The composite raw materials market is expected to reach an estimated $40.2 billion by 2024 and is forecasted to grow at a CAGR of 3.3% from 2019 to 2024. Furthermore, the composites end-user market is expected to reach an estimated $114.7 billion by 2024. The major drivers for growth in this market are the increasing demand for lightweight materials in the aerospace, defense, and automotive industries. Also, corrosion and chemical resistance materials are in demand in the construction and pipe and water tank industries. With our wide variety of product offerings, we are well-positioned to take advantage of this increase in chemical composite market demand. Source: Composites Market: Trends, Opportunities and Competitive Analysis (https://www.researchandmarkets.com/categories/chemicals-materials)

We are looking towards using automated warehousing and logistics powered by artificial intelligence to guide our inventory control/movement and business decisions more efficiently and quickly. We also want to deepen our ties with our major business partners, who have cooperated with us successfully for many years. Additionally, we are looking to hire more young and talented professionals to open more domestic and foreign markets, so our business growth strategy can be successfully implemented and sustained. We are also constantly looking for new products through various channels, such as trade shows to source new products to add to our product line. From 2023 to 2024, we are projecting 40% revenue growth, mainly driven by more orders for our raw materials from electric vehicle charging station manufacturers. From 2025 onwards, we are projecting that the growth rate will stabilize at 15%.

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Regulatory Matters

We are unaware of and do not anticipate spending significant resources to comply with governmental regulations. We are subject to the laws and regulations of those jurisdictions in Malaysia.

Listed below are the licenses Chemrex currently holds to conduct its business in Malaysia.

License/Permit/Approval	Holding entity	Issuing authority	Date of grant	Date of expiry
Warehouse License	Chemrex	District Town Council of Selangor	September 22, 2022	September 21, 2023
Importer Certificate	Chemrex	Department of Custom	October 14, 2020	Expired once the goods cleared from the Custom

Product Liability

Due to the nature of Chemrex’s business, we may face claims for product liability resulting from any environmental or personal injury because of the chemical raw materials sold by Chemrex. We currently do not hold any insurance should a claim arise.

Diagnostics Business

Through our subsidiary BGL, we also engaged in applying genomic testing to enable early disease diagnosis and health management.

BGL’s principal office address is Unit 02, Level 10, Tower B, Avenue 3, The Vertical Business Suite II, Bangsar South, No. 8 Jalan Kerinchi, Kuala Lumpur, Malaysia. Our lab is located at Lab 353, Chemical Science Centre, University Science Malaysia, George Town, Penang, Malaysia, and we have a blood collection center located at 1st floor, Lifecare Medical Centre, Kuala Lumpur, Malaysia. BGL’s telephone number is (+60) 1221-26512 and website is www.bionexusgenelab.com.

Our Non-invasive Blood Tests

At BGL, we focus on developing and marketing safe, effective, and non-invasive blood tests to detect diseases early in their early stages to minimize treatment costs and improve patient outcomes. Our non-invasive blood tests analyze changes in ribonucleic acid (“RNA”) to detect specific risks and intricate of individuals’ health conditions for eight cancers (nasopharyngeal, lung, liver, stomach, breast, cervical, prostate, and colon), two inflammatory bowel diseases (ulcerative colitis and crohn’s) and osteoarthritis. In addition, heart attack, stroke, and mental disorders risk screening have also been included as of 2023/2024. To increase accuracy, we believe that genomic screening can be utilized in conjunction with traditional procedures for disease detection, such as imaging and biopsies.

We derive our revenue through screening patient samples utilizing the certain biomarkers we developed. We do not collect samples ourselves but rather market our screening service to healthcare providers, such as doctors, laboratories, and hospitals that collect the samples. BioNexus is the only commercial molecular lab in Malaysia that detects cancer, inflammatory diseases, and osteoarthritis risk via RNA with a certified GeneChip from the Food and Drug Administration (“FDA”). Our screening process can also help guide personalized medicines and therapies for individual patients according to their needs and risks.

The Screening Process

Our screening services begin with a blood sample from the patient. We do not conduct sample collection ourselves. Rather, a nurse or health care provider technician will draw 2.5 ml of blood from patients using an RNAgard blood tube. The blood and a completed company Blood Withdrawal Card are then sent to our lab via a third-party courier service.

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A copy of the company form is shown below.

All blood samples delivered to us are labeled with the patient’s name, personal identity number, and laboratory reference number on the tube where the blood sample is maintained for safekeeping.

At our lab, the patient’s RNA is extracted from the sample in a biosafety cabinet, followed by microcentrifuge and spectrophotometer to check the spectrophotometric concentration and quality of the extracted RNA. The RNA is purified, and biotinylated RNA will be mixed with purification beads and transferred to a U-bottom 96-well plate. Then, the plate will be placed onto a magnetic ring stand where labeled cRNA will be captured. The remaining solution will be removed, and the captured pellet will be cleaned-up to obtain cRNA with high purity. Then, purified cRNA will be fragmented for hybridization) and hybridized onto a genechip (we utilize the GeneChip 3’ IVT PLUS Reagent Kit to prepare the biotinylated target from purified total RNA samples suitable for hybridization to GeneChip arrays). Double-stranded cDNA will be synthesized from the total RNA using reverse transcriptase and oligo-dT primers. An in-vitro transcription (IVT) reaction is then done to produce biotin-labeled cRNA from the cDNA (16 hours incubation) and scanned through the Affymetrix station. Once the overnight hybridization is completed, the Genechips will be washed with dedicated buffers and solutions to remove excess cRNAs and hybridization solutions. Washed chips will be stained with staining buffers to illuminate attached cRNAs. Specific experimental information is defined using AMDS software on a PC-compatible workstation. Stained chips are ready for scanning. The chips will be transferred into the scanner, and the image will be processed into data files. The data collected from microarray analysis are analyzed using our propriety software and algorithm to generate the disease risk score report for the individual patient.

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Our software generates a report, which we forward to the healthcare provider for further consultation with the patient. This report can be used by the patient and the patient’s physician to plan future tests and therapies and contains. The diagram below details the diagnostics and recommendations the report provided based on the screening results.

The process for effectuating RNA analysis depicted in the picture below.

The raw data obtained will be analyzed and quality control processed by our lab in Malaysia using proprietary software to calculate the risk analysis of 11 different diseases. We simplify the result into a graph which is contained in the patient booklet provided to the health care professional. A sample graph is depicted below.

In the above chart, NPC is Nasopharyngeal Cancer, ATDS is Ascending, Transverse, Descending, and Sigmoid Colon Cancer, and OA is Osteoarthritis.

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The following cautionary text is contained in the results booklet the Company provides to the healthcare provider and each patient. The results booklet contains recommendations to assist with a physician’s final diagnosis and treatment plan and is not meant to be medical advice. Below is the disclaimer that is included in each result booklet.

This report/screening is not intended or implied as a substitute for professional medical advice, diagnostics, or treatment. The content, including text, graphics, and information in the report, illustrates the risk score only. BioNexus Gene Lab Sdn. Bhd. makes no representation and assumes no responsibility for the accuracy of the information, as such information and contents are subject to change without notice. You are encouraged to review any medical condition or treatment with your doctor.

The key proprietary aspect of our process is our algorithm software, biomarkers, and the RNA extraction, preservation, quality control, hybridization, and data analysis processes developed by Dr. Liew. We acquired the software and the technological processes in June 2017. First, the gene expression from a reference population representing a specific disease condition is filtered using a quality assurance process based on repeatability data. Our proprietary algorithm software then analyzes this collected data and processes checked by the laboratory manager to ensure all the steps are followed in the deriving predictive model for each disease condition. Once these models have been established, they can be applied to the data from a new sample to make risk predictions for this individual. Each disease/disorder has a similar group of diseased/disordered genes identified through the Company’s years of research and clinical trials in Malaysia.

Customer Service and Quality Control Policies

We envision this division of our business to provide high-quality screening tests. Our competitive advantage lies in our turnaround time, expert interpretation, and easy-to-understand reports with timely clinical decision-making. In addition, the company is dedicated to continuous quality improvement in our services and is committed to sensitivity and specificity priorities on each test.

We are committed to maintaining the confidentiality of patient information and to compliance with all privacy, security, and electronic transaction requirements of the Health Medical Act and Regulations and Code of Professional Conduct of the Malaysian Medical Council. Third parties requesting results, including any requests directly from the patient, are directed to the ordering facility. A copy of our screening test report includes reference ranges, interpretive comments, and footnotes. We submit test results electronically to healthcare providers, individual clients, and/or the Malaysian Health Ministry (HHS) regarding reportable diseases. Clients are responsible for compliance with CDC-specific statutes concerning reportable conditions. Patient test results are retained indefinitely.

All samples handled by our laboratory are treated as though they are infectious. The greatest dangers to healthcare workers exposed to blood and body fluids are hepatitis B, hepatitis C, and HIV viruses. Our laboratory turnaround time is monitored closely and compared to standardized laboratory metrics for continuous quality improvement. Laboratory scientists and technologists are all highly experienced in handling complex tests. Dr. Stephen Ponnampalam, the Medical Director, and our supervisors monitor performance indicators for all laboratory services. Performance improvement initiatives are regularly instituted and reviewed as part of an ongoing quality improvement program.

Business Development and Growth Strategy

In April 2017, we began marketing our screening services to healthcare providers, laboratories, and hospitals, all of which have licensed doctors or staff. As mentioned above, our screening service provides a risk analysis report of 11 diseases, of which eight are different forms of cancer. However, in Malaysia, the cost of the analysis is not covered by health insurance. Thus, patients are required to pay out of pocket for our services, which currently range from $200 for a single Colon Cancer screening to $975 for all 11 diseases based on the request of the patient/healthcare provider.

In November 2017, we expanded our marketing efforts to companies, business organizations, and insurance agents. As a result of these efforts, during November and December 2017, we entered arrangements with two companies in Kuala Lumpur to screen their employees for 11 diseases/disorders (lung cancer, colon cancer, nasopharyngeal cancer, liver cancer, stomach cancer, breast cancer, cervical cancer, prostate cancer, ulcerative inflammation, Crohn’s disease, and osteoarthritis) pursuant to which each company paid us $50,000. We completed the screening process of these two companies in the first quarter of 2019 and continue to market our services to other local companies in the Kuala Lumpur metropolitan area. In 2022, we had entered arrangement with clinical lab to conduct screening for the 11 diseases.

Our pricing strategy is consistent with BGL’s objectives, costs, competition, and demand for the product. BGL’s management administers the policies to match the market needs. BGL plans to charge the following prices to individuals for its tests.

•	$200 for Colon Cancer Screening (Single Colon Cancer screening per blood sample)

•	$975 for BGS Screening for 11 diseases/disorders (Molecular RNA Cancer Screening per blood sample)

The price for each test charged to hospitals, clinics, and other healthcare operators is subject to an incentive-based rebate that ranges from 20% to 25% based on the monthly volume of tests conducted.

As of October 15, 2021, we work with 27 liquid biopsy sample collection centers, 12 in Klang Valley (comprised of our capital city Kuala Lumpur) and towns on the northern and southern fringes of the capital city), and 15 public hospitals and labs nationwide. These 27 locations account for approximately 90% of our patient population in 2020 and 2021.

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We aim to have more healthcare providers in the Klang Valley referring patients to us for screening protocol. Once we have established our brand and reputation in Klang Valley, we will expand to other large cities in Malaysia. On August 25, 2022, we presented our mRNA screening service to the Health Ministry of Malaysia for nationwide implementation. If the Health Ministry of Malaysia agrees to utilize our screening services, we could generate an estimated USD 27.8 million in additional revenue.

Deputy Director Generals from Public Health and Cancer Divisions had scheduled another meeting on January 17, 2023. In the January’ meeting, the information we shared on the cost saving of USD1.15 billion (RM 5.1 billion) in treatment expenses and USD30.88m (RM135,861,660) in screening expenses for 68,617 persons (0.2% of the population) annually.

 Some prevalent cancer cases in Malaysia from Globocan 2020 endorsed by WHO.

Cancer screening costs from diagnostic center is priced at USD882 (RM3,880) as compared to mRNA screening at USD432 (RM1,900), quantity genechip purchase would drastically reduce the screening cost. The proposed screening campaign is targeting 0.2% of the 34,308,525-population aged 40 years from 2023. A saving of USD 30.88m {68,617 persons x ($882-$432)}, a saving of 34,308,525.

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We believe that an increase in our marketing and promotional efforts will correlate to increased revenues and the expansion of our business. Our growth and expansion strategy are as follows:

•

Continue to leverage our relationships with healthcare providers. To date, we have relied upon the efforts of management and their relationships with healthcare providers to create continued interest in our blood-based genomic screening. These relationships have been located primarily in the Klang Valley market. We will continue to use our relationships with providers in the Klang Valley market and elsewhere in Malaysia to increase sales and product awareness.

•

Allocate more capital resources to our marketing efforts. Apart from sales through existing relationships with healthcare providers, we intend to allocate more capital to marketing and promotion. As part of these efforts, we have appointed two commission-based Marketing Companies, Gloco and Yakin Healthcare, to bring awareness of our services in Malaysia.

•

Increase focus on corporate clients. To date, we have entered arrangements with six corporate clients to provide our 11 diseases/disorders screening services to their employees. In addition, we intend to solicit more corporate clients in the Klang Valley and major cities in Malaysia. We commenced these efforts last year and will continue in 2023. Our officers and the Marketing Companies will undertake these efforts.

•	Expand to other regions in Malaysia. We intend to expand to other large cities in Malaysia, such as Penang, Ipoh, Seremban, Melaka, Johor Bahru, and Kuantan.

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Competition

We believe that we have the leading commercial molecular lab in Malaysia that provides liquid biopsy screenings that detect the risk of cancer, inflammatory diseases, and osteoarthritis risk via RNA biomarkers and provides a report which patients and physicians can use to plan for future tests and personalized therapies. We also believe there is no competitor in RNA screening in Malaysia except there is a medical lab using similar equipment on DNA screening and it is very different from RNA screening.

Competitive Strengths

We believe that we have several competitive strengths compared to these other health diagnostic tools. They are as follows:

•

Our screening (a simple blood draw) is less invasive, unlike tissue biopsies. A tissue biopsy is a procedure in which a physician removes a piece of tissue or a sample of cells from a patient’s body to be analyzed in a laboratory. If a patient experiences certain signs and symptoms or the physician has identified an area of concern, he may undergo a biopsy to determine whether the patient has cancer or another ailment. While biopsies can have higher accuracy, it is a more invasive procedure that is difficult to repeat and thus impractical for periodic monitoring. BGL’s screening tests are a form of liquid biopsy which utilizes RNA biomarkers. Broadly speaking, a liquid biopsy is the collection of a body fluid sample to test for relevant biomarkers to inform patient management, most applied to the collection of peripheral blood for analysis of cell-free circulating tumor ribonucleic acids (RNA). Since liquid biopsies are performed on peripheral blood, which is easy to access, it allows for more widespread use, particularly in patients who cannot have surgery. As a result, liquid biopsies can reduce the time to treatment, improve the efficiency of medical staff and resources, and be used to screen more diseases.

•

Non-DNA blood tests for diseases like cancer are not dispositive. There currently exist various examinations to detect diseases in patients. For example, abnormally high or low levels of certain substances in your body can be a sign of disease. Testing of blood, urine or other body fluids that measure these substances can help doctors make a diagnosis. However, abnormal lab results are not a sure sign of disease. Conventional blood tests are an important tool but are not always reliable because of low sensitivity, specificity, and predictive value.

•

Other Conventional tests could require a longer turnaround time. Imaging is a procedure in which physicians utilize pictures of areas inside the body that help the doctor see whether a disease is present. These images can be taken in several ways, including a CT scan, Nuclear Scan, MRI, PET Scan, and Ultrasound. Imaging is useful in providing physicians with real-time images to assist with diagnosis. However, imaging techniques can have longer turnaround times, the information provided can be limited, and the patient may be exposed to radiation.

•

Our screening provides a predictive risk assessment for developing the 11 diseases. Most other screening procedures detect diseases only when they are already present in the body and most cases, in the final stages of the disease, making it difficult to treat or reverse. Our screening can detect the 11 diseases at an earlier stage before any symptoms even appear. Early detection and targeted medical intervention could be crucial in saving patients’ lives and financial resources.

•

Our screening measures the current risk of a specific individual rather than their lifetime risk. DNA tests measure a specific individual’s lifetime risk based on their DNA. However, since DNA does not change with external factors, it cannot quantify an individual’s specific risk of the disease materializing. However, our RNA-based test is highly specific since RNA expression changes with lifestyle and other external factors. Hence, at-risk patients can make timely adjustments to their lifestyles to reduce the potentiality of these diseases. Lifestyle adjustments may include reduction or changes to food, tobacco, and alcohol intake, change of working environment, and the implementation of exercise programs, among other changes.

Seasonality

The nature of our business does not appear to be affected by seasonal variations. Still, it is subject to changes in customer demand, which can fluctuate throughout the year based on various factors, such as market trends, economic conditions, and other external factors.

Regulatory Matters

We are unaware of and do not anticipate spending significant resources to comply with governmental regulations. We are and will be subject to the laws and regulations of those jurisdictions in which we operate. Generally, business licensing requirements, income taxes, and payroll taxes apply to all business operations. The development and operation of our business are not subject to special regulatory and/or supervisory requirements. We only require an operating permit from the City Hall of Selangor, Malaysia, which we have received. However, we cannot predict whether we would be able to comply with other regulations if implemented.

Product Liability

Due to the nature of BGL’s business, BGL may face claims for product liability resulting from the inaccurate or erroneous diagnosis using our screening process. BGL does not currently have insurance against any such claims.

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Research and Development

There are six persons in the R&D team consists of 3 scientists, YM Wong, KS Ooi, HK Looi, and two medical doctors, Dr. YM Fong and Dr. Stephen PonnamPalam, and 2 Lab managers, Sanggetha Periya and CH Yew.

Our research and development budget over the years is listed in the following table:

Year	Research & Development (self-funded)
2017	$0
2018	$0
2019	$25,000
2020	$45,000
2021	$45,000
2022	$173,300

Our Properties

Our corporate office for BGL is located at 10-2 Tower B, Vertical Business Suite, 8 Jalan Kerinchi, Bangsar South, 59200 Kuala Lumpur, Malaysia. The lease commenced on December 16, 2018 and terminates on December 15, 2024. The space consists of 1,300 square feet with an annual rent of approximately $13,500 USD.

One of our labs is located at 4th Floor, Wisma Life Care, No. 5, Jalan Kerinchi, Bangsar South, 59200 Kuala Lumpur, Malaysia. The lease commenced on November 1, 2016 and terminates on October 31, 2023. The annual rent is approximately $6,800 USD. Our other laboratory is located at Lab 353, University Science Malaysia, George Town, Penang, Malaysia. The lease commenced on December 1, 2017 and terminates on November 30, 2024. The space consists of 1,500 square feet with an annual rent of approximately $7,300 USD.

On July 2, 2012, we purchased a 25,000 sq. ft wholesale distribution center located at 4, Jalan CJ 1/6, Kawasan Perusahaan Cheras Jaya, 43200 Cheras, Selangor, Malaysia, and two investment properties for $1,395,210. The two investment properties are listed below.

•	A 1,100 sqft condominium located at No. B-17-03, Duet Residence, Jalan Kinrara 6, Bandar Kinrara, 47180 Puchong, Selangor, purchased on August 26, 2020;
•	A 2,000 sqft commercial building located at First floor, No. 2B Pelangi Avenue, Jalan Kelicap 42A/KU1, Klang Bandar, Diraja, 41050 Klang, Selangor purchased on September 21, 2020.

On January 18, 2023, we entered into a lease for the first-floor unit at No. 5-1, Jalan CJ3/13-2, Pusat Bandar Cheras Jaya, 43200 Cheras, Selangor. The lease commenced on 18 January 2023 and terminates on January 17, 2024. The purpose of this lease is to provide accommodation for our warehouse staff.

Intellectual Property

As of the date of prospectus, we have one trademark registered with the Intellectual Property Corporation of Malaysia. We do not have any patents, copyright, or licensing rights. Additionally, for BGL, we rely on trade secrets and know-how using the process developed by and assigned to the Company by Dr. Liew. Dr. Liew had previously on June 24, 2017 assigned the right to use the laboratory equipment, technical know-how and algorithm software owned by Golden Health DX Toronto, a Canadian company 100% owned by Dr. Liew to our subsidiary, BGL. As advised by our Malaysian counsel, Yusuf Khan & Fong, as of the date of this prospectus, our use of the intellectual properties in Malaysia does not infringe any intellectual property-related laws and regulations. There is no assurance that others will not independently develop the same or similar technology or obtain unauthorized access to such trade secrets, know-how, and other unpatented technology. To protect our rights in these areas, we require all employees that work in our lab to enter into strict confidentiality agreements. Presently, we have one lab manager and two casual lab technicians. However, these agreements may not provide meaningful protection for our unpatented technology in the event of an unauthorized use, misappropriation, or disclosure. While we have attempted to protect the unpatented proprietary technology that we develop or acquire and will continue to attempt to protect future proprietary technology through patents, copyrights, and trade secrets, we believe that our success will depend, to a large extent, upon continued innovation and technological expertise.

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Employees

As of December 31, 2022, Chemrex has 18 full-time employees, and BGL has 9 full time employees and 6 part-time (2 director and 4 staff). Any collective bargaining agreement does not represent Chemrex’s and BGL’s employees, and we have never experienced a work stoppage. We believe we have good relations with our employees. The company presently is covered by social security insurance and contributes to the Employee Provident Fund of its employees, a compulsory pension scheme for all Malaysian citizens and permanent residents who are working in Malaysia.

The following table sets out the number of Chemrex’s employees, excluding external experts, categorized by functions as of December 31, 2022:

Function	Number of Employees
Director	4
Sales & Marketing	4
Warehouse	6
Administration & Purchaser	2
Finance	2
Total	18

The following table sets out the number of BGL’s employees, excluding external experts, categorized by functions as of December 31, 2022:

Function	Number of Employees
Director	2
Finance	1
Lab Operation	4
Research & Development (1 full-time scientist & 4 Part-timers)	5
General & Administration	3
Total	15

The following table sets out the number of BGLC’s employees, excluding external experts, categorized by functions as of December 31, 2022:

Function	Number of Employees
Director (3 independents & 1 assigned from Chemrex)	4
Finance	1
Research & Development	1
Total	6

Currently, we have entered into employment agreements with our officers. Therefore, we do not have stock options, profit sharing, or similar benefit plans. However, we may adopt plans in the future. We do not plan to hire additional employees currently.

Insurance

Our employees presently are covered by Social Security insurance (SOCSO) and retirement fund (EPF). We do not maintain business interruption insurance or key person insurance. Our insurance coverage is consistent with the industry and sufficient to cover our key assets, facilities, and liabilities. Also, as part of our Chemrex business, we maintain burglary and fire insurance for our property at 4, Jalan CJ 1/6, Kawasan Perusahaan Cheras Jaya, 43200 Cheras, Selangor, Malaysia and fidelity guarantee insurance against our employees.

Legal Proceedings

We are not subjected to nor engaged in any litigation, arbitration, or claim of material importance, and no litigation, arbitration, or claim of material importance is known to us to be pending or threatened by or against our Company that would have a material adverse effect on our Company’s results of operations or financial condition.

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REGULATIONS

This section sets forth a summary of the most significant rules and regulations that affect our business activities in Malaysia or the rights of our stockholders to receive dividends and other distributions from us.

Regulations Related to Consumer Protection

Consumer Protection Act 1999 (Act 599)

The principal law for consumer protection in Malaysia is the Consumer Protection Act 1999 (Act 599) (“the 1999 Act”). The 1999 Act establishes various consumer protection mechanisms in Malaysia, and bridge gaps that may occur in other major laws, which may be inadequate in protecting consumers. The government agency which is primarily responsible for policy-making and law enforcement on consumer protection in Malaysia is the Ministry of Domestic Trade and Consumer Affairs (MDTCA). The MDTCA is also responsible for receiving consumer complaints and acts as a secretariat to the National Consumer Advisory Council (NCAC) – an institution established by the Minister of Domestic Trade and Consumer Affairs to advise him on any relevant consumer issues and the implementation of the 1999 Act.

The 1999 Act has undergone several amendments since its enactment to cover various emerging issues relating to consumers, including the inclusion unfair contract terms, inclusion of credit sale agreements of goods and the most recent amendment on July 23, 2019 related to Tribunal for Consumer Claims Malaysia. Amendments to this Act are to increase the jurisdiction limit of claim hearing from RM25,000.00 to RM50,000.00 and the increase of maximum penalty for non-compliance with the Tribunal’s award.

The 1999 Act covers almost every aspects of consumer protection; ranging from misleading and deceptive conducts, false representation and unfair practices; safety of goods and services; unfair contract terms; guarantees in respect of the supply of goods and services; and product liability; to the establishment, structure and functions of the National Consumer Advisory Council; the Committee on Advertisement; the Tribunals for Consumer Claims; and other matters related to enforcement, offences, remedies, and compensation.

All series products produced by us in Malaysia are subject to Consumer Protection Act 1999 (Act 599).

Direct Sales and Anti-Pyramid Scheme Act 1993 (Act 500) and Regulations.

In Malaysia, network marketing is regulated by the Direct Sales and Anti-Pyramid Scheme Act 1993 (Act 500) (“the 1993 Act) and Regulations. The 1993 Act provides for the licensing of persons carrying on direct sales business, for the regulation of direct selling, for prohibiting pyramid scheme or arrangement, chain distribution scheme or arrangement, or any similar scheme or arrangement, and for other matters connected therewith. The implementation and enforcement of the 1993 Act is governed by the Ministry of Domestic Trade and Consumer Affairs.

Under the 1993 Act, subject to section 14 and 42 no person shall carry on any direct sales business unless it is a company incorporated under the Companies Act 1965 and holds a valid licence granted under Section 6. The Controller may grant licence under Section 6 of the 1993 Act with conditions and licensee shall comply with the any conditions of the licence imposed by the Controller. By virtue of Section 8 of the 1983 Act, the Controller has the power to revoke a licence granted if he is satisfied that there are grounds on which his power to revoke a licence is exercisable under subsection 8(1). In lieu of revocation of licence, the Controller may restrict the licence by:

(a)	Imposing limits on the duration of the licence;

(b)	Imposing conditions as he thinks desirable or expedient for the protection of the purchasers; or

(c)	Imposing both limits and conditions on the licence.

We have the responsibility to ensure that our marketing plan is in compliance with the Direct Sales (Scheme and Conduct) Regulations 2001, not promoting pyramid scheme and have the following characteristics:

(a)

In the presentation of the direct sales scheme, a person who carries on any direct sales business shall not mislead participants by overemphasizing on disproportionately high bonus or bonus payout. Each participant shall be provided with sales kit that includes the marketing plan and code of conduct of the company.

(b)

Any person who carries on a direct sales business shall provide an incentive based on the volume or quantity of goods or services sold or distributed by each participant and not based on recruitment of persons into the scheme.

(c)

Participants not to purchase goods or services in an unreasonable amount. Each participant is required to purchase goods or service in an amount that can be expected to be resold or consumed within a reasonable period.

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Regulations Related to Intellectual Property Rights

Intellectual property system in Malaysia is administered by the Intellectual Property Corporation of Malaysia (MyIPO), an agency under the Ministry of Domestic Trade and Consumer Affairs.

Trademarks Act 2019 (Act 815)

The Trademarks Act 2019 (Act 815) (“the 2019 Act”) officially came into force in Malaysia on 27 December 2019. The Act repealed the Trade Marks Act 1976 and is seen as opportune in enabling Malaysia to adhere not only to commercial demands and sophistication of the current era, but also to international standards and procedures. The Trademarks Regulations 2019 is also now in force having been gazetted in the Government Gazette on 27 December 2019.

Malaysia is also a member of various trademark-related treating, including:

(i)	Protocol relating to the Madrid Agreement concerning the International Registration of Marks since 27 December 2019;

(ii)	Nice Agreement concerning the International Classification of Goods and Services since 28 September 2007;

(iii)	Paris Convention for the Protection of Industrial Property since 1 January 1989; and

(iv)	Agreement on Trade-related Aspects of Intellectual Property Rights (TRIPS) since January 1, 1995.

The 2019 Act provides that any person who claims to be the bona fide proprietor of a trademark may apply for the registration of the trademark if:

(i)	the person is using or intends to use the trademark in the course of trade; or

(ii)	the person has authorized or intends to authorize another person to use the trademark in the course of trade.

The 2019 Act has also expanded the types of trademarks recognized for registration to be more than just word, logo, numbers, name. signature, letter and to include shape of goods or their packaging, colour, sound, scent, hologram, positioning marks and sequence of motion of any combination thereof; provided that they must be signs capable of being represented graphically.

In general, Malaysia provides for protection for both registered and unregistered trademarks. Unregistered trademarks are protected under common law rights, particularly in the tort of passing off. In fact even during the examination of trademark, the Registrar shall refuse, under relative grounds of Section 24(4) of the 2019 Act, to register it if the mark’s use in Malaysia is prevented by virtue of any rule of law protecting an unregistered trademark or other sign used in the course of trade including the law of passing of.

The scope of trademark infringement and its exemptions has been substantially expanded by the 2019 Act. There could now be infringement even in the use of a similar mark on similar goods or services (as opposed to being identical). Liability will stick to secondary users who know or have reasons to believe that such use is without authorization of the trademark proprietor.

The 2019 Act and relevant regulation are applicable own our brand, word, logo, numbers, name. signature, letter and to include shape of goods or their packaging, color, sound, scent, hologram, positioning marks and/or sequence of motion of any combination.

Copyright Act 1987 (Act 332)

Copyright protection in Malaysia is governed by the Copyright Act 1987 (Act 332) (“the 1987 Act) which provides comprehensive protection for copyrightable works. The 1987 Act outlines the nature of works eligible for copyright (which includes computer software), the scope of protection, and the manner in which the protection is accorded. A unique feature of the 1987 Act is the inclusion of provisions for enforcing the Act, which include such powers to enter premises suspected of having infringing copies and to search and seize infringing copies and contrivances. Malaysia is a signatory of the Berne Convention. Foreign works of non-Berne member countries are also protected if they are made in Malaysia and are published in Malaysia within thirty days of their first publication in the country of origin.

Unlike trademarks, designs and patents (other intellectual property rights), there is no specific system of registration for copyright in Malaysia. Although copyright is a non-registrable right in Malaysia and enjoys automatic protection, ownership of copyright is difficult to establish. As such, proper documentation can be prepared to prove ownership. Copyright owners can claim ownership by way of a Statutory Declaration or by filing a Voluntary Notification at the MyIPO.

The definition of a literary work now includes table or compilations “whether or not expressed in words, figures or symbols and whether or not in a visible form”. The owner of copyright in a work including a derivative work, will have the exclusive right to control “the transmission of a work through wire or wireless means to the public, including the making available of a work to the public in such a way that members of the public may access the work from a place and at a time individually chosen by them”.

It is also an infringement of copyright to circumvent any effective technological measures aimed at restricting access to works, removal or alteration of any electronic rights management information without authority, or distribution, importation for distribution or communication to the public, without authority, works or copies of works in respect of which electronic rights management information has been removed or altered without authority.

The 1987 Act and the relevant regulations are benefited us which we are eligible to claim ownership by compiling proper documentation to prove ownership via a Statutory Declaration or by filing a Voluntary Notification at the MyIPO.

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 Regulations Related to Employment and Social Security

Employment Act 1955 (Act 265)

The Employment Act 1955 (Act 265) (“the 1955 Act) is the primary legislation on labour matters in Malaysia. The 1955 Act provides for minimum work requirements and benefits of employment, such as maximum working hours, overtime entitlement, leave entitlement, maternity protection and termination benefits. The 1955 Act applies only to employees earning a monthly wages of not more than RM2,000.00 or to employees, irrespective of their monthly wages, who are engaged in manual labour, including artisan or apprentice, or who are engaged in the operation of maintenance of mechanically propelled vehicles operated for the transport of passengers or goods or for commercial purposes, or who supervise or oversee other employees engaged in manual labor or who are engaged in any capacity in any vessel registered in Malaysia or who are engaged as domestic servant.

Children and Young Persons (Employment) Act 1966 (Act 350)

Children and Young Person (Employment) Act 1996 (Act 350) (“the 1996 Act”) prohibits children from working near hazardous and poisonous material. The 1996 Act defines a “child” is a person who is under the age of fifteen years and a “young person” is a person who is fifteen or older, but below the age of eighteen years. The 1996 Act goes on to provide the minimum working hours for a child and young person. Further, under 1996 Act no child or young person shall be, or be required or permitted to be, engaged in any employment contrary to the provisions of the Factories and Machinery Act 1967 (Act 139), the Occupational Safety and Health Act 1994 (Act 514) or the Electricity Supply Act 1990 (Act 447) or in any employment requiring him to work underground. Any person contravening the provisions under the 1996 Act shall be guilty of an offense and shall be liable on conviction to imprisonment of not exceeding 2 years or to fine not exceeding RM50,000 or to both; and for repeat offenders, shall be liable on conviction to imprisonment of not exceeding 5 years or to fine not exceeding RM100,000 or to both.

Employees’ Provident Fund Act 1991 (Act 452)

The Employees’ Provident Fund Act 1991 (Act 452) (“the 1991 Act”) imposes the statutory obligations on employers and employees to make contribution towards the Employees Provident Fund, which is essentially a fund established as a scheme of savings for employees’ retirement and the management of savings for the retirement purposes. Under the 1991 Act, any employer who fails to pay the necessary contributions shall be liable to imprisonment for a term not exceeding three years or to a fine not exceeding ten thousand ringgit or to both.

Employee’ Social Security Act 1969 (Act 4)

The Employee’s Social Security Act 1969 (Act 4) (“the 1969 Act’) was implemented to provide protection for employees and their families against economic and social distress in situations where the employees sustain injury or death. The schemes of social security under the 1969 Act are administered by Social Security Organization (“SOCSO”) and are financed by compulsory contributions made by the employers and the employees. Under the 1969 Act, any person who fails to make contribution shall be all be punishable with imprisonment for a term which may extend to two years, or with fine not exceeding ten thousand ringgit, or with both.

Employment Insurance System Act 2017 (Act 800)

SOCSO reached a milestone when the Employment Insurance System Act 2017 (Act 800) was introduced and enforced from 28 December 2017 with the aim to provide protection and assist workers who have lost employment through two (2) main components namely, the Employment Insurance and Active Labour Market Policies. The Employment Insurance System (EIS) provides protection to workers who have lost their employment through income replacement, reskilling and upskilling training to enhance their employability as well as employment services so that they can secure other suitable jobs fast.

Our all employees which under definition of the Employment Act 1955 (Act 265) (“the 1955 Act) are subject to the provision of Employees’ Provident Fund Act 1991 (Act 452), Employee’ Social Security Act 1969 (Act 4), and Employment Insurance System Act 2017 (Act 800).

Regulation Related to Taxation

Income Tax Act 1967 (Act 53)

The Income Tax Act 1967 (Act 53) (“the 1967 Act”) imposes a tax, known as income tax, for each year of assessment upon the income accruing in or derived from Malaysia, or received in Malaysia from other countries. A company is a tax resident in Malaysia if its management or control is exercised in Malaysia and generally, the place where directors’ meetings are held concerning management and control of the company are considered in determining where the management and control of the company is exercised.

Under the 1967 Act, any person who makes an incorrect tax return by omitting or understating income or gives incorrect information affecting chargeability to tax otherwise than in good faith shall be guilty of an offence and shall upon conviction be liable to a fine not less than RM1,000.00 and not more than RM10,000.00 and shall pay a special penalty of double the amount of tax which had been undercharged.

The Company which is incorporated under Companies Act 2016 (Act 777) is subject to Income Tax Act The Company which is incorporated under Companies Act 2016 (Act 777) is subject to Income Tax Act.

Regulation Related to Foreign Exchange Control

Financial Services Act 2013 (Act 758)

The Financial Services Act 2013 (Act 758) provides regulation and supervision of financial institutions, payment systems and other relevant entities and the oversight of the money market and foreign exchange market to promote financial stability and for related, consequential or incidental matters.

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Pursuant to the Foreign Exchange Administration Rules, a resident entity with domestic ringgit is only allowed to invest abroad up to RM50 million per calendar year (“the Maximum Foreign Investment”). For the avoidance of doubt, the limit of such Maximum Foreign Investment applies to the resident entities within the group of companies.

Notwithstanding the above, the Foreign Exchange Administration Rules allows non-residents to remit out divestment proceeds, profits, dividends or any income arising from investments in Malaysia. Repatriation, however, must be made in foreign currency.

As such, if our operating subsidiaries intend to invest exceeding the Maximum Foreign Investment, we are required to seek approval from the controller of Foreign Exchange, Central Bank of Malaysia.

Regulation Related to Competition Law

Competition Act 2010 (Act 712)

In Malaysia, under the Competition Act 2010 (Act 712) (“the 2010 Act), such provisions may be considered to be anti-competitive if they are found to significantly prevent, restrict or distort competition in any market for goods or services. The 2010 Act is regulated by the Malaysia Competition Commission (“MyCC”), an independent body established under the Competition Commission Act 2010 (Act 713) to enforce the 2010 Act. The Competition Commission Act 2010 empowers MyCC to carry out functions such as implement and enforce the provisions of the 2010 Act, issue guidelines in relation to the implementation and enforcement of the competition laws, act as advocate for competition matters; carry out general studies in relation to issues connected with competition in the Malaysian economy or particular sectors of the Malaysian economy; inform and educate the public regarding the ways in which competition may benefit consumers in and the economy of Malaysia.

The 2010 Act prohibits horizontal or vertical agreements between enterprises that either the object or effect of significantly preventing, restricting or distorting competition in Malaysia. This is referred to as “Chapter One Prohibition”. MyCC has indicated in its “Guidelines on Chapter 1 Prohibition” that in general, anti-competitive agreements will not be considered “significant” if:

(i)	the parties to the agreement are competitors who are in the same market and their combined market share of the relevant market does not exceed 20%’ or
(ii)	the parties to the agreement are not competitors and their individual market share in relevant market is not more than 25%.

Further, the 2010 Act also prohibits enterprises from abusing their “dominant position” in a market. This is referred to as the “Chapter Two Prohibition”. The term “dominant position “refers to one or more enterprises possessing such significant power in a market that they are able to adjust prices, outputs, or trading terms without effective constraint from competitors or potential competitors. There are no specific thresholds for abuse of a dominant position However, the following are the types of abuses prohibited under the 2010 Act; (i) predatory behaviour (for example, margin squeeze, and predatory pricing); (ii) refusal to supply; (iii) buying up scarce supply; and (iv) limiting output.

Pursuant to MyCC “Guidelines on Chapter 2 Prohibition”, market share above 60% would be indicative that an enterprise is dominant. Nevertheless, market share shall not by itself be regarded as conclusive of dominance and other factors will be taken into account is assessing whether an enterprise is dominant.

In there is any infringement with the 2010 Act, MyCC may (i) require that the infringement be ceased immediately; (ii) specify steps which are required to be taken by the infringing enterprise(s) to bring the infringement to an end; (iii) impose financial penalties which could, for example, be 10% of the worldwide turnover of the relevant enterprise over the period during which an infringement occurred; or (iv) take any number of other actions, including imposing sanctions and penalties, as they deem appropriate.

We shall ensure there is any infringement with the 2010 Act, which we shall not:

(a) Be the parties to the agreement are competitors who are in the same market and their combined market share of the relevant market exceed 20%; or

(b) Be the parties to the agreement are not competitors and their individual market share in relevant market is more than 25%.

 Regulation Related to Establishment, Operation and Management of Malaysia Subsidiaries

Companies Act 2016 (Act 777)

The Companies Act 2016 (Act 777) (“the 2016 Act”) stipulates that a company must be registered with the Companies Commission Malaysia in order to engage in any business activity. Under the 2016 Act, a company shall have - (a) a name; (b) one or more members, having limited or unlimited liability for the obligations of the company; (c) in the case of a company limited by shares, one or more shares; and (d) one or more directors. With the liberalization in Malaysia equity policy, foreign companies/investors generally could hold 100% equity in majority industries except for strategic sectors of national interest such as water, telecommunications, ports, and energy. For every industry, there are specific sector regulations issued by the relevant governmental departments. These include regulations that could impose restrictions on the foreign ownership of equity of a company, require higher paid-up capital requirements and also prior regulatory approval before the commencement of business operations. However, limits on foreign ownership do remain in place across many sectors such as telecommunications, oil & gas, tourism, wholesale and retail distributive trade, and financial services. A corporation is a “wholly-owned subsidiary” of another corporation if it has no members except— (a) that other corporation or its nominee; or (b) a wholly-owned subsidiary of that other corporation or its nominee. Private companies require a minimum of one director. A director shall ordinarily reside in Malaysia by having a principal place of residence in Malaysia.

Pursuant to the 2016 Act, appointment of an auditor is mandatory. However, the Registrar may exempt private companies from appointing an auditor where the Company is dormant, a zero-revenue company or a threshold-qualified company. Companies that elect to be exempted from audit must still lodge unaudited financial statements and the required statutory certificates with the Registrar of Companies. Since the coming into effect of the 2016 Act, private companies are no longer obligated to convene annual general meetings. However, stockholders have the right to request for the directors of the company to convene a general meeting. This right is however subject to the requirements in Section 311 of the 2016 Act. For all companies incorporated in Malaysia (except in Labuan, Malaysia) are subject to the Companies Act 2016 (Act 777).

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MANAGEMENT

 The following table set forth the name, age, and position of sole executive officers and directors. Executive officers were elected annually by our Board of Directors. Each executive officer held his office until he resigned, was removed by the Board, or his successor was elected and qualified. Directors were elected annually by our stockholders at the annual meeting. Each director held his office until his successor was elected and qualified or his earlier resignation or removal.

NAME	AGE	POSITION
Yeat Min Fong	44	Chairman / Director
Yee Meng Wong	38	President / Director
Sook Keng Yeoh	65	Chief Executive Officer / Director
Liong Tai Tan	65	Chief Operating Officer / Director
Wei Li Leong	34	Chief Financial Officer
Teng Fook Fong	65	Independent Non-executive Director
Chai Peng Lin	41	Independent Non-executive Director
Chak Hua Yew	38	Independent Non-executive Director
Boon Teong Teoh	42	Independent Non-executive Director
Chee Keong Yap	67	Independent Non-executive Director

Executive Directors and Officers:

Dr. Yeat Min Fong serves as our Chairman and Director since August 9, 2022. Dr. Fong joined Doctor Anywhere in 2020 as the Country General Manager of Malaysia and was responsible for all business activities in the country. Prior to joining Doctor Anywhere, he was the General Manager of iHeal Medical Centre, a medical center, Kuala Lumpur, Malaysia, from 2014 to 2020. From 2014 to 2018, Dr. Fong was the Deputy Medical Director prior to being entrusted as the Medical Director in the medical center. Before entering the private medical industry, Dr. Fong served for seven years in various Ministry of Health’s hospitals in Malaysia, where he practiced his clinical and surgical years. He graduated from University of Cardiff Metropolitan, Cardiff, UK and obtained the Master of Business Administration  degree in 2018, and he obtained India Bachelor of Medicine and Bachelor of Surgery (“MBBS”) from Manipal Academy in 2006.

Dr. Yee Meng Wong serves as our President and Director since August 9, 2022. She is a detailed oriented and a driven team player prior joining BGLC. From 2016 to 2022 she involved in consultation and lecturing in Monash University and had more than 10 years of research experience in various microbiology and analytical chemistry sector. In BGL, she supervises R&D projects, public presentation and liaison with healthcare association, medical centres and research institutions She is highly skilled in research activities, troubleshooting and problem solving, comprehensive data analysis and evaluation, presentation, technical and scientific reporting. Dr Wong obtained her Biotechnology (Microbiology) PhD degree from Monash University after her BSc. (Hon) Biotechnology.

Mr. Sook Keng Yeoh serves as our CEO and Director since August 9, 2022. Mr. Yeoh is currently a Director of ADS Sentral Sdn. Bhd. Prior to ADS Sentral Sdn. Bhd., Mr. Yeoh had been the Group Internal Auditor, CFO and Director of public companies in Malaysia from 2019 to 2022. Mr. Yeoh served as a Chief Financial Officer/Finance Director of TRC Synergy Bhd, from 1999 until 2019. While Mr. Yeoh was with TRC Synergy Bhd, he was also CEO of TRC Energy Sdn. Bhd and an Executive Director of PetroBru (B) Sdn. Bhd. Prior to those positions, Mr. Yeoh was a Group Internal Auditor at Lingui Corporation Bhd from 1995 to 1999. Prior to Lingui Corporation Bhd, Mr. Yeoh served at Paramount Corporation Bhd from 1991 to 1995 as an internal auditor and as an Audit Manager at Asia Commercial Finance Bhd from 1988 to 1991. Mr. Yeoh started his career as a Bank Officer (Audit) at Kwong Yik Bank in 1981 before joining Metroplex Bhd as a Chief Internal Auditor in 1985. Mr. Yeoh holds a Bachelor of Commerce in Accounting, Finance, and Systems from the University of New South Wales (Australia). Mr. Yeoh is also admitted to the Malaysian Institute of Accountants as a Chartered Accountant.

Mr. Liong Tai Tan serves as our Chief Operating Officer of the Company since November 27, 2020. Mr. Tan has been the marketing director of our subsidiary Chemrex Corporation Sdn. Bhd., since 2006. Mr. Tan has significant amount of business experience, particularly in the chemicals industry. He obtained a diploma in Business Management from Vanto Academy, Malaysia.

Ms. Wei Li Leong serves as our Chief Financial Officer and Principal Accounting Officer since inception. Although Ms. Leong initially started on a part-time basis, she has been serving full time since January 2023. Separately, Ms. Leong was self-employed as a tax consultant from 2017 to December 2022. From March 2015 to February 2017, she was employed by Ernst & Young (Malaysia) specializing in international tax. From March 2013 to February 2015, she was engaged with BDO Malaysia in the tax compliance department. From September 1, 2010 to February 22, 2012, she worked as trainee and later as accountant with SJ Accounting Services firm in Melbourne, Australia. Ms. Leong interned at Russell Bedford LC & Company as an audit vacation trainee in 2009. Ms. Leong is a Certified Practicing Accountant and graduated from RMIT University, Melbourne with a bachelor’s degree in business (Accountancy).

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Independent Directors:

Mr. Teng Fook Fong serves as an independent director and the chairman of the compensation and nominating and corporate governance committees and as a member of the audit committee since October 2022. Mr. Fong has over 30 years of experience in legal and financial professional services, advising clients on corporate finance, litigation and conveyancing on civil claims, corporate and commercial dispute, debt recovery. From 1991 to 2023, Mr. Fong worked as an attorney at Yusof Khan & Fong. Mr. Fong obtained his law degree from University of London in 1990.

Mr. Chai Peng Lin serves as an independent director and as a member of the compensation and nominating and corporate governance committees January 2023. Ms. Lin has over 15 years of experience in managing marketing and recruitment. From 2004 to 2023, Mr. Lin worked as a sales manager at research instrument. Mr. Lin obtained his Applied Science degree from University Malaysia Terengganu in 2004.

Mr. Chak Hua Yew serves as an independent director and a member of the audit and nominating and corporate governance committees since October 2022. Mr. Yew has over 16 years of experience working as a doctor and medical director, specifying in the areas of anti-aging and regenerative medicine. From 2007 to 2023, Mr. Yew worked as a medical director at Rejuv Premium Anti-Aging Center. Mr. Yew obtained his MBBS degree from University of Malaya in 2007 and Ophthalmology from Royal College of Physician, UK in 2015.

Mr. Boon Teong Teoh serves as an independent director and a member of the compensation committee since January 2023. Mr. Teoh has over 13 years of experience in tropical disease research in University Malaya. From 2010 to 2023, Mr. Teoh worked as a senior lecturer/researcher at University of Malaya. Mr. Teoh obtained his Biomedical Science in 2006 and PhD degree in 2015 from University of Malaya.

Mr. Chee Keong Yap serves as an independent director and the chairman of the audit committee since October 2022. Mr. Yap articled at KPMG Peat Marwick in London, UK. He had accumulated over 40 years of audit and accounting field. From 1981 to 1997, Mr. Yap worked as an Executive Director/Chief Executive Officer at Bumiputra Merchant Bankers. Mr. Yap obtained his Economics degree from University of Leeds, England in 1981.

Employment Agreements

We have entered into employment agreements with all our executive officers. Under these agreements, each of our executive officers is employed for a specified time period. We may terminate employment for cause, at any time, without advance notice or remuneration, for certain acts of the executive officer, such as conviction or plea of guilty to a felony or any crime involving moral turpitude, negligent or dishonest acts to our detriment, or misconduct or a failure to perform agreed duties. We may also terminate an executive officer’s employment without cause upon advance written notice or payment in-lieu of notice. In such case of termination by us, we will provide severance payments to the executive officer as expressly required by applicable law of the jurisdiction where the executive officer is based. The executive officer may resign at any time upon advance written notice.

Each executive officer has agreed to hold, both during and after the termination or expiry of his or her employment agreement, in strict confidence and not to use, except as required in the performance of his or her duties in connection with the employment or pursuant to applicable law, any of our confidential information or trade secrets, any confidential information or trade secrets of our clients or prospective clients, or the confidential or proprietary information of any third party received by us and for which we have confidential obligations. The executive officer is not subject to non-compete obligations under the employment agreement unless such executive officer agrees and enters into another non-compete written agreement with BioNexus.

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Terms of Directors and Officers

Our officers are elected by and serve at the discretion of the board of directors and the stockholders voting by ordinary resolution.

Compensation of Directors and Executive Officers

For the year ended December 31, 2022, we paid an aggregate of approximately $30,000 including 25,000 shares valued at $25,000, respectively, in cash and benefits to our executive officers. We do not have a share incentive program to provide for grants of awards to our directors and executive officers. We have not set aside or accrued any amount to provide pension, retirement or other similar benefits to our executive officers and directors. We have no service contracts with any of our directors providing for benefits upon termination of employment.

Board of Directors and Committees

Our board of directors consists of nine directors, including five independent directors. We established three committees under the board of directors: an audit committee, a compensation committee and a nominating and corporate governance committee. We intend to adopt and approve a charter for each of the three committees prior to consummation of this offering. Each of the committees of the board of directors shall have the composition and responsibilities described below.

 Audit Committee

Our Audit Committee is currently composed of three members: Chee Keong Yap, Chak Hua Yew and Teng Fook Fong, and Chee Keong Yap shall be the Chairman of the Audit Committee. Our Board of Directors determined that each member of the Audit Committee meets the independence criteria prescribed by applicable regulation and the rules of the SEC for Audit Committee membership and is an “independent” director within the meaning of the NASDAQ Marketplace Rules. Each Audit Committee member also meets NASDAQ’s financial literacy requirements. The compensation committee’s responsibilities include:

●

evaluating the performance of our chief executive officer in light of our company’s corporate goals and objectives and, based on such evaluation: (i) recommending to the board of Directors the cash compensation of our chief executive officer, and (ii) reviewing and approving grants and awards to our chief executive officer under equity-based plans;

●	reviewing and recommending to the board of Directors the cash compensation of our other executive officers;

●	reviewing and establishing our overall management compensation, philosophy and policy;

●	overseeing and administering our compensation and similar plans;

●

reviewing and approving the retention or termination of any consulting firm or outside advisor to assist in the evaluation of compensation matters and evaluating and assessing potential and current compensation advisors in accordance with the independence standards identified in the applicable Nasdaq rules;

●	retaining and approving the compensation of any compensation advisors;

●	reviewing and approving our policies and procedures for the grant of equity-based awards;

●	reviewing and recommending to the board of directors the compensation of our directors; and

●	preparing the compensation committee report required by SEC rules, if and when required.

It is determined that Chee Keong Yap possesses accounting or related financial management experience that qualifies him as an “audit committee financial expert” as defined by the rules and regulations of the SEC.

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 Compensation Committee

Our compensation committee is currently composed of Teng Fook Fong, Boon Teong Teoh and Chai Ping Lin. Teng Fook Fong is the chair of our compensation committee. The compensation committee will be responsible for, among other things:

●	reviewing and approving, or recommending to the board for its approval, the compensation for our chief executive officer and other executive officers;

●	reviewing and recommending to the shareholders for determination with respect to the compensation of our directors;

●	reviewing periodically and approving any incentive compensation or equity plans, programs or similar arrangements; and

●	selecting compensation consultant, legal counsel or other adviser only after taking into consideration all factors relevant to that person’s independence from management.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee is currently composed of Teng Fook Fong, Chai Peng Lin and Chak Hua Yew. Teng Fook Fong is the chair of our nominating committee. We have determined that these three individuals satisfy the “independence” requirements under NASDAQ Rule 5605. The nominating committee will assist the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating committee will be responsible for, among other things:

●	selecting and recommending to the board nominees for election by the shareholders or appointment by the board;
●	reviewing annually with the board the current composition of the board with regards to characteristics such as independence, knowledge, skills, experience and diversity;

●	making recommendations on the frequency and structure of board meetings and monitoring the functioning of the committees of the board; and

●

advising the board periodically with regards to significant developments in the law and practice of corporate governance as well as our compliance with applicable laws and regulations and making recommendations to the board on all matters of corporate governance and on any remedial action to be taken.

Family Relationships

Except as stated herein above, there are no family relationships among our directors or officers.

Involvement in Legal Proceedings

To the best of our knowledge, none of our directors or executive officers, during the past ten years, had been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or had been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in “Related Party Transactions,” none of our directors, director nominees or executive officers had been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which were required to be disclosed pursuant to the rules and regulations of the Securities and Exchange Commission.

Director Independence

Our Board of Directors is currently composed of five members, one of whom qualifies as an independent director in accordance with the published listing requirements of NASDAQ. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the Director, nor any of his family members have engaged in various types of business dealings with us. In addition, our board of directors had not made a subjective determination as to our director that no relationship existed which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by our director and us with regard to our director’s business and personal activities and relationships as they may relate to us and our management.

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Code of Ethics

We currently do not have a code of business conduct and ethics applicable to our directors, officers, and employees; however, we intend to adopt one in the near future in connection with our application to list on the Nasdaq Capital Market.

Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. The Board of Directors is establishing an audit committee and meanwhile, the existing directors have been performing the functions of such committees. Thus, there is a potential conflict of interest in that our Directors and Officers have the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions.

In addition, our Officers have committed to spend a sufficient amount of time and attention to the affairs of the Company to fulfill their respective officer responsibilities. In this regard, generally, each Officer spends between 15 to 40 hours per week on the affairs of the Company, depending on the circumstances. Therefore, we may face conflicts of interest between the time and attention each Officer devotes to the Company and that of their other business interests.

Other than as described above, we are not aware of any other conflicts of interest of our executive Officers and Directors.

EXECUTIVE COMPENSATION

The following table reflects the Summary Compensation for our named executive officers for fiscal years ended December 31, 2022 and 2021, respectively. For such periods, there were no bonus, non-equity plan compensation, nonqualified compensation earnings or other compensation other than as stated below for the named executive officers. Further, we had not entered into an employment agreement with any of our officers, directors or any other persons and no such agreements are anticipated in the immediate future.

			Stock	Other
			Award	Compensation	Total
Name and Position	Year	Salary	$	$	$
Yeat Min Fong	2022	$5,000	$10,417	$0	$15,417
Chairman	2021	$0	$0	$0	$0

Yee Meng Wong	2022	$5,000	$10,417	$0	$15,417
President	2021	$0	$0	$0	$0

Sook Keng Yeoh	2022	$5,000	$10,417	$0	$15,417
Chief Executive Officer	2021	$0	$0	$0	$0

Wei Li Leong	2022	$0	$0	$0	$0
Chief Financial Officer and Principal Accounting Officer	2021	$0	$0	$0	$0

Liong Tai Tan	2022	$0	$0	$0	$0
Chief Operating Officer	2021	$0	$0	$0	$0

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Employment Agreement between Mr. Yeat Min Fong and BioNexus

Effective as of August 9, 2022, BioNexus entered into an Employment Agreement with Mr. Yeat Min Fong. The agreement provides for an annual base salary, together with such additional discretionary bonus. Mr. Yeat Min Fong’s employment will continue automatically, unless either party gives written notice to the other party 60 days prior to the next anniversary of the Employment Agreement, subject to termination by either party to the agreement upon 30 days’ prior written notice. The agreement also provides that Mr. Yeat Min Fong shall not, during the term of the agreement and for 24 months after cessation of employment, carry on business in competition with the Group.

Employment Agreement between Mr. Yee Meng Wong and BioNexus

Effective as of August 9, 2022, BioNexus entered into an Employment Agreement with Mr. Yee Meng Wong. The agreement provides for an annual base salary, together with such additional discretionary bonus. Mr. Yee Meng Wong’s employment will continue automatically, unless either party gives written notice to the other party 60 days prior to the next anniversary of the Employment Agreement, subject to termination by either party to the agreement upon 30 days’ prior written notice. The agreement also provides that Mr. Yee Meng Wong shall not, during the term of the agreement and for 24 months after cessation of employment, carry on business in competition with the Group.

Employment Agreement between Mr. Sook Keng Yeoh and BioNexus

Effective as of August 9, 2022, BioNexus entered into an Employment Agreement with Mr. Sook Keng Yeoh. The agreement provides for an annual base salary, together with such additional discretionary bonus. Mr. Sook Keng Yeoh’s employment will continue automatically, unless either party gives written notice to the other party 60 days prior to the next anniversary of the Employment Agreement, subject to termination by either party to the agreement upon 30 days’ prior written notice. The agreement also provides that Mr. Sook Keng Yeoh shall not, during the term of the agreement and for 24 months after cessation of employment, carry on business in competition with the Group.

Employment Agreement between Wei Li Leong and BioNexus

Effective as of June 19, 2017, BioNexus entered into an Employment Agreement with Mr. Wei Li Leong. The agreement provides for a compensation of 5 million shares over the five-year term of the agreement. Mr. Wei’s employment will last for a term of 5 years and can be extended automatically for a 1-year term at the request of the company. During the term of the agreement, either BioNexus or Mr. Wei can terminate the employment for whatever reason upon giving 3 months’ prior written notice. The agreement also provides that Mr. Wei Li Leong shall not, during the term of the agreement and for 24 months after cessation of employment, carry on business in competition with the Group.

Grants of Plan-Based Awards

Except as stated above, no plan-based awards were granted to any of our named executive officers in the fiscal year ended December 31, 2022.

Outstanding Equity Awards at Fiscal Year End and Interim quarters

The equity awards reflected in the Summary Compensation Table above represented all restricted stock awards issued to our executive officers as of December 31, 2022. No other stock or stock option awards were granted to any other officer of the Company as of December 31, 2022.

Option Exercises and Stock Vested

No option to purchase our capital stock was exercised by any of our named executive officers, nor was any restricted stock held by such executive officers vested during the interim fiscal period ended December 31, 2022.

Pension Benefits

No named executive officers received or held pension benefits during the interim fiscal period ended December 31, 2022.

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PRINCIPAL SHAREHOLDERS

The following table provides information as to shares of common stock beneficially owned as of the date of this prospectus, by:

●	each director;

●	each named executive officer;

●	each person known by us to beneficially own at least 5% of our common stock; and

●	all directors and executive officers as a group.

Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned. The information is based on 14,476,513 shares of common stock issued and outstanding as of date of this prospectus, assuming the completion of our proposed reverse stock split of the outstanding common stock of 12 for 1 to occur immediately upon our common stock’s listing on the Nasdaq Capital Market.

Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible notes currently exercisable or convertible, or exercisable or convertible within 60 days are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person. Unless otherwise indicated in the footnotes to this table, Company believes that each of the shareholders named in the table has sole voting and investment power with respect to the shares indicated as beneficially owned by them.

Unless otherwise indicated, the address of each beneficial owner listed below is Unit 02, Level 10, Tower B, Avenue 3, The Vertical Business Suite II, Bangsar South, No. 8 Jalan Kerinchi, Kuala Lumpur, Malaysia.

Executive Officers and Directors	Amount of Beneficial Ownership of Shares of Common Stock before the reverse stock split (1)(2)	Amount of Beneficial Ownership of Shares of Common Stock after the reverse stock split (1)(2)	Pre-Offering Percentage Ownership of Shares of Common Stock	Post-Offering Percentage Ownership of Shares of Common Stock (3)
Directors and Named Executive Officers:
Yeat Min Fong	-		-	-
Yee Meng Wong	-		-	-
Sook Keng Yeoh	-		-	-
Wei Li Leong	4,797,709	399,809	2.76%	2.45%
Liong Tai Tan	12,500,460	1,041,705	7.20%	6.37%
Teng Fook Fong (4)	-		-	-
Chee Keong Yap (4)	-		-	-
Chak Hua Yew (4)	-		-	-
Boon Teong Teoh (4)	-		-	-
Chai Ping Lin (4)	-		-	-
All executive officers and directors as a group (10 persons)	17,298,169	1,441,514	9.96%	8.82%

5% or Greater Stockholders
Soo Kow Lai	15,000,000	1,250,000	8.63%	7.64%
Chi Yuen Leong	14,000,000	1,166,667	8.06%	7.13%
Chan Chong Wong	12,624,529	1,052,044	7.27%	6.43%
Liong Tai Tan	12,500,460	1,041,705	7.20%	6.37%
Choong Chin Liew (5)	20,000,000	1,666,667	11.51%	10.19%
Tan Kuan Yew (Hing Kuan Yew) (6)	8,830,917	735,910	5.08%	4.50%
Tham Too Kam (7)	12,210,460	1,017,538	7.03%	6.22%
Wong Kim Hai (8)	12,510,460	1,042,538	7.20%	6.38%

(1)

Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has ownership of and voting power and investment power with respect to our Common stock or Preferred Shares. For each beneficial owner above, any options exercisable within 60 days have been included in the denominator.

(2)	The reverse stock split ratio is 12 for 1.
(3)

Based on 1,875,000 shares of common stock are issued in this offering, not including 281,250 shares of common stock underlying the Underwriter’s over-allotment option and 172,500 shares of common stock underlying the Underwriter Warrant.

(4)	The individual is an independent director of BGLC.
(5)	Choong Chin Liew (Deceased) is the record holder of the shares. To the best of our knowledge, as of the date hereof, Galina Liew is the Administer of the Estate of Dr. Choong Chin Liew.
(6)	The address of the shareholder is 32 Jalan Putra Mahkota 7/2H, Putra Heights Subang Jaya, Selangor Malaysia 47650.
(7)	The address of the shareholder is 12A Jalan Sl 15/1 Bandar Sungai Long Kajang, Selangor Malaysia 43000.
(8)	The address of the Shareholder was 24 Jalan Molek 3/8, Taman Molek Johor Baru, Johore Malaysia 81100.

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RELATED PARTY TRANSACTIONS

In connection with our acquisition of Chemrex from the Chemrex shareholders, Liong Tai Tan, our Chief Operating Officer (appointed on November 27, 2020), was a Chemrex shareholder and received 14,553,543 shares of common stock in connection with the acquisition of Chemrex.

Other than as stated herein, there have been no related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 of Regulation S-K since January 1, 2019.

DESCRIPTION OF CAPITAL STOCK

We have authorized 300,000,000 shares of common stock, no par value per share, and 30,000,000 shares of preferred stock, no par value per share. As of the date of this prospectus, we had 14,476,513 shares of our common stock outstanding, assuming the completion of our proposed reverse stock split of the outstanding common stock of 12 for 1 immediately upon our common stock’s listing on Nasdaq.

Common Stock

The holders of our common stock have equal ratable rights to dividends from funds legally available if and when declared by our board of directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs. Our common stock does not provide the right to a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stockholders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote.

We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the state of Delaware for a more complete description of the rights and liabilities of holders of our securities. All material terms of our common stock have been addressed in this section.

Preferred Stock

We are also authorized to issue 30,000,000 shares which have been established as the Series A Preferred Stock. No shares of our Preferred Stock are issued and outstanding. The share of preferred stock is “blank check’ meaning the Company’s Boar do Directors can issue shares of preferred stock in such series with such rights, privileges and preferences as determined from time to time by the Board of Directors. The ability of directors, without security holder approval, to issue shares of our Series A Preferred Stock could be used as an anti-takeover measure. Anti-takeover measures may result in you receiving less compensation for your stock.

Options and Restricted Stock

As of the date of this prospectus, we do not have any outstanding options or restricted stock.

Other Convertible Securities

As of the date of this prospectus, we do not have any outstanding convertible securities.

Securities Authorized for Issuance under Equity Compensation Plans

We have not adopted any compensatory or benefit plans for future issuances of our securities but reserve the right to do so in the future.

Transfer Agent

The stock transfer agent for our securities is Securities Transfer Corporation, 2901 N. Dallas Parkway, Suite 380, Plano, TX 75093, USA.

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MARKET FOR REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Presently, there is trading on OTCQB for our common stock. As of the date of this prospectus, the trading price for our common stock, as reported on the OTCQB, was $[●] per share ($[●] on a post-reverse split basis). In connection with this offering, we have applied to list our common stock under the symbol “BGLC” on the Nasdaq Capital Market.

The bid prices set forth below reflect inter-dealer quotations, do not include retail markups, markdowns or commissions and do not necessarily reflect actual transactions.

	High	Low
Fiscal Year Ended December 31, 2022
First Quarter	$2.23	$1.10
Second Quarter	$1.73	$1.01
Third Quarter	$1.18	$0.16
Fourth quarter	$1.08	$0.72
Fiscal Year Ended December 31, 2021
First Quarter	$2.69	$0.70
Second Quarter	$2.10	$1.00
Third Quarter	$1.86	$1.00
Fourth quarter	$2.25	$1.00
Fiscal Year Ended December 31, 2020
Third Quarter	$2.50	$0.36
Fourth Quarter	$3.45	$1.06

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Securities Outstanding and Holder of Record

As of the date of this prospectus, there were approximately 325 holders of record for our common stock and 14,476,513 shares of our common stock outstanding, assuming the completion of our proposed reverse stock split of the outstanding common stock of 12 for 1 immediately upon our common stock’s listing on Nasdaq.

Dividends

We currently intend to retain all available funds and any future earnings to fund the growth and development of our business. We do not intend to pay cash dividends to our stockholders in the foreseeable future. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, general business conditions, and other factors that our board of directors may deem relevant.

SHARES ELIGIBLE FOR FUTURE SALE

Immediately prior to this offering, there was little to no trading activity in our common stock. Future sales of substantial amounts of common stock in the public market, or the perception that such sales may occur, could adversely affect the market price of our common stock.

All shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by our “affiliates,” as that term is defined in Rule 144 under the Securities Act, whose sales would be subject to the Rule 144 resale restrictions described below, other than the holding period requirement.

Restricted securities are eligible for public sale only if they are registered under the Securities Act or if they qualify for an exemption from registration under Rules 144 or 701 under the Securities Act, described below. Restricted securities may also be sold outside of the United States to non-U.S. persons in accordance with Rule 904 of Regulation S.

Lock-Up

For further details on the lock-up agreements, see the section entitled “Underwriting – Lock-Up Agreements.”

Rule 144

Some of our stockholders will be forced to hold their shares of our common stock for at least a six-month period before they are eligible to sell those shares, and even after that six-month period, sales may not be made under Rule 144 promulgated under the Securities Act unless we and such stockholders are in compliance with other requirements of Rule 144.

In general, Rule 144 provides that (i) any of our non-affiliates that has held restricted common stock for at least six months is thereafter entitled to sell its restricted stock freely and without restriction, provided that we remain compliant and current with our SEC reporting obligations, and (ii) any of our affiliates, which includes our directors, executive officers and other person in control of us, that has held restricted common stock for at least six months is thereafter entitled to sell its restricted stock subject to the following restrictions: (a) we are compliant and current with our SEC reporting obligations, (b) certain manner of sale provisions are satisfied, (c) a Form 144 is filed with the SEC, and (d) certain volume limitations are satisfied, which limit the sale of shares within any three-month period to a number of shares that does not exceed the greater of 1% of the total number of outstanding shares. A person who has ceased to be an affiliate at least three months immediately preceding the sale and who has owned such shares of common stock for at least one year is entitled to sell the shares under Rule 144 without regard to any of the limitations described above.

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Rule 701

In general, Securities Act Rule 701 allows a stockholder who purchased shares of capital stock pursuant to a written compensatory plan or contract and who is not deemed to have been an affiliate of ours during the immediately preceding 90 days to sell those shares in reliance upon Securities Act Rule 144, but without being required to comply with the public information, holding period, volume limitation or notice provisions of Rule 144. All holders of Rule 701 shares, however, are required to wait until ninety (90) days after the date of this prospectus before selling shares pursuant to Rule 701.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

TAXATION

Malaysia Taxation

The following discussion is a summary of the more relevant taxes that are applicable to our Malaysian subsidiaries with regards to transactions that they may enter into with a foreign holding company, i.e. AATP. It excludes specifically all Malaysian taxes that our Malaysian subsidiaries are subject to arising from their respective business activities in Malaysia such as income tax, various types of taxes imposable on transactions entered into in the course of conducting their business activities and taxes on capital gains. Generally, there is no taxes on capital gains in Malaysia except for real property gains tax (“RPGT”) which is a tax on gains arising from the disposal of real property or shares in real property companies (“RPC”). Neither subject affects our Malaysian subsidiaries as none of them were engaged in activities in the said areas.

The type of transactions that Malaysian subsidiaries typically enter into with their foreign holding company (that is not attributable to a business carried on in Malaysia by the foreign holding company) are royalties, interest or service fees. With respect to such income, the tax liability of the foreign holding company, it being a non-resident will be settled by way of withholding tax (“WHT”) deducted by the paying entity, i.e. the Malaysian subsidiary. The following are WHT rates that apply as per the double taxation agreement (“DTA”) th exists between the United States of America and Malaysia: (Royalty: 10%, Interest: 15%, Dividends: 0%, Income other than royalty and interest: 10%)

Payments of the above types of income to non-residents (except for dividends) are subject to WHT which is due and payable to the Inland Revenue Board (IRB) within one month after paying or crediting such payments. There is no WHT on dividends paid by Malaysian companies.

Transfer pricing (TP) legislation

The basis for determining proper compensation is, almost universally, the arm’s length principle which has also been accepted by the Inland Revenue Board (“IRB”).

The arm’s length principle was incorporated into Section 140A of the Malaysian Income Tax Act 1967. It allows the Director General Inland Revenue (“DGIR”) to adjust any transfer prices between related parties in Malaysia which, in the view of the DGIR, do not meet the arm’s length standard.

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What constitutes “arm’s length” is not defined in the Income Tax Act 1967. Consequently, the IRB has issued the TP Rules 2012 and the revised TP Guidelines 2012 to give guidance on the arm’s length standard that is acceptable to the IRB. The TP Rules and Guidelines seek to provide guidance on the application of the law on controlled transactions, the acceptable methodologies as provided in the rules and administrative requirements including the types of records and documentation expected from taxpayers involved in TP arrangements.

Advance pricing arrangements (APA)

Companies are allowed to apply for APAS from the DGIR. The objective of establishing APAS is to provide an avenue for taxpayers to obtain certainty upfront that their related party transactions meet the arm’s length standard. The IRB has issued the APA Rules 2012 and APA Guidelines 2012 to give guidance on the matter.

Statute of limitation for TP adjustments

The statute of limitation is seven (7) years from the expiration of an assessment year (“YA”) for raising an assessment or additional assessment for that YA in respect of TP adjustments for a transaction entered into between associated persons not at arm’s length.

Country-by-Country Reporting

The Malaysian Country-by-Country Rules require a Malaysian multinational corporation (“MNC”) group with total consolidated group revenue of RM3 billion and above in the financial year (“FY”) preceding the reporting FY (i.e. FY commencing on or after January 1, 2017) to prepare and submit the Country-by-Country Report to the IRB no later than 12 months after the close of each FY.

Malaysian entities of foreign MNC groups will generally not be required to prepare and file Country-by-Country Reports as the obligation to file will be with the ultimate holding company in the jurisdiction it is tax resident in, However, a notification to the IRB may be required.

United States Federal Income Taxation

The following is a general summary of material U.S. federal income tax considerations applicable to a U.S. Holder (as defined below) arising from the acquisition, ownership and disposition of our securities. This summary applies only to U.S. Holders that acquire securities pursuant to this prospectus, hold our common stock as capital assets within the meaning of Section 1221 of the Code (as defined below) and have the U.S. dollar as their functional currency.

This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a U.S. Holder as a result of the acquisition, ownership and disposition of our common stock. In addition, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax consequences to such U.S. Holder, including specific tax consequences to a U.S. Holder under an applicable tax treaty. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any particular U.S. Holder. In addition, this summary does not address the U.S. federal alternative minimum, net investment income, U.S. federal estate and gift, U.S. Medicare contribution, U.S. state and local, or non-U.S. tax consequences of the acquisition, ownership or disposition of our common stock. Except as specifically set forth below, this summary does not discuss applicable tax reporting requirements. Each U.S. Holder should consult its own tax advisor regarding all U.S. federal, U.S. state and local and non-U.S. tax consequences of the acquisition, ownership and disposition of our common stock.

No opinion from U.S. legal counsel or ruling from the Internal Revenue Service (the “IRS”) has been requested, or will be obtained, regarding the U.S. federal income tax consequences of the acquisition, ownership or disposition of our common stock. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, or contrary to, any position taken in this summary. In addition, because the authorities upon which this summary is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the positions taken in this summary.

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The following discussion does not describe all the tax consequences that may be relevant to any particular U.S. Holders, including those subject to special tax situations such as:

•	banks and certain other financial institutions;

•	regulated investment companies;

•	real estate investment trusts;

•	insurance companies;

•	broker-dealers;

•	traders that elect to mark-to-market;

•	tax-exempt entities or governmental organizations;

•	individual retirement accounts or other tax deferred accounts;

•	persons deemed to sell our common stock under the constructive sale provisions of the Code;

•	persons liable for alternative minimum tax or the Medicare contribution tax on net investment income;

•	U.S. expatriates;

•	persons holding our common stock as part of a straddle, hedging, constructive sale, conversion or integrated transaction;

•	persons that directly, indirectly, or constructively own 10% or more of the total combined voting power or total value of our common stock;

•	persons that are resident or ordinarily resident in or have a permanent establishment in a jurisdiction outside the United States;

•	persons who acquired our common stock pursuant to the exercise of any employee share option or otherwise as compensation;

•	persons subject to special tax accounting rules as a result of any item of gross income with respect to our common stock being taken into account in an applicable financial statement; or

•	persons holding our common stock through partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes.

PROSPECTIVE PURCHASERS ARE URGED TO CONSULT THEIR TAX ADVISORS ABOUT THE APPLICATION OF THE U.S. FEDERAL TAX RULES TO THEIR PARTICULAR CIRCUMSTANCES AS WELL AS THE STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF OUR COMMON STOCK.

As used herein, the term “U.S. Holder” means a beneficial owner of our common stock that, for U.S. federal income tax purposes, is or is treated as:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•

a trust that (1) is subject to the supervision of a court within the United States and the control of one or more U.S. persons or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

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The tax treatment of a partner (or other owner) in an entity or arrangement treated as a partnership for U.S. federal income tax purposes that holds our common stock, and such entity or arrangement, generally will depend on such partner’s (or other owner’s) status and the activities of such entity or arrangement. A U.S. Holder that is a partner (or other owner) in such an entity or arrangement should consult its tax advisor.

Dividends and Other Distributions on Our Common stock

Subject to the passive foreign investment company rules discussed below, the gross amount of distributions made by us with respect to our common stock (including the amount of non-U.S. taxes withheld therefrom, if any) generally will be includible as dividend income in a U.S. Holder’s gross income in the year received, to the extent such distributions are paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Because we do not maintain calculations of our earnings and profits under U.S. federal income tax principles, a U.S. Holder should expect all cash distributions will be reported as dividends for U.S. federal income tax purposes. Such dividends will not be eligible for the dividends-received deduction allowed to U.S. corporations with respect to dividends received from other U.S. corporations.

Dividends received by certain non-corporate U.S. Holders (including individuals) may be “qualified dividend income,” which is taxed at the lower applicable capital gains rate, provided that (1) our common stock are readily tradable on an established securities market in the United States, (2) we are neither a passive foreign investment company (as discussed below) nor treated as such with respect to the U.S. Holder for our taxable year in which the dividend is paid or the preceding taxable year, (3) the U.S. Holder satisfies certain holding period requirements, and (4) the U.S. Holder is not under an obligation to make related payments with respect to positions in substantially similar or related property. Under IRS authority, common stock generally is considered for purposes of clause (1) above to be readily tradable on an established securities market in the United States if they are listed on the Nasdaq Capital Market, as our common stock are expected to be. U.S. Holders should consult their own tax advisors regarding the availability of the lower rate for dividends paid with respect to our common stock.

The amount of any distribution paid in foreign currency will be equal to the U.S. dollar value of such currency, translated at the spot rate of exchange on the date such distribution is actually or constructively received by the U.S. Holder, regardless of whether the payment is in fact converted into U.S. dollars at that time. A U.S. Holder generally should not recognize any foreign currency gain or loss in respect of such distribution if such foreign currency is converted into U.S. dollars on the date received by the U.S. Holder. Any further gain or loss on a subsequent conversion or other disposition of the currency for a different U.S. dollar amount will be U.S. source ordinary income or loss.

Dividends on our common stock generally will constitute foreign source income for foreign tax credit limitation purposes. Subject to certain complex conditions and limitations, non-U.S. taxes withheld, if any, on any distributions on our common stock may be eligible for credit against a U.S. Holder’s U.S. federal income tax liability. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to our common stock will generally constitute “passive category income.” The U.S. federal income tax rules relating to foreign tax credits are complex, and U.S. Holders should consult their tax advisors regarding the availability of a foreign tax credit in their particular circumstances and the possibility of claiming an itemized deduction (in lieu of the foreign tax credit) for any foreign taxes paid or withheld.

Sale or Other Taxable Disposition of Our Common stock

Subject to the passive foreign investment company rules discussed below, upon a sale or other taxable disposition of our common stock, a U.S. Holder will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in such common stock. Any such gain or loss generally will be treated as long-term capital gain or loss if the U.S. Holder’s holding period in common stock exceeds one year. Non-corporate U.S. Holders (including individuals) generally will be subject to U.S. federal income tax on long-term capital gain at preferential rates. The deductibility of capital losses is subject to significant limitations. Gain or loss, if any, recognized by a U.S. Holder on the sale or other taxable disposition of our common stock generally will be treated as U.S. source gain or loss for U.S. foreign tax credit limitation purposes.

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If the consideration received upon the sale or other disposition of our common stock is paid in foreign currency, the amount realized will be the U.S. dollar value of the payment received, translated at the spot rate of exchange on the date of the sale or other taxable disposition. If our common stock are treated as traded on an established securities market, a cash basis U.S. Holder or an accrual basis U.S. Holder who has made a special election (which must be applied consistently from year to year and cannot be changed without the consent of the IRS) will determine the U.S. dollar value of the amount realized in foreign currency by translating the amount received at the spot rate of exchange on the settlement date of the sale. If our common stock are not treated as traded on an established securities market, or the relevant U.S. Holder is an accrual basis taxpayer that does not make the special election, such U.S. Holder will recognize foreign currency gain or loss to the extent attributable to any difference between the U.S. dollar amount realized on the date of sale or disposition (as determined above) and the U.S. dollar value of the currency received translated at the spot rate on the settlement date.

A U.S. Holder’s initial U.S. federal income tax basis in our common stock generally will equal the cost of such common stock. If a U.S. Holder used foreign currency to purchase the common stock, the cost of the common stock will be the U.S. dollar value of the foreign currency purchase price on the date of purchase, translated at the spot rate of exchange on that date. If our common stock is treated as traded on an established securities market and the relevant U.S. Holder is either a cash basis taxpayer or an accrual basis taxpayer who has made the special election described above, the U.S. Holder will determine the U.S. dollar value of the cost of such common stock by translating the amount paid at the spot rate of exchange on the settlement date of the purchase.

U.S. Information Reporting and Backup Withholding

Dividend payments with respect to our common stock and proceeds from the sale, exchange or redemption of our common stock may be subject to information reporting to the IRS and possible U.S. backup withholding. A U.S. Holder may be eligible for an exemption from backup withholding if the U.S. Holder furnishes a correct taxpayer identification number and makes any other required certification or is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status may be required to provide such certification on IRS Form W-9. U.S. Holders should consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. Holder’s U.S. federal income tax liability, and such U.S. Holder may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing an appropriate claim for refund with the IRS and furnishing any required information.

Additional Information Reporting Requirements

A U.S. Holder that acquires common stock generally will be required to file Form 926 with the IRS if (1) immediately after the acquisition such U.S. Holder, directly or indirectly, owns at least 10% of the common stock, or (2) the amount of cash transferred in exchange for common stock during the 12-month period ending on the date of the acquisition exceeds $100,000. Significant penalties may apply for failing to satisfy these filing requirements. U.S. Holders are urged to contact their tax advisors regarding these filing requirements.

Certain U.S. Holders who are individuals (and certain entities) that hold an interest in “specified foreign financial assets” (which may include our common stock) are required to report information relating to such assets, subject to certain exceptions (including an exception for common stock held in accounts maintained by certain financial institutions). Penalties can apply if U.S. Holders fail to satisfy such reporting requirements. U.S. Holders should consult their tax advisors regarding the applicability of these requirements to their acquisition and ownership of our common stock.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE IMPORTANT TO YOU. EACH PROSPECTIVE PURCHASER SHOULD CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES OF AN INVESTMENT IN OUR COMMON STOCK UNDER THE INVESTOR’S OWN CIRCUMSTANCES.

ENFORCEABILITY OF CIVIL LIABILITIES

Substantially all of our assets are located outside the United States. In addition, a majority of our directors and executive officers are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors.

We have appointed Cloud Peak Law Group, P.C. as our agent to receive service of process with respect to any action brought against us in the U.S. District Court for the Southern District of New York in connection with this offering under the federal securities laws of the United States or of any State in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York in connection with this offering under the securities laws of the State of New York.

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Malaysia

The enforcement of a foreign judgment in Malaysia could be effected through either statutory enforcement or the common law rule of enforcement.

Under the Reciprocal Enforcement of Judgments Act 1958 of Malaysia, or REJA, judgments given by superior courts of reciprocating countries, as listed in the First Schedule to the REJA are recognized and may be enforced directly or summarily by way of registration of the judgment provided that such judgments satisfy the requirements as specified under the REJA.

Foreign judgments obtained in countries other than the countries listed in the First Schedule to REJA, have to be enforced through the common law rule. As the United States is not a reciprocating country listed in the First Schedule to REJA, a judgment pronounced in the United States may still be enforced in Malaysia pursuant to Malaysian common law principles. Such foreign judgments must fulfil certain conditions which includes the following:

(a)	The judgment is for a definite sum, and which is final and conclusive;

(b)	The original court granting the judgment had jurisdiction in the action;

(c)	The judgment was not obtained by fraud;

(d)	The proceedings in which the judgment was obtained were not contrary to natural justice; and

(e)	The enforcement of the judgment would not be contrary to public policy in Malaysia.

UNDERWRITING

In connection with this offering, we will enter into an underwriting agreement with Network 1 Financial Securities, Inc., or the Underwriter. The Underwriter has agreed to purchase from us, on a firm commitment basis, 1,875,000 shares of common stock, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus. The Underwriter may retain other brokers or dealers to act as sub-agents on its behalf in connection with this offering and may pay any sub-agent a solicitation fee with respect to any securities placed by it.

Underwriter	Number of shares
Network 1 Financial Securities, Inc.	1,875,000
Total

The Underwriter is committed to purchase all the shares of common stock offered by this prospectus if it purchases any shares. The Underwriter is not obligated to purchase the common stock covered by the Underwriter’s over-allotment option (described below). The Underwriter is offering the shares of common stock, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters by their counsel, and other conditions contained in the underwriting agreement.

Over-Allotment Option

We have granted to the Underwriter an option, exercisable for forty-five (45) days from the date of this prospectus, to purchase up to an additional 281,250 shares of common stock, which is equal to 15% of the total number of shares of common stock to be offered by us in the offering, to cover over-allotments, if any, at the public offering price, less underwriting discounts and commissions on the same terms as set forth in this prospectus. The Underwriter may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with this offering. To the extent the option is exercised, the Underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional common stock as the number listed next to the underwriter’s name in the preceding table bears to the total number of common stocks listed next to the names of the Underwriter in the preceding table.

Discounts and Expenses

The underwriting discount is 8.0% of the public offering price.

The following table shows, for each of the total without over-allotment option and total with full over-allotment option offering amounts, the per share and total public offering price, underwriting discount, and proceeds to us, before expenses and assuming a $[●] per share offering price.

	Per Share	Total Without Over- Allotment Option	Total With Full Over- Allotment Option
Public offering price	US$	US$	US$
Underwriting discount	US$	US$	US$
Proceeds to us, before expenses	US$	US$	US$

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We have agreed to pay the Underwriter a cash fee equal to eight percent (8%) of the aggregate gross proceeds received by the Company from the securities sold in this offering. We have further agreed to pay a non-accountable expense allowance to the Underwriter of the underwriter equal to two percent (2.0%) of the gross proceeds received by the Company at the closing of the offering (including proceeds from the sale of the over-allotment shares). Additionally, we have agreed to reimburse the Underwriter for certain out-of-pocket expenses for “road show,” diligence, and reasonable legal fees, not to exceed $150,000 in the aggregate. We have paid an advance against out-of-pocket expenses to the Underwriter in the amount of $65,000 upon the execution of our engagement agreement with the Underwriter. Upon the first public filing of our registration statement on Form S-1 with the Securities and Exchange Commission, the Underwriter shall receive the second payment of $35,000. Upon the successful closing of the offering, the Underwriter shall receive the final payment of $50,000. The advances shall be applied towards out-of-pocket accountable expense set forth herein and any portion of the advances shall be returned to us to the extent not actually incurred. Notwithstanding any contained herein to the contrary, the Underwriter shall return to the Company any expenses previously paid, or advanced, but that which were not actually incurred, in accordance with FINRA Rule 5110(g)(4)(A).

Underwriter Warrants

We have also agreed to issue to the Underwriter warrants to purchase a number of shares equal to eight percent (8.0%) of the aggregate number of shares sold in the offering (including those shares sold upon exercise of the over-allotment option), the Underwriter Warrants. The Underwriter Warrants will be exercisable at any time and from time to time, in whole or in part, during five years from the closing of this offering, at a price per share equal to $[●], which is 110% of the public offering price per common stock. Such Underwriter Warrants are exercisable on a cash or cashless basis. The Underwriter Warrants and the underlying common stock will be deemed compensation by FINRA, and therefore will be subject to FINRA Rule 5110(e). In accordance with FINRA Rule 5110(e)(1), and except as otherwise permitted by FINRA rules, neither the Underwriter Warrants nor any of our common stock issued upon exercise of the Underwriter Warrants may be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities by any person, for a period of 180 days beginning on the date of commencement of sales of the offering, except that they may be assigned, in whole or in part, to any successor, officer, manager, member or partner of the Underwriter (or to officers, managers or members of any such successor, member or partner), if all securities so transferred remain subject to the lock-up restriction for the remainder of the time period. In addition, although the Underwriter Warrants and the underlying common stock are being registered in the registration statement of which this prospectus forms a part, we have also agreed that the warrants will provide for registration rights in certain cases. These registration rights apply to all of the securities directly and indirectly issuable upon exercise of the Underwriter Warrants. The one demand registration right provided will not be greater than five years from the commencement of sales of the public offering in compliance with FINRA Rule 5110(g)(8)(D). The piggyback registration right provided will not be greater than seven years from the commencement of sales of the public offering in compliance with FINRA Rule 5110(g)(8)(C).

Indemnification

Pursuant to the underwriting agreement, we also intend to agree to indemnify the underwriter against certain liabilities, including civil liabilities under the Securities Act, or to contribute to payments that the underwriter may be required to make in respect of those liabilities.

Lock-Up Agreements

We have agreed, for a period of 180 days after the date of this prospectus, subject to certain exceptions, not to offer, sell, contract to sell, pledge, grant any option or contract to purchase, make any short sale, lend or otherwise dispose of, except in this offering, any of our common stock or securities that are substantially similar to our common stock, including but not limited to any options or warrants to purchase our common stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, our common stock or any such substantially similar securities (other than pursuant to employee equity incentive plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of the date such lock-up agreement was executed), without the prior written consent of the Underwriter.

Furthermore, executive officers and directors, and each of our existing stockholders holding in excess of 1% of the shares outstanding have agreed not to register, offer, sell, contract to sell or grant (except for private transfers and in such case only with the express requirement that such shares continue to be subject to the same lock-up) any of our shares of common stock or any securities convertible into or exercisable or exchangeable for our shares of common stock or any warrants to purchase our shares of common stock (including, without limitation, securities of our company which may be deemed to be beneficially owned by such individuals in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon the exercise of a stock option or warrant) for a period of 180 days after the closing date of this offering. Upon the expiration of these lock-up agreements, additional shares of common stock will be available for sale in the public market.

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Market and Pricing Considerations

Prior to this offering, our common stock was quoted on the OTCQB, and there was a limited public market for our common stock. The public offering price was determined based upon the price at which our common stock was quoted on the OTCQB, as well as by negotiations between us and the Underwriter. Among the factors considered in determining the public offering price are the future prospects of our company and our industry in general, our sales, earnings and certain other financial and operating information in recent periods, and the price-earnings ratios, market prices of securities and certain financial and operating information of companies engaged in activities similar to those of our company.

An active trading market for our common stock may not develop. It is possible that after this offering the shares of common stock will not trade in the public market at or above the offering price.

Discretionary Shares

The Underwriter will not sell any common stock in this offering to accounts over which it exercises discretionary authority, without first receiving written consent from those accounts.

Application for Listing on the Nasdaq Capital Market

We have applied to list our common stock under the symbol “BGLC” on the Nasdaq Capital Market. However, our common stock will not be listed on either exchange upon completion of this offering. If our common stock is eventually listed on the Nasdaq Capital Market, we will be subject to continued listing requirements and corporate governance standards. We expect these rules and regulations to significantly increase our legal, accounting and financial compliance costs.

Price Stabilization, Short Positions and Penalty Bids

In order to facilitate the offering of our common stock, the Underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock. These activities may raise or maintain the market price of our common stock above independent market levels or prevent or retard a decline in the market price of our common stock. The Underwriter is not required to engage in these activities, and may end any of these activities at any time. We and the Underwriter have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

Affiliations

Each underwriter and its respective affiliates are a full-service financial institution engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. The underwriter may in the future receive customary fees and commissions for these transactions. We have not engaged the underwriter to perform any services for us in the previous 180 days, nor do we have any agreement to engage the underwriter to perform any services for us in the future, subject to the right to act as an advisor as described above.

In the ordinary course of its various business activities, each underwriter and its respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for its own account and for the accounts of its customers, and such investment and securities activities may involve securities and/or instruments of the issuer. Each underwriter and its respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Foreign Regulatory Restrictions on Purchase of one share

We have not taken any action to permit a public offering of one share outside the United States or to permit the possession or distribution of this prospectus outside the United States. People outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to this offering of one share and the distribution of this prospectus outside the United States.

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area, no offer of shares which are the subject of the offering has been, or will be made to the public in that Member State, other than under the following exemptions under the Prospectus Directive:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the underwriters for any such offer; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares referred to in (a) to (c) above shall result in a requirement for the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive, or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

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Each person located in a Member State to whom any offer of shares is made or who receives any communication in respect of an offer of shares, or who initially acquires any shares will be deemed to have represented, warranted, acknowledged and agreed to and with the underwriters and the Company that (1) it is a “qualified investor” within the meaning of the law in that Member State implementing Article 2(1)(e) of the Prospectus Directive; and (2) in the case of any shares acquired by it as a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, the shares acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Member State other than qualified investors, as that term is defined in the Prospectus Directive, or in circumstances in which the prior consent of the underwriters has been given to the offer or resale; or where shares have been acquired by it on behalf of persons in any Member State other than qualified investors, the offer of those shares to it is not treated under the Prospectus Directive as having been made to such persons.

The Company, the underwriters and their respective affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgments and agreements.

This prospectus has been prepared on the basis that any offer of shares in any Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares. Accordingly, any person making or intending to make an offer in that Member State of shares which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for the Company or the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the underwriters have authorized, nor do they authorize, the making of any offer of shares in circumstances in which an obligation arises for the Company or the underwriters to publish a prospectus for such offer.

For the purposes of this provision, the expression an “offer of shares to the public” in relation to any common stocks in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the common stocks to be offered so as to enable an investor to decide to purchase or subscribe the common stocks, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (as amended) and includes any relevant implementing measure in each Member State.

The above selling restriction is in addition to any other selling restrictions set out below.

Notice to Prospective Investors in Hong Kong

The securities have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the securities has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Malaysia

The securities have not been and may not be approved by the securities commission Malaysia, or SC, and this prospectus has not been and will not be registered as a prospectus with the SC under the Malaysian capital markets and services act of 2007, or CMSA. Accordingly, no securities or offer for subscription or purchase of securities or invitation to subscribe for or purchase securities are being made to any person in or from within Malaysia under this prospectus except to persons falling within any of paragraphs 2(g)(i) to (xi) of schedule 5 of the CMSA and distributed only by a holder of a capital markets services license who carries on the business of dealing in securities and subject to the issuer having lodged this prospectus with the SC within seven days from the date of the distribution of this prospectus in Malaysia. The distribution in Malaysia of this prospectus is subject to Malaysian laws. Save as aforementioned, no action has been taken in Malaysia under its securities laws in respect of this prospectus. This prospectus does not constitute and may not be used for the purpose of a public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the approval of the SC or the registration of a prospectus with the SC under the CMSA.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of Non-CIS Securities may not be circulated or distributed, nor may the Non-CIS Securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Non-CIS Securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Non-CIS Securities pursuant to an offer made under Section 275 of the SFA except:

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(a)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)	where no consideration is or will be given for the transfer;

(c)	where the transfer is by operation of law;

(d)	as specified in Section 276(7) of the SFA; or

(e)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

EXPENSES RELATED TO THIS OFFERING

Set forth below is an itemization of our total expenses, excluding underwriting discounts, which are expected to be incurred in connection with the offer and sale of the common stock by us. With the exception of the SEC registration fee, the FINRA filing fee and the Nasdaq listing fee, all amounts are estimates.

Item	Amount
SEC registration fee	$1,035
FINRA filing fee	3,316
Nasdaq listing fee	75,000
Legal fees and expenses	125,000
Accounting fees and expenses	27,500
U.S. GAAP Consulting	20,000
Transfer agent fees and expenses	3,500
Underwriter expense reimbursement	150,000
Printing and engraving expenses	3,500
Miscellaneous expenses	10,000
Total	$418,851

LEGAL MATTERS

Certain legal matters with respect to the validity of the shares of common stock offered hereby and U.S. federal securities law will be passed upon for us by Ortoli Rosenstadt LLP. Legal matters as to Malaysia law will be passed upon for us by Yusuf Khan & Fong. Ortoli Rosenstadt LLP may rely upon Yusuf Khan & Fong with respect to matters governed by Malaysian law. VCL Law LLP is acting as U.S. counsel for the Underwriter.

EXPERTS

The financial statements for BioNexus Gene Lab Corp., as of December 31, 2022 and 2021 and the related consolidated statements of operations and comprehensive income (loss), changes in stockholders’ equity and cash flows for the year ended December 31, 2022 and 2020, included in this prospectus and elsewhere in the registration statement of which this prospectus forms a part, have been audited by JP Centurion & Partners PLT, an independent registered public accounting firm, to the extent and for the periods indicated in their report appearing elsewhere herein, and are included in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered by this prospectus. This prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to us and our common stock, reference is made to the registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.

You may read and copy all or any portion of the registration statement without charge at the public reference room of the SEC at 100 F Street, N. E., Washington, D.C. 20549. Copies of the registration statement may be obtained from the SEC at prescribed rates from the public reference room of the SEC at such address. You may obtain information regarding the operation of the public reference room by calling 1-800-SEC-0330. In addition, registration statements and certain other filings made with the SEC electronically are publicly available through the SEC’s web site at http://www.sec.gov. The registration statement, including all exhibits and amendments thereto, has been filed electronically with the SEC.

We are subject to the information and periodic reporting requirements of the Exchange Act and, accordingly, we file annual reports containing financial statements audited by an independent registered public accounting firm, quarterly reports containing unaudited financial data, current reports and other reports and information with the SEC. You may inspect and copy each of our periodic reports, proxy statements and other information at the SEC’s public reference room, and at the web site of the SEC referred to above.

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F-1

Table of Copntents

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of

Bionexus Gene Lab Corp.

Unit 02 Level 10, Tower B, Avenue 3,

Vertical Business Suite,

No. 8, Jalan Kerinchi, Bangsar South,

59200 Kuala Lumpur, Malaysia.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Bionexus Gene Lab Corp. (the ‘Company’) as of December 31, 2022, and the related consolidated statements of operations and comprehensive income (loss), stockholders’ equity, and cash flows for the year ended of December 31, 2022, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022, and the results of its operations and its cash flows for the year ended of December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

 Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to those charged with governance that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgements. We determined that there are no critical matters.

/s/ JP CENTURION & PARTNERS PLT
JP CENTURION & PARTNERS PLT (ID: 6723)

We have served as the Company’s auditor since 2020.

Kuala Lumpur, Malaysia
March 31, 2023

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BIONEXUS GENE LAB CORP.

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2022 AND 2021

(Currency expressed in United States Dollars (“US$”)) (Audited)

		As of
	Note	December 31, 2022	December 31, 2021
ASSETS
CURRENT ASSETS
Cash and bank balances		$611,849	$578,511
Fixed deposits placed with financial institutions		1,507,015	1,545,408
Trade receivables	3	2,868,364	3,356,898
Other receivables, deposits and prepayments		25,240	79,517
Deferred cost of revenue		-	67,606
Tax recoverable	4	31,551	-
Inventories		977,807	1,521,915
Total current assets		6,021,826	7,149,855

NON-CURRENT ASSETS
Operating lease right of use assets	5	55,730	41,090
Property, plant and equipment, net	6	1,511,708	1,634,418
Other investments	7	1,150,898	749,027
Total non-current assets		2,718,336	2,424,535
TOTAL ASSETS		$8,740,162	$9,574,390

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Trade payables	8	$1,861,015	$2,012,266
Other payables and accrued liabilities		103,370	71,814
Current portion of obligation under finance lease		-	21,235
Current portion of operating lease liabilities	5	16,569	18,272
Advance payment from customer		23,123	30,307
Deferred revenue		-	77,276
Tax payables	4	-	97,585
Total current liabilities		2,004,077	2,328,755

NON-CURRENT LIABILITIES
Non-current portion of obligation under finance lease		-	12,803
Non-current portion of operating lease liabilities	5	40,206	24,637
Deferred tax liabilities	4	30,866	28,416
Total non-current liabilities		71,072	65,856
TOTAL LIABILITIES		$2,075,149	$2,394,611

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PART I — FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS (CONT’D)

BIONEXUS GENE LAB CORP.

 CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2022 AND 2021

(Currency expressed in United States Dollars (“US$”))

(Audited)

		As of
	Note	December 31, 2022	December 31, 2021

STOCKHOLDERS’ EQUITY
As at December 31, 2022, common stock, no par value; 300,000,000 shares authorized and 173,718,152 shares outstanding, and preferred stock, no par value; 30,000,000 shares authorized and no shares outstanding. As at December 31, 2021, common stock, no par value; 300,000,000 shares authorized and 171,218,152 shares outstanding, and preferred stock, no par value; 30,000,000 shares authorized and no shares outstanding.	10	$10,929,574	$10,779,574
Additional paid in capital		(5,011,891)	(5,011,891)
Accumulated surplus		1,156,392	1,512,358
Accumulated other comprehensive losses		(409,062)	(100,262)
TOTAL STOCKHOLDERS’ EQUITY		6,665,013	7,179,779

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY		$8,740,162	$9,574,390

See accompanying notes to the consolidated financial statements.

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BIONEXUS GENE LAB CORP.

CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME/(LOSS)

FOR THE YEAR ENDED DECEMBER 31, 2022 AND 2021

(Currency expressed in United States Dollars (“US$”))

(Audited)

	Year ended
	December 31,
	2022	2021

REVENUE	$10,928,707	$13,362,567

COST OF REVENUE	(9,669,678)	(11,095,626)

GROSS PROFIT	1,259,029	2,266,941

OTHER INCOME	179,283	66,491

OPERATING EXPENSES
General and administrative	(1,729,489)	(1,277,605)

(LOSS)/PROFIT FROM OPERATIONS	(291,177)	1,055,827

FINANCE COSTS	(12,479)	(12,973)

(LOSS)/PROFIT BEFORE TAX	(303,656)	1,042,854

Tax expense:
Deferred tax	(3,898)	(26,736)
Income tax	(48,412)	(264,547)
Total tax expense	(52,310)	(291,283)

NET (LOSS)/PROFIT	$(355,966)	$751,571

Other comprehensive income:
Foreign currency translation loss	(308,800)	(233,946)

COMPREHENSIVE (LOSS)/INCOME	$(664,766)	$517,625

Earnings per share - Basic and diluted	(0.002)	0.004

Weighted average number of common shares outstanding – Basic and diluted	172,916,782	171,218,152

See accompanying notes to the consolidated financial statements.

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BIONEXUS GENE LAB CORP

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE YEAR ENDED DECEMBER 31, 2022 AND 2021

(Currency expressed in United States Dollars (“US$”))

(Audited)

	Common stock		Additional		Accumulated other comprehensive
	Number of shares	Amount	paid in capital	Accumulated surplus	income/ (loss)	Total Equity
Balance as of January 1, 2021	171,218,152	$10,779,574	$(5,011,891)	$760,787	$133,684	$6,662,154

Net profit for the year	-	-	-	751,571	-	751,571

Foreign currency translation loss	-	-	-	-	(233,946)	(233,946)

Balance as of December 31, 2021	171,218,152	$10,779,574	$(5,011,891)	$1,512,358	$(100,262)	$7,179,779

Issuance of shares	2,500,000	150,000				150,000

Net loss for the year	-	-	-	(355,966)	-	(355,966)

Foreign currency translation loss	-	-	-	-	(308,800)	(308,800)

Balance as of December 31, 2022	173,718,152	$10,929,574	$(5,011,891)	$1,156,392	$(409,062)	$6,665,013

See accompanying notes to the consolidated financial statements.

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BIONEXUS GENE LAB CORP.

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2022 AND 2021

(Currency expressed in United States Dollars (“US$”))

(Audited)

	Year Ended
	December 31,
	2022	2021
Cash flows from operating activities:
Net (loss)/profit	$(355,966)	$751,571

Adjustments to reconcile net profit to net cash (used in)/generated from operating activities:
Amortization of right of use asset	13,992	16,933
Bad debts	4,165	3,809
Depreciation of property, plant and equipment	91,427	91,282
Dividend income	(115,379)	(22,036)
Fair value gain on other investments	70,628	29,850
Loss on written off of other investments	1,776	-
Operating (loss)/profit before working capital changes	(289,357)	871,409

Changes in operating assets and liabilities:
Inventories	544,108	(345,745)
Trade and other receivables	538,646	579,217
Deferred cost of revenue	67,606	(67,606)
Trade and other payables	(119,695)	(1,180,535)
Advance payment from customer	(7,184)	30,307
Deferred revenue	(77,276)	77,276
Operating lease liabilities	(126,686)	(20,169)
Tax recoverable	13,866	65,007
Cash generated from operating activities	544,028	9,161

Cash flows from investing activities:
Acquisition of other investment	(511,706)	(515,840)
Dividend income	115,379	22,036
Purchase of plant and equipment	(54,171)	(3,162)
Proceeds from disposal of other investments	-	6,392
Net cash used in investing activities	(450,498)	(490,574)

Cash flows from financing activities:
Repayment of finance lease	(34,038)	(26,302)
Repayments to directors	-	(1,920)
Shares subscriptions	150,000	-
Net cash generated from /(used in) financing activities	115,962	(28,222)

Foreign currency translation adjustment	(214,547)	(154,138)
NET CHANGE IN CASH AND CASH EQUIVALENTS	(5,055)	(663,773)
CASH AND CASH EQUIVALENTS, BEGINNING OF FINANCIAL YEAR	2,123,919	2,787,692

CASH AND CASH EQUIVALENTS, END OF FINANCIAL YEAR	$2,118,864	$2,123,919

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BIONEXUS GENE LAB CORP.

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2022 AND 2021

(Currency expressed in United States Dollars (“US$”))(CONT’D)

(Audited)

CASH AND CASH EQUIVALENTS INFORMATION:
Fixed deposits placed with financial institutions	$1,507,015	$1,545,408
Cash and bank balances	611,849	578,511
Cash and cash equivalents, end of financial year	2,118,864	2,123,919
Supplementary cash flow information:
Interest paid	$(12,479)	$(12,973)
Income tax paid	(170,447)	(226,770)

See accompanying notes to the consolidated financial statements.

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BIONEXUS GENE LAB CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2022 AND 2021

(Currency expressed in United States Dollars (“US$”))

(Audited)

NOTE 1 – ORGANIZATION AND BUSINESS BACKGROUND

BioNexus Gene Lab Corp. was incorporated in the State of Wyoming on May 12, 2017. On August 23, 2017, the Company acquired all the outstanding capital stock of BGS Lab Sdn. Bhd., a Malaysian corporation (“BioNexus Malaysia”). BioNexus Malaysia was incorporated in Malaysia on April 7, 2015 which it then subsequently changed its name to Bionexus Gene Lab Sdn. Bhd.

The principal office address is Unit 02 Level 10, Tower B, Vertical Business Suite, No. 8 Jalan Kerinchi, Bangsar South, 59200 Kuala Lumpur, Malaysia, our lab is located at Lab 353, Chemical Science Centre, University Science Malaysia, George Town, Penang, Malaysia. We also have a blood collection center located at 1st floor, Lifecare Medical Centre, Kuala Lumpur, Malaysia.

On December 31, 2020, the Company consummated its acquisition of Chemrex Corporation Sdn. Bhd. (“Chemrex”), pursuant to a Share Exchange Agreement by and among the Company, Chemrex and the Chemrex shareholders wherein the Company acquired all the issued and outstanding shares of capital stock of Chemrex from the Chemrex shareholders in exchange for 68,487,261 shares of common stock of BioNexus.

The acquisition of Chemrex has been accounted for as a common control transaction as there is no change in the control over the assets acquired and liabilities assumed. The net assets are derecognized by the transferring entity (i.e. Chemrex) and recognized by the receiving entity (i.e. the Company). The difference between the consideration transferred and the carrying amounts of the net assets is recognized in equity.

The financial statements of the receiving entity report the results of operations for the period in which the transfer occurs as though the transfer of net assets or exchange of equity interests had occurred at the beginning of the period. Results of operations for that period will thus comprise those of the previously separate entities combined from the beginning of the period to the date the transfer is completed and those of the combined operations from that date to the end of the period. The comparative financial statements were not adjusted retrospectively as Chemrex was not under common control during the comparative period.

On April 12, 2022, the Company entered into Sales & Purchase Agreement with Keith Wong pursuant to which the Company agreed to the sales of 2,500,000 shares of its common stock at $0.06/share. The issuance was exempt under Section 4(a)(2) of the Securities Act as the recipient was a sophisticated investor, the shares were restricted securities and he represented that he is acquiring the shares for investment purposes.

The corporate structure as at December 31, 2022 is depicted below:

BioNexus Gene Lab Corp. a Wyoming company

100% owned		100% owned
Bionexus Gene Lab Sdn. Bhd., a Malaysian company		Chemrex Corporation Sdn. Bhd., a Malaysian Company

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BIONEXUS GENE LAB CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2022 AND 2021

(Currency expressed in United States Dollars (“US$”))

(Audited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying consolidated financial statements reflect the application of certain significant accounting policies as described in this note and elsewhere in the accompanying consolidated financial statements and notes.

☐	Basis of presentation

The accompanying consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

☐	Basis of consolidation

The consolidated financial statements include the accounts of Bionexus Gene Lab Corp. and its subsidiaries. All significant inter-company balances and transactions within the Company have been eliminated upon consolidation.

☐	Use of estimates

In preparing these consolidated financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheets and revenues and expenses during the periods reported. Actual results may differ from these estimates.

☐	Cash and cash equivalents

Cash and cash equivalents represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

☐	Trade receivables

Trade receivables are recorded at the invoiced amount and do not bear interest. Management reviews the adequacy of the allowance for impairment on an ongoing basis, using historical collection trends and aging of receivables. Management also periodically evaluates individual customer’s financial condition, credit history, and the current economic conditions to adjust in the allowance when it is considered necessary. Trade balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

☐	Inventories

Inventories consisting of products available for sell, are stated at the lower of cost or market value. Cost of inventory is determined using the first-in, first-out (FIFO) method. Inventory reserve is recorded to write down the cost of inventory to the estimated market value due to slow-moving merchandise and damaged goods, which is dependent upon factors such as historical and forecasted consumer demand, and promotional environment. The Company takes ownership, risks and rewards of the products purchased. Write downs are recorded in cost of revenues in the Statement of Operations and Comprehensive Income.

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BIONEXUS GENE LAB CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2022 AND 2021

(Currency expressed in United States Dollars (“US$”))

(Audited)

☐	Leases

Prior to January 1, 2019, the Company accounted for leases under ASC 840, Accounting for Leases. Effective January 1, 2019, the Company adopted the guidance of ASC 842, Leases, which requires an entity to recognize a right-of-use asset and a lease liability for virtually all leases. The Company adopted ASC 842 using a modified retrospective approach. As a result, the comparative financial information has not been updated and the required disclosures prior to the date of adoption have not been updated and continue to be reported under the accounting standards in effect for those periods.

☐	Property, plant and equipment

Property, plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis to write off the cost over the following expected useful lives of the assets concerned. The principal annual rates used are as follows:

Categories	Principal Annual Rates
Air conditioner	20%
Buildings	2%
Computer and software	33%
Equipment	20%
Furniture and fittings	10% to 20%
Lab Equipment	10%
Motor vehicle	10% to 20%
Office equipment	20%
Renovation	10% to 20%
Signboard	10%

Leasehold lands are depreciated over the period of lease term. Leased assets are depreciated over the shorter of the lease term and their useful lives unless it is reasonably certain that the Company will obtain ownership by the end of the lease term. Freehold land is not depreciated. Property, plant and equipment under construction are not depreciated until the assets are ready for their intended use Maintenance and repairs are charged to operations as incurred. Expenditures which substantially increase the useful lives of the related assets are capitalized. When properties are disposed of, the related costs and accumulated depreciation are removed from the accounts and any gain or loss is reported in the period the transaction takes place.

Fully depreciated plant and equipment are retained in the financial statements until they are no longer in use.

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BIONEXUS GENE LAB CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2022 AND 2021

(Currency expressed in United States Dollars (“US$”))

(Audited)

☐	Impairment of long-lived assets

Long-lived assets primarily include goodwill, intangible assets and property, plant and equipment. In accordance with the provision of ASC Topic 360, “Impairment or Disposal of Long-Lived Assets”, the Company generally conducts its annual impairment evaluation to its long-lived assets, usually in the fourth quarter of each fiscal year, or more frequently if indicators of impairment exist, such as a significant sustained change in the business climate. The recoverability of long-lived assets is measured at the lowest level group. If the total of the expected undiscounted future net cash flows is less than the carrying amount of the asset, a loss is recognized for the difference between the fair value and carrying amount of the asset. There has been no impairment charge for the years presented.

☐	Revenue recognition

Revenues are recognized when control of the promised goods or services are transferred to a customer, in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services.

The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements:

Revenues are recognized when control of the promised goods or services are transferred to a customer, in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services.

The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements:

•	identify the contract with a customer;
•	identify the performance obligations in the contract;
•	determine the transaction price;
•	allocate the transaction price to performance obligations in the contract; and
•	recognize revenue as the performance obligation is satisfied.

The Company records revenue at point in time which is recognized upon goods delivered or services rendered.

☐	Shipping and handling fees

Shipping and handling fees, if billed to customers, are included in revenue. Shipping ang handling fees associated with inbound and outbound freight are expensed as incurred and included in selling and distribution expenses.

☐	Comprehensive income

ASC Topic 220, “Comprehensive Income” establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated other comprehensive income, as presented in the accompanying statements of stockholders’ equity consists of changes in unrealized gains and losses on foreign currency translation and cumulative net change in the fair value of available-for-sale investments held at the balance sheet date. This comprehensive income is not included in the computation of income tax expense or benefit.

☐	Income taxes

Income taxes are determined in accordance with the provisions of ASC Topic 740, “Income Taxes” (“ASC Topic 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

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BIONEXUS GENE LAB CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2022 AND 2021

(Currency expressed in United States Dollars (“US$”))

(Audited)

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclosed in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

The Company conducts major businesses in Malaysia and is subject to tax in their own jurisdictions. As a result of its business activities, the Company will file separate tax returns that are subject to examination by the foreign tax authorities.

☐	Net earnings or loss per share

The Company calculates net earnings or loss per share in accordance with ASC Topic 260 “Earnings per share”. Basic earnings or loss per share is computed by dividing the net earnings or loss by the weighted average number of common shares outstanding during the period. Diluted earnings or loss per share is computed similar to basic earnings or loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common stock equivalents had been issued and if the additional common shares were dilutive.

☐	Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statement of operations.

The functional currency of the Company is the United States Dollars (“US$”) and the accompanying financial statements have been expressed in US$ as being the primary currency of the economic environment in which the Company operates. The functional currency of the subsidiaries is Malaysian Ringgit (“MYR”) as being the primary currency of the economic environment in which the subsidiaries operate.

In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not US$ are translated into US$, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiaries are recorded as a separate component of accumulated other comprehensive income.

Translation of amounts from MYR into US$1.00 has been made at the following exchange rates for the respective years:

	December 31, 2022	December 31, 2021

Year-end US$1.00: MYR exchange rate	4.3900	4.1650

	January 1, 2022 to December 31, 2022	January 1, 2021 to December 31, 2021

Yearly average US$1.00: MYR exchange rate	4.3996	4.1456

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BIONEXUS GENE LAB CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2022 AND 2021

(Currency expressed in United States Dollars (“US$”))

(Audited)

☐	Related parties

Parties, which can be a corporation or individual, are related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

☐	Fair value of financial instruments

The carrying value of the Company’s financial instruments: cash and cash equivalents, trade receivable, deposits and other receivables, amount due to related parties and other payables approximate at their fair values because of the short-term nature of these financial instruments

The Company also follows the guidance of the ASC Topic 820-10, “Fair Value Measurements and Disclosures” (“ASC 820-10”), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

•	Level 1 : Observable inputs such as quoted prices in active markets;
•	Level 2 : Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and
•	Level 3 : Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions

As of December 31, 2022, and December 31, 2021, the Company did not have any non-financial assets and liabilities that are recognized or disclosed at fair value in the financial statements, at least annually, on a recurring basis, nor did the Company have any assets or liabilities measured at fair value on a non-recurring basis.

☐	Recent accounting pronouncements

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and do not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

In May 2019, the FASB issued ASU 2019-05, which is an update to ASU Update No. 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which introduced the expected credit losses methodology for the measurement of credit losses on financial assets measured at amortized cost basis, replacing the previous incurred loss methodology. The amendments in Update 2016-13 added Topic 326, Financial Instruments—Credit Losses, and made several consequential amendments to the Codification. The amendments in this Update address those stakeholders’ concerns by providing an option to irrevocably elect the fair value option for certain financial assets previously measured at amortized cost basis. For those entities, the targeted transition relief will increase comparability of financial statement information by providing an option to align measurement methodologies for similar financial assets. Furthermore, the targeted transition relief also may reduce the costs for some entities to comply with the amendments in Update 2016-13 while still providing financial statement users with decision-useful information. In November 2019, the FASB issued ASU No. 2019-10, which to update the effective date of ASU No. 2016-13 for private companies, not-for-profit organizations and certain smaller reporting companies applying for credit losses, leases, and hedging standard. The new effective date for these preparers is for fiscal years beginning after December 15, 2022. ASU 2019-05 is effective for the Company for annual and interim reporting periods beginning January 1, 2023 as the Company is qualified as a smaller reporting company. The Company is currently evaluating the impact ASU 2019-05 may have on its consolidated financial statements.

FASB issues various Accounting Standards Updates relating to the treatment and recording of certain accounting transactions. On June 10, 2014, the Financial Accounting Standards Board issued Accounting Standards Update (ASU) No. 2014-10, Development Stage Entities (Topic 915) Elimination of Certain Financial Reporting Requirements, including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation, which eliminates the concept of a development stage entity (DSE) entirely from current accounting guidance. The Company has elected adoption of this standard, which eliminates the designation of DSEs and the requirement to disclose results of operations and cash flows since inception.

NOTE 3 – TRADE RECEIVABLES

The Company has performed an analysis on all its trade receivables and determined that all amounts are collectible by the Company. As such, trade receivables are reflected as a current asset and no allowance for impairment has been recorded as of December 31, 2022 and December 31, 2021. Total of $12,600 and $3,809 of bad debts were written off for the year ended December 31, 2022 and December 31, 2021, respectively. The Company’s trade receivables consist of receivable from customers which are unrelated to the Company. The account receivables are non-interest bearing and is generally on 30 days to 90 days term

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BIONEXUS GENE LAB CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2022 AND 2021

(Currency expressed in United States Dollars (“US$”))

(Audited)

NOTE 4 – INCOME TAXES

BioNexus provides for income taxes under ASC 740, “Income Taxes. ASC 740 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statements and tax basis of assets and liabilities and the tax rates in effect when these differences are expected to reverse. It also requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

Provision for income taxes consisted of the following:

United States of America

BioNexus is registered in the State of Wyoming and is subject to the tax laws of the United States of America.

Malaysia

BioNexus Malaysia and Chemrex are both subject to Malaysia Corporate Tax, which is charged at the statutory income tax rate range is 24% on its assessable income. Under the amendment of Income Tax Act 1967 by the Finance Act 2020 and with effect from year of assessment 2020, companies with paid-up capital of MYR2.5 million or less, and with annual business income of not more than RM50 million are subject to Small and Medium Enterprise Corporate Tax at 17% on chargeable income up to MYR600,000 (2021: MYR600,000) except for companies with investment holding nature or companies does not have gross income from business sources are subject to corporate tax at 24% on chargeable income.

	As of
	December 31,	December 31,
	2022	2021

Tax Recoverable
Local	$-	$-
Foreign, representing Malaysia	(31,551)	-
Tax Recoverable	(31,551)	-

Income tax liabilities:
Local	-	-
Foreign, representing Malaysia	-	97,585
Income tax liabilities	-	97,585

Deferred tax liabilities:
Local	-	-
Foreign, representing Malaysia	30,866	28,416
Deferred tax liabilities	30,866	28,416
Total	$(685)	$126,001

F-15

Table of Copntents

BIONEXUS GENE LAB CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2022 AND 2021

(Currency expressed in United States Dollars (“US$”))

(Audited)

NOTE 5 – OPERATING LEASE RIGHT OF USE ASSET AND LEASE LIABILITIES

Lease liabilities are measured at present value of the sum of remaining rental payment as of recognition with discount rate of 6.40% per annum adopted from Malayan Banking (Maybank) Berhad’s base rate as a reference for discount rate, as this bank is the largest bank and national bank of Malaysia.

A single lease cost is recognized over the lease term on a generally straight-line basis. All cash payments of operating lease cost are classified within operating activities in the statement of cash flows.

As of December 31, 2022 and 2021 operating lease right of use assets as follows:

	As of	As of
	December 31, 2022	December 31, 2021
Balance as of December 31, 2021	$41,090	$62,529
Add: Addition of right of use assets	32,281	-
Reduction due to discount on rental	-	(913)
Less: accumulated amortization	(15,534)	(18,305)
Foreign translation differences	(2,107)	(2,221)
Balance as of December 31, 2022	$55,730	$41,090

As of December 31, 2022 and 2021 operating lease liabilities as follows:

	As of	As of
	December 31, 2022	December 31, 2021
Balance as of beginning of the year	$42,909	$63,079
Add: Addition of lease liabilities	30,770	-
Less: Discount on rental	-	(972)
Less: gross repayment	(19,618)	(16,856)
Add: imputed interest	4,913	2,704
Foreign translation differences	(2,199)	(5,046)
Balance as of end of the year	56,775	42,909
Less: lease liabilities current portion	(16,569)	(18,272)
Lease liabilities non-current portion	$40,206	$24,637

As of December 31, 2022 and 2021, the maturities of the operating lease obligation are as follows:

	As of	As of
Years ending December 31:	December 31, 2022	December 31, 2021
2022	-	18,272
2023	16,569	11,987
2024	17,048	12,650
2025	11,209	-
2026	11,949	-
Total	$56,775	$42,909

The amortization of the operating lease right of use asset for the year ended December 31, 2022 and 2021 were $13,992 and $16,933, respectively.

F-16

Table of Copntents

BIONEXUS GENE LAB CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2022 AND 2021

(Currency expressed in United States Dollars (“US$”))

(Audited)

 Other information:

	As of	As of
	December 31, 2022	December 31, 2021
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flow from operating leases	$(126,686)	$(20,169)
Right of use assets obtained in exchange for operating lease liabilities	55,730	41,090
Remaining lease term for operating leases (years)	4	2
Weighted average discount rate for operating leases	$6.40%	$5.40%

Lease expenses for the year ended December 31, 2022 and 2021 were $4,913 and $2,704 respectively.

NOTE 6 – PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consisted of the following:

	As of
	December 31, 2022	December 31, 2021

Air conditioner	$1,124	$1,124
Computer and software	2,516	1,814
Equipment	60,525	43,010
Furniture and fittings	87,122	86,961
Lab equipment	320,102	284,822
Land and buildings	1,506,969	1,506,969
Motor vehicle	137,914	137,914
Office equipment	38,213	37,700
Renovation	107,414	107,414
Signboard	704	704
	2,262,603	2,208,432
(Less): Accumulated depreciation	(616,913)	(525,631)
Add: Foreign translation differences	(133,982)	(48,383)
Property, plant and equipment, net	$1,511,708	$1,634,418

During the year ended December 31, 2022 and 2021, the Company recorded depreciation of $91,427 and $91,282, respectively.

F-17

Table of Copntents

BIONEXUS GENE LAB CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2022 AND 2021

(Currency expressed in United States Dollars (“US$”))

(Audited)

NOTE 7 – OTHER INVESTMENTS

	As of	As of
	December 31, 2022	December 31, 2021
As of beginning of the year	$749,027	$281,668
Acquisition of business under common control	-	-
Addition during the year	511,706	515,840
Disposal during the year	-	(6,392)
Written off during the year	(1,776)	-
Fair value gain	(70,628)	(29,850)
Foreign exchange translation	(37,431)	(12,239)
As of end of the year	$1,150,898	$749,027

The other investments consist of the following shares:

	As of
	December 31,	December 31,
	2022	2021
Investment in quoted shares:
Malaysia	659,970	590,788
Singapore	101,426	97,780
Hong Kong	389,502	58,584
	$1,150,898	$747,152
Investment in unquoted shares:
Malaysia	-	1,875
	$1,150,898	$749,027

NOTE 8 – TRADE PAYABLES

Trade payables are amounts billed to the Company by suppliers for goods and services in the ordinary course of business. All amounts have short-term repayment terms and vary by supplier.

F-18

Table of Copntents

BIONEXUS GENE LAB CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2022 AND 2021

(Currency expressed in United States Dollars (“US$”))

(Audited)

NOTE 9 – CONCENTRATION OF RISKS

a) Major customers

There are no major customers who accounted for 10% or more of the Company’s revenue for the financial year ended December 31, 2022 and 2021.

b) Major suppliers

For year ended December 31, 2022, the suppliers who accounted for 10% or more of the Company’s cost of sales and their balances at year ended are presented as follows:

	2022	2021	2022	2021	2022	2021
	Purchase		Percentage of purchases		Accounts payable trade
Vendor A	$1,497,142	$1,815,817	15.48%	16.37%	$147,376	$397,636
Vendor B	$1,425,867	$1,404,442	14.74%	12.66%	$389,697	$405,999
Vendor C	$1,424,476	$2,026,842	14.73%	18.27%	$509,031	$640,827
Vendor D	$1,171,511	$1,191,344	12.11%	10.74%	$366,764	$269,966
	$5,518,996	$6,438,445	57.06%	58.03%	$1,412,868	$1,714,428

NOTE 10 – STOCKHOLDERS’ EQUITY

As at December 31, 2022 and 2021, the Company issued and outstanding, common stock is 173,718,152 and 171,218,152 shares respectively.

On April 12, 2022, the Company entered into Sales & Purchase Agreement with Keith Wong pursuant to which the Company agreed to the sales of 2,500,000 shares of its common stock at $0.06/share. The issuance was exempt under Section 4(a)(2) of the Securities Act as the recipient was a sophisticated investor, the shares were restricted securities and he represented that he is acquiring the shares for investment purposes.

NOTE 11 – SEGMENTED INFORMATION

At December 31, 2022, the Company (“BGLC”) operates in the biochemical industry segment through its two Malaysian subsidiaries, BioNexus Malaysia and Chemrex.

BioNexus Gene Lab Corp. a Wyoming company

100% owned		100% owned
Bionexus Gene Lab Sdn. Bhd., a Malaysian company		Chemrex Corporation Sdn. Bhd., a Malaysian Company

F-19

Table of Copntents

BIONEXUS GENE LAB CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2022 AND 2021

(Currency expressed in United States Dollars (“US$”))

(Audited)

For year ended December 31, 2022, segmented revenue and net profit/(loss) (Currency expressed in United States Dollars (“US$”) are as follows:

	BioNexus Malaysia	Chemrex	BGLC	Total
	Year ended December 31, 2022
REVENUE	$95,816	$10,832,891	$-	$10,928,707

COST OF REVENUE	(51,465)	(9,618,213)	-	(9,669,678)

GROSS PROFIT	44,351	1,214,678	-	1,259,029

OTHER INCOME	8,830	170,453	-	179,283

OPERATING EXPENSES
General and administrative	(286,753)	(1,051,855)	(390,881)	(1,729,489)

FINANCE COSTS	(5,657)	(6,822)	-	(12,479)

(LOSS)/PROFIT BEFORE TAX	(239,229)	326,454	(390,881)	(303,656)

Tax expense:
Deferred tax	(1,428)	(2,470)	-	(3,898)
Income tax	-	(48,412)	-	(48,412)
Total tax expense	(1,428)	(50,882)	-	(52,310)

NET (LOSS)/PROFIT	$(240,657)	$275,572	$(390,881)	$(355,966)

	BioNexus Malaysia	Chemrex	BGLC	Total
	Year ended December 31, 2021
REVENUE	$1,515,673	$11,846,894	$-	$13,362,567

COST OF REVENUE	(1,052,938)	(10,042,688)	-	(11,095,626)

GROSS PROFIT	462,735	1,804,206	-	2,266,941

OTHER INCOME	7,467	59,024	-	66,491

OPERATING EXPENSES
General and administrative	(160,094)	(989,617)	(127,894)	(1,277,605)

FINANCE COSTS	(4,158)	(8,815)	-	(12,973)

PROFIT/(LOSS) BEFORE TAX	305,950	864,798	(127,894)	1,042,854

Tax expense:
Deferred tax	(11,997)	(14,739)	-	(26,736)
Income tax	(30,482)	(234,065)	-	(264,547)
Total tax expense	(42,479)	(248,804)	-	(291,283)

NET PROFIT/(LOSS)	$263,471	$615,994	$(127,894)	$751,571

F-20

Table of Copntents

BIONEXUS GENE LAB CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2022 AND 2021

(Currency expressed in United States Dollars (“US$”))

(Audited)

	As of December 31, 2022 and 2021
	Total Assets		Total Liabilities
	2022	2021	2022	2021

BGLC & Bionexus	$677,477	$1,167,214	$108,390	$121,586
Chemrex	8,062,685	8,407,176	1,966,759	2,273,025
TOTAL	8,740,162	9,574,390	2,075,149	2,394,611

NOTE 12 – SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events or transactions that occurred after December 31, 2022 up through March 30, 2023 of these consolidated financial statements. During the period, the Company did not have any material recognizable subsequent events.

F-21

BIONEXUS GENE LAB CORP.

1,875,000 Shares of Common Stock

PROSPECTUS

Network 1 Financial Securities, LLC

May 9, 2023

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Set forth below is an estimate (except for SEC registration and FINRA filing fees, which are actual) of the approximate amount of the types of fees and expenses listed below that were paid or are payable by us in connection with the issuance and distribution of the shares of common stock to be registered by this registration statement.

Item	Amount to be paid
SEC registration fee	$1,035
FINRA filing fee	3,316
Nasdaq listing fee	75,000
Legal fees and expenses	125,000
Accounting fees and expenses	27,500
U.S. GAAP Consulting	20,000
Transfer agent fees and expenses	3,500
Underwriter expense reimbursement	150,000
Printing and engraving expenses	3,500
Miscellaneous expenses	10,000
Total	$418,851

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company’s directors and executive officers are indemnified as provided by the Nevada Revised Statutes and its Bylaws. These provisions state that the Company’s directors may cause the Company to indemnify a director or former director against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him as a result of him acting as a director. The indemnification of costs can include an amount paid to settle an action or satisfy a judgment. Such indemnification is at the discretion of the Company’s board of directors and is subject to the Securities and Exchange Commission’s policy regarding indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, The Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 15. RECENT SALE OF UNREGISTERED SECURITIES

During the past three years, the Company has sold shares of common stock in the following private placement transaction:

On April 12, 2022, the Company entered into Sales & Purchase Agreement with Keith Wong pursuant to which the Company agreed to the sales of 2,500,000 shares of its common stock at $0.06 per share.

The issuance above was exempt under Regulation S and/or Section 4(a)(2) of the Securities Act.

II-1

ITEM 16. EXHIBITS AND FINANCIAL STATEMENTS

Exhibits

See the Exhibit Index attached to this registration statement, which is incorporated by reference herein.

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sells are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 and Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

II-2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-1/A to be signed on its behalf by the undersigned, thereunto duly authorized, in Kuala Lumpur, Malaysia, on May 9, 2023.

BIONEXUS GENE LAB CORP.

By:	/s/ Sook Keng Yeoh
Name:	Sook Keng Yeoh
Title:	Chief Executive Officer, Director (Principal Executive Officer)

By:	/s/ Wei Li Leong
Name:	Wei Li Leong
Title:	Chief Financial Officer (Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sook Keng Yeoh	Chief Executive Officer and Director	May 9, 2023
Sook Keng Yeoh	(Principal Executive Officer)

/s/ Wei Li Leong	Chief Financial Officer	May 9, 2023
Wei Li Leong	(Principal Financial and Accounting Officer)

/s/ Yeat Min Fong	Chairman of Director	May 9, 2023
Yeat Min Fong

II-3

EXHIBIT INDEX

Exhibit Number	Description
1.1*	Form of Underwriting Agreement

3.1**	Articles of Incorporation of the Registrant, as currently in effect

3.2**	Bylaws of the Registrant, as currently in effect

3.3*	Amended and Restated Articles of Incorporation of the Registrant (effective upon closing of the offering)

3.4*	Amended and Restated Bylaws of the Registrant (effective upon closing of the offering)

4.1*	Registrant’s Specimen Certificate for Common Stock

4.2*	Form of Representative’s Warrant

5.1*	Opinion of Ortoli Rosenstadt LLP as to the legality of the securities being registered

5.2*	Opinion of Yusuf Khan & Fong as to Malaysian law matters and Intellectual Property law matters (included in Exhibit 99.1)

10.1*	Share Exchange Agreement between BioNexus and Chemrex

10.2*	Employment Agreement with Yeat Min Fong

10.3*	Employment Agreement with Yee Meng Wong

10.4*	Employment Agreement with Sook Keng Yeoh

10.5*	Director Offer Letter by and between the Registrant and Teng Fook Fong

10.6*	Director Offer Letter by and between the Registrant and Chai Peng Lin

10.7*	Director Offer Letter by and between the Registrant and Chak Hua Yew

10.8*	Director Offer Letter by and between the Registrant and Boon Teong Teoh

10.9*	Director Offer Letter by and between the Registrant and Chee Keong Yap

21.1**	List of Subsidiaries of the Registrant

23.1+	Consent of JP Centurion & Partners PLT

23.2*	Consent of Ortoli Rosenstadt LLP

23.3*	Consent of Yusuf Khan & Fong (included in Exhibit 99.1)

24.1*	Power of Attorney (included on signature page)

99.1*	Opinion of Yusuf Khan & Fong as to Malaysian law matters and Intellectual Property law matters

107+	Filing Fee Table

+	Filed herewith.
*	To be filed by Amendment.
**	Previously filed.

II-4